As filed with the Securities and Exchange Commission on March 13, 2017

Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

___________________

NEMUS BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)

___________________

Nevada	2834	45-0692882
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

600 Anton Blvd., Suite 1100

Costa Mesa, CA 92626

(949) 396-0330

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________

Dr. Brian Murphy

Chief Executive Officer and Chief Medical Officer

Nemus Bioscience, Inc.

600 Anton Blvd., Suite 1100

Costa Mesa, CA 92626

(949) 396-0330

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________

Copies of all correspondence to:

Elizabeth M. Berecz

Chief Financial Officer

Nemus Bioscience, Inc.

600 Anton Blvd., Suite 1100

Costa Mesa, CA 92626

Tel: (949) 396-0330

Fax: (949) 266-0346

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)		Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, par value $0.001 per share		(3)	$-	$-		$(3)
Total		(3)	$-	$-		$(3)

_____________

(1)

Pursuant to Rule 429 under the Securities Act of 1933, as amended, and as further described herein, shares of common stock previously registered on the registrant’s Registration Statements on Form S-1 filed with the Securities and Exchange Commission, as amended (File Nos. 333-206992, 333-214761 and 333-215645, collectively, the “Prior Registration Statements”), are being included in this Registration Statement on Form S-1.

(2)

In accordance with Rule 416(a), the registration statement also covers an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)

Consists of (i) 3,800,000 shares of common stock issuable upon the conversion of shares of Series D preferred stock, (ii) 14,501,500 shares of common stock issuable upon the conversion of shares of Series B preferred stock and 6,250,000 shares of common stock issuable upon exercise of warrants which were sold to investors in a private placement on August 20, 2015, (iii) 241,663 shares of common stock which were sold to investors in a private placement on January 7, 2015 and (iv) 792,500 shares of common stock issuable upon exercise of warrants issued to placement agents, as previously registered under the Prior Registration Statements, that remain unsold. The registration fees were previously paid in connection with the filing of such Prior Registration Statements.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement will be used as a combined prospectus in connection with (i) this Registration Statement, (ii) the Registration Statement on Form S-1 (File No. 333-206992), which initially became effective on November 20, 2015, including the Post-Effective Amendment No. 1, which became effective on April 25, 2016, (iii) the Registration Statement on Form S-1 (File No. 333-214761), which became effective on December 5, 2016, and (iv) the Registration Statement on Form S-1 (File No. 333-215645), which became effective on February 8, 2017. This Registration Statement constitutes Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-206992), Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-214761) and Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-215645). Such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 13, 2017

Prospectus

NEMUS BIOSCIENCE, INC.

Up to 25,585,663 Shares of Common Stock

This prospectus relates to the resale by the selling shareholders identified in this prospectus of up to 25,585,663 shares of our common stock, $0.001 par value, including (i) 3,800,000 shares of common stock, which equals the number of shares of common stock issuable upon the conversion of shares of our Series D convertible preferred stock, par value $0.001 per share (“Series D Preferred Stock”), (ii) 14,501,500 shares of common stock, which equals the number of shares of common stock issuable upon the conversion of shares of our Series B convertible preferred stock, par value $0.001 per share (“Series B Preferred Stock”) and 6,250,000 shares of common stock issuable upon exercise of the warrants which we sold to investors in a private placement on August 20, 2015, (iii) 241,663 shares of common stock which we sold to investors in a private placement on January 7, 2015 and (iv) 792,500 shares of common stock issuable upon exercise of warrants issued to our placement agents.

The selling shareholders may offer their shares from time to time directly or through one or more underwriters, broker-dealers or agents, in the over-the-counter market at market prices prevailing at the time of sale, in one or more privately negotiated transactions at prices acceptable to the selling shareholders, or otherwise, so long as our common stock is trading on any OTC market. We are registering these shares of our common stock for resale by the selling shareholders named in this prospectus. We will not receive any proceeds from the sale of shares by the selling shareholders. These shares are being registered to permit the selling shareholders to sell shares from time to time, in amounts, at prices and on terms determined at the time of offering. The selling shareholders may sell this common stock through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” beginning on page 31.

Our common stock is quoted on the OTCQB under the symbol “NMUS”. The closing price of our stock on March 10, 2017 was $0.29 per share.

You should understand the risks associated with investing in our common stock. Before making an investment, read the “Risk Factors,” which begin on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2017

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should carefully read the entire prospectus including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Financial Statements, before making an investment decision.

In this prospectus, unless otherwise specified, the terms “we,” “us,” “our,” “Company” and “Nemus” mean Nemus Bioscience, Inc., a Nevada corporation, and our wholly-owned subsidiary Nemus, a California corporation.

Corporate Overview

We are a biopharmaceutical company focused on the discovery, development, and the commercialization of cannabinoid-based therapeutics through our partnership with the University of Mississippi, or UM. UM has held the only contract to cultivate cannabis for research purposes on behalf of the Federal Government since 1968, and it has significant expertise in cannabis cultivation and the extraction, separation, process and manufacture of cannabis extracts containing cannabinoid molecules. We are currently UM’s sole partner for the development and commercialization of drugs derived from cannabis extracts, or cannabinoids.

Summary Financial Information

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form S-1. We have prepared our financial statements contained in this Form S-1 in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Form S-1.

Statements of Operations	For the year ended December 31, 2016 $	For the year ended December 31, 2015 $
Revenue	-	-
Total Operating Expenses	4,470,580	4,317,110
Other Income (Expense) (net)	1,294,087	(522,335)
Net Loss	(3,178,093)	(4,841,161)
Net Loss Per Share	(0.17)	(0.29)

Balance Sheets	December 31, 2016 $	December 31, 2015 $
Total Assets	323,363	3,511,048
Total Liabilities	1,774,266	3,040,052
Redeemable Convertible Series B Preferred Stock	1,169,663	1,363,200
Redeemable Convertible Series C Preferred Stock	293,669	-
Stockholders’ Deficit	(2,914,235)	(892,204)

Corporate Information

Our principal executive offices are located at 600 Anton Blvd., Suite 1100, Costa Mesa, CA 92626. Our telephone number is (949) 396-0330. Our website address is http://www.nemusbio.com. The information on, or that can be accessed through, our website is not part of this prospectus.

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Private Placement of Series D Convertible Preferred Stock and Warrant

On January 3, 2017, we sold an aggregate of 500 shares of our Series D Preferred Stock for gross proceeds to us of $500,000. On January 9, 2017, we sold an aggregate of 700 shares of our Series D Preferred Stock for gross proceeds to us of $700,000. Each share of the Series D Preferred Stock is convertible into shares of our common stock at an effective conversion price of $0.25 per share. Roth Capital Partners, LLC acted as the exclusive placement agent for the placement of our Series D Preferred Stock. The placement agent and its designees received a warrant to purchase 480,000 shares of our common stock at a price of $0.25 per share through January 9, 2022. We will not receive any proceeds from the sale of shares sold by the selling shareholders or from the conversion of Series D Preferred Stock. However, we will receive proceeds of $0.25 per share upon the exercise of the warrant.

As part of the private placement, we entered into a registration rights agreement with the purchasers pursuant to which we agreed to file a registration statement to register for resale the shares of common stock underlying the Series D Preferred Stock sold in the private placement. We agreed to use our best efforts to keep the registration statement effective under the Securities Act of 1933, as amended, or the Securities Act, until the earlier of (i) the date as of which the purchasers may sell all of their shares without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) or (ii) the date on which the purchasers have sold all of the shares covered by the registration statement. We are filing this registration statement in order to fulfill our obligation under this registration rights agreement.

The issuance of the shares of Series D Preferred Stock was exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act, and Regulation D promulgated thereunder.

Private Placement of Series C Convertible Preferred Stock and Warrants

On October 26, 2016, we sold an aggregate of 500 shares of our Series C convertible preferred stock, par value $0.001 per share (“Series C Preferred Stock”), for gross proceeds to us of $500,000. Each share of the Series C Preferred Stock was initially convertible into 2,500 shares of our common stock at a conversion price of $0.40 per share. In addition, the placement agent and its designees received an aggregate of 125,000 warrants to purchase our common stock at a price of $0.40 per share through November 9, 2021. Upon the closing of the private placement of the Series D Preferred Stock described above, the conversion price of the Series C Preferred Stock was reset to $0.25 per share and an additional 579,000 shares of our common stock became issuable upon conversion of the Series C Preferred Stock.

As part of the private placement, we entered into a registration rights agreement with the purchasers pursuant to which we agreed to file a registration statement to register for resale the shares of common stock underlying the Series C Preferred Stock. We agreed to use our best efforts to keep the registration statement effective under the Securities Act until the earlier of (i) the date as of which the purchasers may sell all of their shares without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) or (ii) the date on which the purchasers have sold all of the shares covered by the registration statement. We are filing this registration statement in order to fulfill our obligation under this registration rights agreement.

Private Placement of Series B Convertible Preferred Stock and Warrants

On August 20, 2015, we sold an aggregate of 5,000 shares of our Series B Preferred Stock for gross proceeds to us of $5,000,000. Each share of the Series B Preferred Stock was initially convertible into 1,250 shares of our common stock at a conversion price of $0.80 per share. In addition, we issued to the investors warrants to purchase up to 6,250,000 shares of common stock ("Investor Warrants"). Upon the closing of the private placement of the Series C Preferred Stock described above, the conversion price of the Series B Preferred Stock was reset to $0.40 per share and an additional 5,615,000 shares of our common stock became issuable upon conversion of the Series B Preferred Stock. Upon the closing of the private placement of the Series D Preferred Stock described above, the conversion price of the Series B Preferred Stock was further reset to $0.25 per share and an additional 6,046,500 shares of our common stock became issuable upon conversion of the Series B Preferred Stock.

As part of the private placement, we entered into a registration rights agreement with the purchasers pursuant to which we agreed to file a registration statement to register for resale the shares of common stock underlying the Series B Preferred Stock. We agreed to use our best efforts to keep the registration statement effective under the Securities Act until the earlier of (i) the date as of which the purchasers may sell all of their shares without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) or (ii) the date on which the purchasers have sold all of the shares covered by the registration statement. We are filing this registration statement in order to fulfill our obligation under this registration rights agreement.

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Summary of the Offering

We previously registered the common stock issuable upon conversion of our Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, including the additional shares of our common stock that became issuable upon adjustments of the conversion price of such preferred stock, the shares of common stock underlying warrants issued to certain investors and placement agents and the shares of common stock issued to certain investors, each as described above, on Registration Statements on Form S-1 filed with the Securities and Exchange Commission, as amended (File Nos. 333-206992, 333-214761 and 333-215645, collectively, the “Prior Registration Statements”). The below summary reflects the number of shares that remain unsold under the Prior Registrations Statements.

Shares Outstanding as of March 7, 2017:	25,729,663 shares of common stock.

Shares Being Offered:

The selling shareholders identified in this prospectus may offer and sell up to 25,585,663 shares of our common stock, which consists of: (i) 3,800,000 shares of common stock issuable upon the conversion of shares of our Series D Preferred Stock, (ii) 14,501,500 shares of common stock issuable upon the conversion of shares of our Series B Preferred Stock and 6,250,000 shares of common stock issuable upon exercise of the warrants which we sold to investors in a private placement on August 20, 2015, (iii) 241,663 shares of common stock which we sold to investors in a private placement on January 7, 2015 and (iv) 792,500 shares of common stock issuable upon exercise of warrants issued to our placement agents.

Offering Price per share:

The selling shareholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. See “Plan of Distribution.”

Use of Proceeds:

We will not receive any proceeds from the sale of the shares of our common stock by the selling shareholders. However, if the warrants are exercised in full, we will receive aggregate proceeds of $1,779,375.

OTC Markets Symbol:	NMUS

Risk Factors:

There are significant risks involved in investing in our company. See “Risk Factors” beginning on page 4 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act, which was on October 28, 2013; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2018. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced related disclosure;

•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification.

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RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Our common stock is quoted on the OTCQB under the symbol “NMUS”. This market is extremely limited and the prices quoted are not a reliable indication of the value of our common stock. As of the date of this prospectus, there has been very limited trading of shares of our common stock. If and when our common stock is traded, the trading price could decline due to any of these risks, and an investor may lose all or part of his or her investment. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to our Business and Capital Requirements:

Since we have a limited operating history in our business, it is difficult for potential investors to evaluate our business.

Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. We have not generated any revenues since inception and we are not currently profitable and may never become profitable. As an early stage company, we are subject to all the risks inherent in the financing, expenditures, operations, complications and delays inherent in a new business. Accordingly, our business and success faces risks from uncertainties faced by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We currently have no product revenues and no products approved for marketing and need substantial additional funding to continue our operations. We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

We expect to need substantial additional funding to pursue the clinical development of our product candidates and launch and commercialize any product candidates for which we receive regulatory approval.

We expect that our existing cash and cash equivalents will be sufficient to fund our capital requirements for at least the next four months. We require additional capital for the development and commercialization of our product candidates. Furthermore, we expect to incur additional costs associated with operating as a public company. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we will need to obtain substantial additional funding in order to continue our operations. As noted in our audited financial statements for the years ended December 31, 2016 and 2015, the uncertainties surrounding our ability to fund our operations raise substantial doubt about our ability to continue as a going concern.

To date, we have financed our operations entirely through investments by founders and other investors. We may seek additional funds through public or private equity or debt financing, via strategic transactions or collaborative arrangements. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it would result in dilution to our then existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of indebtedness, we would likely become subject to covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support research and development, clinical or commercialization activities. If we obtain capital through collaborative arrangements, these arrangements could require us to relinquish rights to our technology or product candidates and could result in our receipt of only a portion of the revenues associated with the partnered product.

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There are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we may need to reduce, defer or cancel preclinical and lab work, planned clinical trials, or overhead expenditures to the extent necessary. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate our research and development programs or any future commercialization efforts. Any of these events could significantly harm our business, financial condition and prospects.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report on our audited financial statements for the year ended December 31, 2016 that included an explanatory paragraph referring to our recurring operating losses and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if adequate funds are not available to us when we need it, we will be required to curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

We rely heavily on UM for our research and development programs, and UM is joint owner of the intellectual property resulting from its preclinical research and development.

We rely heavily on our relationship with UM for our research and development programs. Under the terms of our agreements with UM, we are required to fund preclinical and clinical trials required for cannabinoid-based products developed by UM. If UM were to terminate one or more of our agreements, we may be required to return or destroy certain materials or data developed during our partnership that is confidential to UM and face substantial delays or possible termination of the affected program.

In addition, the agreements provide that all intellectual property rights (including any patents and non-manufacturing related know-how) that are conceived by both UM and us during the course of the collaboration are to be jointly owned by UM and us. Because UM exercises some control over these jointly owned intellectual property, we may need to seek UM’s consent to pursue, use, license and/or enforce some of these intellectual property in the future. An unexpected deterioration in our relationship with UM may have a material adverse effect on our business, reputation, results of operations and financial condition.

We are heavily dependent on the success of our early-stage product candidates, which will require significant additional efforts to develop and may prove not to be viable for commercialization.

We are very early in our development efforts. We have no products approved for sale and all of our product candidates are in preclinical development including development of cannabinoid-based formulations with delivery methods via the eye and a transmucosal patch. Further preclinical testing is ongoing and if successful, will be part of a regulatory filing to satisfy Investigational New Drug, or IND, requirements which need to be met in order for the candidate compounds and routes of administration to enter testing in humans. Our ability to generate product revenue, which we do not expect will occur for many years, if ever, will depend heavily on the successful development and commercialization of our product candidates. Our business depends entirely on the successful development, clinical testing and commercialization of these and any other product candidates we may seek to develop in the future, which may never occur.

The success of our product candidates will depend on several factors, any one of which we may not be able to successfully complete, such as:

•	receipt of necessary controlled substance registrations from the Drug Enforcement Administration, or the DEA;

•	successful completion of preclinical studies and clinical trials;

•	receipt of marketing approvals from the U.S. Food and Drug Administration, or the FDA, and other applicable regulatory authorities;

•	obtaining, maintaining and protecting our intellectual property portfolio, including patents and trade secrets, and regulatory exclusivity for our product candidates;

•	identifying, making arrangements and ensuring necessary registrations with third-party manufacturers, or establishing commercial manufacturing capabilities for applicable product candidates;

•	launching commercial sales of the products, if and when approved, whether alone or in collaboration with others;

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•	acceptance of our products, if and when approved, by patients, the medical community and third-party payors;

•	effectively competing with other therapies;

•	obtaining and maintaining healthcare coverage and adequate reimbursement of our products; and

•	maintaining a continued acceptable safety profile of our products following approval.

If we do not achieve one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully commercialize our product candidates, which would materially harm our business.

We may not be successful in our efforts to build a pipeline of product candidates.

Our strategy is to use and expand our relationship with UM to build a pipeline of cannabinoid-based products. We may not be able to develop product candidates that are safe and effective for all or any of our targets. Even if we are successful in building a product pipeline, the potential product candidates that we identify may not be suitable for clinical development for a number of reasons, including due to harmful side effects or other characteristics that indicate a low likelihood of receiving marketing approval or achieving market acceptance. If our methods of identifying potential product candidates fail to produce a pipeline of potentially viable product candidates, then we may not be able to obtain product revenue in future periods, which would make it unlikely that we would ever achieve profitability.

We expect to face intense competition, often from companies with greater resources and experience than we have.

The pharmaceutical industry is highly competitive and subject to rapid change. The industry continues to expand and evolve as an increasing number of competitors and potential competitors enter the market. Many of these competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we have. Some of these competitors and potential competitors have more experience than we have in the development of pharmaceutical products, including validation procedures and regulatory matters. In addition, our pipeline products, if successfully developed, will compete with product offerings from large and well-established companies that have greater marketing and sales experience and capabilities than we or our collaboration partners have. If we are unable to compete successfully, we may be unable to grow and sustain our revenue.

We have substantial capital requirements that, if not met, may hinder our operations.

We anticipate that we will make substantial capital expenditures for laboratory and preclinical work and for future clinical trials. If we cannot raise sufficient capital, we may have limited ability to expend the capital necessary to undertake or complete laboratory and preclinical work and future clinical trials. There can be no assurance that debt or equity financing will be available or sufficient to meet these requirements or for other corporate purposes, or if debt or equity financing is available, that it will be on terms acceptable to us. Moreover, future activities may require us to alter our capitalization significantly. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations or prospects.

Additional capital may be costly or difficult to obtain.

Additional capital, whether through the offering of equity or debt securities, may not be available on reasonable terms or at all, especially in light of the recent downturn in the economy and dislocations in the credit and capital markets. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business. We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

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Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

If we are not able to attract and retain highly qualified personnel, we may not be able to successfully implement our business strategy.

Our ability to compete in the highly competitive biotechnology and pharmaceuticals industries depends upon our ability to attract and retain highly qualified managerial, scientific and medical personnel. Our success depends in large measure on our key personnel, including Dr. Brian Murphy, our Chief Executive Officer and Chief Medical Officer. The loss of the services of Dr. Murphy could significantly hinder our operations. We do not currently have key person insurance in effect for Dr. Murphy. In addition, the competition for qualified personnel in the pharmaceutical industry is intense and there can be no assurance that we will be able to continue to attract and retain all personnel necessary for the development and operation of our business.

We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

Many of our employees were previously employed at other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees do not use the proprietary information or know-how of others in their work for us, with contractual provisions and other procedures, we may be subject to claims that these employees or we have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such employee’s former employers. Litigation may be necessary to defend against any such claims.

In addition, while it is our policy to require our employees and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who in fact contributes to the development of intellectual property that we regard as our own. Further, the terms of such assignment agreements may be breached and we may not be able to successfully enforce their terms, which may force us to bring claims against third parties, or defend claims they may bring against us, to determine the ownership of intellectual property rights we may regard and treat as our own.

We will need to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As of the date of this prospectus, we have two full-time employees. As our development and commercialization plans and strategies develop, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing our company.

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If we breach any of the agreements under which we license from UM the commercialization rights to our product candidates, we could lose license rights that are important to our business and our operations could be materially harmed.

We license from UM the use, development and commercialization rights for our product candidates. As a result, our current business plans are dependent upon our maintenance of the license agreements and the rights we license under it. If we fail to comply with any of the conditions or obligations or otherwise breach the terms of our license agreement with UM, or any future license agreement we may enter on which our business or product candidates are dependent, UM may have the right to terminate the applicable agreement in whole or in part and thereby extinguish our rights to the licensed technology and intellectual property and/or any rights we have acquired to develop and commercialize certain product candidates. The loss of the rights licensed to us under our license agreement with UM, or any future license agreement that we may enter granting rights on which our business or product candidates are dependent, would eliminate our ability to further develop the applicable product candidates and would materially harm our business, prospects, financial condition and results of operations.

As our products and company are in a highly regulated industry, significant and unforeseen changes in policy may have material impacts on our business.

A primary reason for our company to develop the cannabis-derived pharmaceuticals is the changing regulatory and social landscape, in terms of cannabis. State efforts to decriminalize and/or legalize, as well as the growth of state level medical marijuana rulings, have created the opportunity to develop the medical potential for cannabis. However, cannabis is still illegal on a Federal level, outside of the areas described above. We do not know what impact might occur to our development plans, if the Federal law were to change dramatically in the near-term. While we believe the licensed intellectual property, the institutional knowledge, and our management experience will provide us with what is necessary to achieve our goals, we cannot predict the impact of any changes in the current regulatory environment

The use of “medical marijuana” or “recreational marijuana” in the United States may impact our business.

There is a substantial amount of change occurring in various states of the United States regarding the use of “medical marijuana.” While cannabis is a Schedule I substance as defined under federal law, and its possession and use is not permitted in accordance with federal law, a number of individual states have enacted state laws to authorize possession and use of cannabis for medical purposes, and in some states for recreational purposes. While our product candidates are distinct from crude herbal cannabis, our prospects may nevertheless be impacted by these laws at the state level in the United States.

As with all medicines, it is very difficult to gauge accurately market acceptance of our potential drug candidates.

While we are taking and will take significant efforts in selecting drug candidates that we believe represent the best opportunities for market adoption, such as unsatisfied needs, competitive environment, partnering potential, therapeutic potential, and target product profile potential, the ultimate market acceptance of a preclinical candidate is very difficult to predict. The ultimate acceptance will be impacted by the performance in clinical trials (efficacy and safety), reimbursement and development of competitive compounds. Also, the healthcare reimbursement environment has been changing over the recent past and is likely to continue to evolve. If we are unable to gain market acceptance for our product candidates, if approved, then we may not be able to generate substantial product revenues.

We currently have no marketing and sales experience or capabilities to market and sell our product candidates, if approved.

We currently do not have experience in the marketing, sales and distribution of any of our product candidates that are able to attain regulatory approval. If our product candidates receive regulatory approval, we will need to establish sales and marketing capabilities to commercialize our product candidates, which will be expensive and time consuming. Any failure or delay in the development of our internal sales and marketing capabilities would adversely impact the commercialization of any of our products that we obtain approval to market. If we are not successful in commercializing our product candidates, either on our own or through collaborations with one or more third parties, our future product revenue will suffer and we may incur significant additional losses.

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Our commercial success depends upon attaining significant market acceptance of our product candidates, if approved, among physicians and patients.

Even if approved by the FDA, our product candidates may not gain market acceptance among physicians and patients, which is vital to our commercial success. Market acceptance of any product candidate for which we receive approval depends on a number of factors, including:

•	the clinical indications for which the drug is approved and efficacy and safety as demonstrated in clinical trials;

•	the timing of market introduction of the product candidate and/or competitive products;

•	acceptance of the drug as a safe and effective treatment by physicians and patients;

•	the potential and perceived advantages of the product candidate over alternative treatments;

•	the cost of treatment in relation to alternative treatments; and

•	the prevalence and severity of adverse side effects.

If our product candidates are approved but fail to achieve an adequate level of acceptance by physicians and patients, we will not be able to generate significant revenues, and we may not become or remain profitable.

We may expend our limited resources to pursue a particular product candidate or indication and may fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we must focus our efforts on particular research programs and product candidates for specific indications. As a result, we may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate. Any such failure to improperly assess potential product candidates could result in missed opportunities and/or our focus on product candidates with low market potential, which would harm our business and financial condition.

Risks Related to Controlled Substances:

The product candidates we are developing will be subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during non-clinical and clinical development and post-approval, and our financial condition.

The product candidates we plan to develop will contain controlled substances as defined in the Controlled Substances Act of 1970, or the CSA. Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription.

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While cannabis, cannabis extracts and some cannabinoids are Schedule I controlled substances, products approved for medical use in the United States that contain cannabis, cannabis extracts or some cannabinoids must be placed on Schedules II-V, since approval by the FDA satisfies the “accepted medical use” requirement. No drug product containing natural cannabis or naturally-derived cannabis extracts have been approved by the FDA for use in the United States or obtained DEA registrations for commercial production and the DEA may never issue the registrations required for the commercialization of such products.

If approved by the FDA, we expect the finished dosage forms of our cannabinoid-derived drug product candidates to be listed by the DEA as a Schedule II or III controlled substance. Consequently, their manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use will be subject to a significant degree of regulation by the DEA. In addition, the scheduling process may take one or more years, thereby delaying the launch of the drug product in the United States. Furthermore, if the FDA, DEA, or any foreign regulatory authority determines that any of our drug product candidates may have potential for abuse, it may require us to generate more clinical or other data than we currently anticipate to establish whether or to what extent the substance has an abuse potential, which could increase the cost and/or delay the launch of the drug product.

Facilities conducting research, manufacturing, distributing, importing or exporting, or dispensing controlled substances must be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. All these facilities must renew their registrations annually, except dispensing facilities, which must renew every three years. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Obtaining the necessary registrations may result in delay of the manufacturing, development, or distribution of our product candidates. Furthermore, failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings. Individual states have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule our product candidates. While some states automatically schedule a drug based on federal action, other states schedule drugs through rulemaking or a legislative action. State scheduling may delay commercial sale of any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. We or our partners or clinical sites must also obtain separate state registrations, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

To conduct clinical trials with our product candidates in the United States prior to approval, each of our research sites must obtain and maintain a DEA researcher registration that will allow those sites to handle and dispense the product candidate and to obtain the product. If the DEA delays or denies the grant of a research registration to one or more research sites, the clinical trial could be significantly delayed, and we could lose clinical trial sites.

Manufacturing of our product candidates is, and, if approved, our commercial products will be, subject to the DEA’s annual manufacturing and procurement quota requirements, if classified as Schedule II. The annual quota allocated to us or our contract manufacturers for the controlled substances in our product candidates may not be sufficient to meet commercial demand or complete clinical trials. Consequently, any delay or refusal by the DEA in establishing our, or our contract manufacturers’, procurement and/or production quota for controlled substances could delay or stop our clinical trials or product launches, which could have a material adverse effect on our business, financial position and operations.

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If, upon approval of any of our product candidates, the product is scheduled as Schedule II or III, we would also need to identify wholesale distributors with the appropriate DEA registrations and authority to distribute the product to pharmacies and other health care providers. The failure to obtain, or delay in obtaining, or the loss any of those registrations could result in increased costs to us. Furthermore, state and federal enforcement actions, regulatory requirements, and legislation intended to reduce prescription drug abuse, such as the requirement that physicians consult a state prescription drug monitoring program may make physicians less willing to prescribe, and pharmacies to dispense, our products, if approved.

Our ability to research, develop and commercialize our drug product candidates is dependent on our ability to obtain and maintain the necessary controlled substance registrations from DEA.

In the United States, the DEA regulates activities relating to the cultivation, possession and supply of cannabis for medical research and/or commercial development, including the requirement to obtain annual registrations to manufacture or distribute pharmaceutical products derived from cannabis extracts. The National Institute on Drug Abuse, or NIDA, also plays a role in oversight of the cultivation of cannabis for medicinal research. We do not currently handle any controlled substances, but we plan to partner with third-parties to engage in the research and development of cannabis-derived compounds for medical purposes. This will require that our third party contractors obtain and maintain the necessary DEA registrations, and be subject to other regulatory requirements. The Company plans to develop and manufacture synthetically produced active drug product and in February 2016, signed an agreement with Albany Molecular Research, Inc. (AMRI) to synthetically manufacture our active pharmaceutical ingredient (API) to be used in our development programs for glaucoma and chemotherapy-induced nausea and vomiting (CINV). Commercialization of synthetically-derived products will also require that we and/or our third party contractors obtain and maintain the necessary DEA registrations, and be subject to other regulatory requirements.

The cultivation of cannabis is strictly regulated in the United States under a complex legal framework and our partners may be unable to obtain or maintain the necessary authorizations to cultivate cannabis for the research and development of cannabis-derived compounds.

We are partnering with UM to research and develop cannabis-derived drug products. Pursuant to that partnership, UM plans to cultivate cannabis and make extracts to conduct or enable our third party laboratories to conduct early investigations into proof-of-concept studies on the activity of these cannabinoids in various medical conditions. The regulation of cannabis is complex and subject to stringent controls. UM has indicated that its plan for cultivating cannabis for the purification of cannabis extracts is in compliance with applicable law, including the CSA, DEA regulations, and the United States’ obligations under the 1961 Single Convention on Narcotic Drugs. However, there is a risk that regulatory authorities may disagree or may decline to authorize UM to engage in the contemplated activities under the partnership. Interpretations of law that DEA adopted in the past may evolve or change. If UM cannot obtain or maintain the necessary regulatory authorizations that we anticipate will be required for the contemplated development program, our business may suffer and we may not be able to pursue the discovery, research and development of cannabinoids.

Risks Related to Government Regulation:

If we fail to demonstrate the safety and efficacy of any product candidate that we develop to the satisfaction of the FDA or comparable foreign regulatory authorities we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of such product candidate. This would adversely impact our ability to generate revenue, our business and our results of operations.

We are not permitted to commercialize, market, promote, or sell any product candidate in the United States without obtaining marketing approval from the FDA or in other countries without obtaining approvals from comparable foreign regulatory authorities, such as the European Medicines Agency, or EMA, and we may never receive such approvals. To gain approval to market a drug product, we must complete extensive preclinical development and clinical trials that demonstrate the safety and efficacy of the product for the intended indication to the satisfaction of the FDA or other regulatory authority.

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We have not previously submitted an NDA to the FDA, or similar drug approval filings to comparable foreign authorities, for any product candidate, and we cannot be certain that any of our product candidates will be successful in clinical trials or receive regulatory approval. Further, our product candidates may not receive regulatory approval even if they are successful in clinical trials. If we do not receive regulatory approval for our product candidates, we may not be able to continue our operations. Even if we successfully obtain regulatory approval to market our product candidates, our revenue will be dependent, in part, upon the size of the markets in the territories for which we gain regulatory approval and have commercial rights.

The FDA or any foreign regulatory bodies could delay, limit or deny approval of our product candidates for many reasons, including:

•	our inability to demonstrate to the satisfaction of the FDA or the applicable foreign regulatory body that the product candidate is safe and effective for the requested indication;

•	the FDA’s or the applicable foreign regulatory agency’s disagreement with the interpretation of data from preclinical studies or clinical trials;

•	our inability to demonstrate that the clinical and other benefits of the product candidate outweigh any safety or other perceived risks;

•	the FDA’s or the applicable foreign regulatory agency’s requirement for additional preclinical or clinical studies;

•	the FDA’s or the applicable foreign regulatory agency’s non-approval of the formulation, labeling or the specifications of the product candidate;

•	the FDA’s or the applicable foreign regulatory agency’s failure to approve the manufacturing processes or facilities of third-party manufacturers with which we contract; or

•	the potential for approval policies or regulations of the FDA or the applicable foreign regulatory agencies to significantly change in a manner rendering our clinical data insufficient for approval.

Even if we eventually complete clinical testing and receive approval of an NDA or foreign regulatory filing for a product candidate, the FDA or the applicable foreign regulatory agency may grant approval contingent on the performance of costly additional clinical trials which may be required after approval. The FDA or the applicable foreign regulatory agency also may approve the product candidate for a more limited indication or a narrower patient population than we originally requested, and the FDA, or applicable foreign regulatory agency, may not approve the labeling that we believe is necessary or desirable for the successful commercialization of the product. Any delay in obtaining, or inability to obtain, applicable regulatory approval would delay or prevent commercialization of the product candidate and would materially adversely impact our business and prospects.

Preclinical and clinical drug development involves a lengthy and expensive process with an uncertain outcome. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

Clinical testing is expensive and can take several years to complete, and its outcome is inherently uncertain. Moreover, obtaining sufficient quantities of product for clinical testing is subject to regulation by DEA and, in some cases, NIDA. It is impossible to predict when or if any of our product candidates will prove effective or safe in humans or will receive regulatory approval. Before obtaining marketing approval from regulatory authorities for the sale of any product candidate, we must complete preclinical studies and then conduct extensive clinical trials to demonstrate the safety and efficacy of our product candidates in humans. A failure of one or more clinical trials can occur at any stage of testing. The outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their products. We may experience numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent our ability to receive marketing approval or subsequently to commercialize our product candidates, including:

•	FDA, DEA or NIDA may not authorize the use and distribution of sufficient quantities of product for clinical testing;

•	regulators or independent institutional review boards (IRBs) may not authorize us or our investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;

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•	we may experience delays in reaching, or fail to reach, agreement on acceptable clinical trial contracts or clinical trial protocols with prospective trial sites;

•

clinical trials of our product candidates may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical trials or abandon product development programs;

•

the number of patients required for clinical trials of our product candidates may be larger than we anticipate, enrollment in these clinical trials may be slower than we anticipate or participants may drop out of these clinical trials at a higher rate than we anticipate;

•	our third-party contractors may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;

•	we may have to suspend or terminate clinical trials of our product candidates for various reasons, including a finding that the participants are being exposed to unacceptable health risks;

•

regulators or institutional review boards may require that we or our investigators suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks;

•	the cost of clinical trials of our product candidates may be greater than we anticipate;

•	the supply or quality of our product candidates or other materials necessary to conduct clinical trials of our product candidates may be insufficient or inadequate; and

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our product candidates may have undesirable side effects or other unexpected characteristics, causing us or our investigators, regulators or institutional review boards to suspend or terminate the trials.

If we are required to conduct additional clinical trials or other testing of our product candidates beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of our product candidates or other testing, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may:

•	be delayed in obtaining marketing approval for our product candidates;

•	not obtain marketing approval at all;

•	obtain approval for indications or patient populations that are not as broad as intended or desired;

•	obtain approval with labeling that includes significant use or distribution restrictions or safety warnings;

•	be subject to additional post-marketing testing requirements; or

•	have the product removed from the market after obtaining marketing approval.

Our product development costs will also increase if we experience delays in testing or in receiving marketing approvals. We do not know whether any of our preclinical studies or clinical trials will begin as planned, will need to be restructured or will be completed on schedule, or at all. Significant preclinical study or clinical trial delays also could allow our competitors to bring products to market before we do and impair our ability to successfully commercialize our product candidates and may harm our business and results of operations.

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If we experience delays or difficulties in the enrollment of patients in clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented.

We may not be able to initiate or continue clinical trials for our product candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA or similar regulatory authorities outside the United States. Our pool of suitable patients may be smaller for some of our product candidates, which will impact our ability to enroll a sufficient number of suitable patients. In addition, some of our competitors have ongoing clinical trials for product candidates that treat the same indications as our product candidates, and patients who would otherwise be eligible for our clinical trials may instead enroll in clinical trials of our competitors’ product candidates. Patient enrollment is affected by other factors including:

•	the severity of the disease under investigation;

•	the eligibility criteria for the study in question;

•	the perceived risks and benefits of the product candidate under study;

•	the efforts to facilitate timely enrollment in clinical trials;

•	the patient referral practices of physicians;

•	the ability to monitor patients adequately during and after treatment; and

•	the proximity and availability of clinical trial sites for prospective patients.

Our inability to enroll a sufficient number of patients for our clinical trials would result in significant delays and could require us to abandon one or more clinical trials altogether. Enrollment delays in our clinical trials may result in increased development costs for our product candidates, which would cause the value of our company to decline and limit our ability to obtain additional financing.

Our development and commercialization strategy for NB1222 may depend, in part, on published scientific literature and the FDA’s prior findings regarding the safety and efficacy of Dronabinol, based on data not developed by us, but upon which the FDA may rely in reviewing our NDA.

The Hatch-Waxman Act added Section 505(b)(2) to the Federal Food, Drug and Cosmetic Act, or FDCA, Section 505(b)(2) permits the filing of an NDA where at least some of the information required for approval comes from investigations that were not conducted by or for the applicant and for which the applicant has not obtained a right of reference or use from the person by or for whom the investigations were conducted. The FDA interprets Section 505(b)(2) of the FDCA, for purposes of approving an NDA, to permit the applicant to rely, in part, upon published literature or the FDA’s previous findings of safety and efficacy for an approved product. The FDA may also require companies to perform additional clinical trials or measurements to support any deviation from the previously approved product. The FDA may then approve the new product candidate for all or some of the label indications for which the referenced product has been approved, as well as for any new indication sought by the Section 505(b)(2) applicant. The label, however, may require all or some of the limitations, contraindications, warnings or precautions included in the listed product’s label, including a black box warning, or may require additional limitations, contraindications, warnings or precautions. Depending on guidance from the FDA, we may decide to submit an NDA for NB1222 under Section 505(b)(2) relying, in part, on the FDA’s previous findings of safety and efficacy from investigations for the approved drug product Dronabinol for which we have not received a right of reference and published scientific literature. Even though we may be able to take advantage of Section 505(b)(2) to support potential U.S. approval, the FDA may require us to perform additional clinical trials or measurements to support approval. In addition, notwithstanding the approval of many products by the FDA pursuant to Section 505(b)(2), over the last few years some pharmaceutical companies and others have objected to the FDA’s interpretation of Section 505(b)(2). If the FDA changes its interpretation of Section 505(b)(2), or if the FDA’s interpretation is successfully challenged in court, this could delay or even prevent the FDA from approving any Section 505(b)(2) NDAs that we submit. Such a result could require us to conduct additional testing and costly clinical trials, which could substantially delay or prevent the approval and launch of our product candidates, including NB1222.

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Even if we receive regulatory approval for a product candidate, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and subject us to restrictions, withdrawal from the market, or penalties if we fail to comply with applicable regulatory requirements or if we experience unanticipated problems with our product candidates, when and if approved.

Once regulatory approval has been granted, the approved product and its manufacturer are subject to continual review by the FDA, DEA and/or non-U.S. regulatory authorities. Any regulatory approval that we receive for our product candidates may be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for potentially costly post-marketing follow-up studies or surveillance to monitor the safety and efficacy of the product. In addition, if the FDA and/or non-U.S. regulatory authorities approve any of our product candidates, we will be subject to extensive and ongoing regulatory requirements by the FDA and other regulatory authorities with regard to labeling, packaging, adverse event reporting, storage, distribution, advertising, promotion, recordkeeping and submission of safety and other post-market information. Manufacturers of our products and manufacturers’ facilities are required to comply with cGMP regulations, which include requirements related to quality control and quality assurance as well as the corresponding maintenance of records and documentation. Further, regulatory authorities must approve these manufacturing facilities before they can be used to manufacture our products, and these facilities are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with cGMP regulations. Accordingly, we and others with whom we work must continue to expend time, money and effort in all areas of regulatory compliance, including manufacturing, production and quality control. We will also be required to report certain adverse reactions and production problems, if any, to the FDA and to comply with requirements concerning advertising and promotion for our products. If we, any future collaboration partner or a regulatory authority discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory authority may impose restrictions on that product, the collaboration partner, the manufacturer or us, including requiring withdrawal of the product from the market or suspension of manufacturing.

Any DEA registrations that we receive may also be subject to limitations. For example, if approved, our commercial products will be subject to the DEA’s annual manufacturing and procurement quota requirements. The annual quota allocated to us or our contract manufacturers for the controlled substances in our product candidates may not be sufficient to meet commercial demand. Our facilities that handle controlled substances, and those of our third-party contractors, will also be subject to registration requirements and periodic inspections. Additionally, if approved by the FDA, the finished dosage forms of our drug product candidates will be subject to the DEA’s rescheduling process, which may delay product launch and impose additional regulatory burdens. Failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings. For additional information, see Risk Factor, “The product candidates we are developing will be subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during non-clinical and clinical development and post-approval, and our financial condition.”

The FDA closely regulates the post-approval marketing and promotion of drugs to ensure drugs are marketed only for the approved indications and in accordance with the provisions of the approved labeling and regulatory requirements. The FDA also imposes stringent restrictions on manufacturers’ communications regarding off-label use and if we do not restrict the marketing of our products only to their approved indications, we may be subject to enforcement action for off-label marketing. If we, our product candidates or the manufacturing facilities for our product candidates fail to comply with regulatory requirements of the FDA and/or other non-U.S. regulatory authorities, we could be subject to administrative or judicially imposed sanctions, including:

•	warning letters or untitled letters;

•	mandated modifications to promotional materials or the required provision of corrective information to healthcare practitioners;

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•	restrictions imposed on the product or its manufacturers or manufacturing processes;

•	restrictions imposed on the labeling or marketing of the product;

•	restrictions imposed on product distribution or use;

•	requirements for post-marketing clinical trials;

•	suspension of any ongoing clinical trials;

•	suspension of or withdrawal of regulatory approval;

•	voluntary or mandatory product recalls and publicity requirements;

•	refusal to approve pending applications for marketing approval of new products or supplements to approved applications filed by us;

•	restrictions on operations, including costly new manufacturing requirements;

•	seizure or detention of our products;

•	refusal to permit the import or export of our products;

•

required entry into a consent decree, which can include imposition of various fines (including restitution or disgorgement of profits or revenue), reimbursements for inspection costs, required due dates for specific actions and penalties for noncompliance;

•	civil or criminal penalties; or

•	injunctions.

Widely publicized events concerning the safety risk of certain drug products have resulted in the withdrawal of drug products, revisions to drug labeling that further limit use of the drug products and the imposition by the FDA of risk evaluation and mitigation strategies, or REMS, to ensure that the benefits of the drug outweigh its risks. In addition, because of the serious public health risks of high profile adverse safety events with certain products, the FDA may require, as a condition of approval, costly REMS programs.

The regulatory requirements and policies may change and additional government regulations may be enacted for which we may also be required to comply. For example, in December 2016, the 21st Century Cures Act, or Cures Act, was signed into law. The Cures Act, among other things, is intended to modernize the regulation of drugs and spur innovation, but its ultimate implementation is unclear. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained and we may not achieve or sustain profitability, which would adversely affect our business, prospects, financial condition and results of operations.

We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or in other countries. For example, certain policies of the Trump administration may impact our business and industry. Namely, the Trump administration has taken several executive actions, including the issuance of a number of Executive Orders, that could impose significant burdens on, or otherwise materially delay, FDA’s ability to engage in routine regulatory and oversight activities such as implementing statutes through rulemaking, issuance of guidance, and review and approval of marketing applications. Notably, on January 23, 2017, President Trump ordered a hiring freeze for all executive departments and agencies, including the FDA, which prohibits the FDA from filling employee vacancies or creating new positions. Under the terms of the order, the freeze will remain in effect until implementation of a plan to be recommended by the Director for the Office of Management and Budget, or OMB, in consultation with the Director of the Office of Personnel Management, to reduce the size of the federal workforce through attrition. An under-staffed FDA could result in delays in FDA’s responsiveness or in its ability to review submissions or applications, issue regulations or guidance, or implement or enforce regulatory requirements in a timely fashion or at all. Moreover, on January 30, 2017, President Trump issued an Executive Order, applicable to all executive agencies, including the FDA, that requires that for each notice of proposed rulemaking or final regulation to be issued in fiscal year 2017, the agency shall identify at least two existing regulations to be repealed, unless prohibited by law. These requirements are referred to as the “two-for-one” provisions. This Executive Order includes a budget neutrality provision that requires the total incremental cost of all new regulations in the 2017 fiscal year, including repealed regulations, to be no greater than zero, except in limited circumstances. For fiscal years 2018 and beyond, the Executive Order requires agencies to identify regulations to offset any incremental cost of a new regulation and approximate the total costs or savings associated with each new regulation or repealed regulation. In interim guidance issued by the Office of Information and Regulatory Affairs within OMB on February 2, 2017, the administration indicates that the “two-for-one” provisions may apply not only to agency regulations, but also to significant agency guidance documents. In addition, on February 24, 2017, President Trump issued an executive order directing each affected agency to designate an agency official as a “Regulatory Reform Officer” and establish a “Regulatory Reform Task Force” to implement the two-for-one provisions and other previously issued executive orders relating to the review of federal regulations, however it is difficult to predict how these requirements will be implemented, and the extent to which they will impact the FDA’s ability to exercise its regulatory authority. If these executive actions impose constraints on FDA’s ability to engage in oversight and implementation activities in the normal course, our business may be negatively impacted. If we or any future collaboration partner are not able to maintain regulatory compliance, we or such collaboration partner, as applicable, will not be permitted to market our future products and our business will suffer.

Serious adverse events or undesirable side effects or other unexpected properties of any of our product candidates may be identified during development or after approval that could delay, prevent or cause the withdrawal of regulatory approval, limit the commercial potential, or result in significant negative consequences following marketing approval.

Serious adverse events or undesirable side effects caused by, or other unexpected properties of, our product candidates could cause us, an IRB, or regulatory authorities to interrupt, delay or halt our clinical trials and could result in a more restrictive label, the imposition of distribution or use restrictions or the delay or denial of regulatory approval by the FDA or comparable foreign regulatory authorities. If any of our product candidates are associated with serious adverse events or undesirable side effects or have properties that are unexpected, we may need to abandon their development or limit development to certain uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. Many compounds that initially showed promise in clinical or earlier stage testing have later been found to cause undesirable or unexpected side effects that prevented further development of the compound.

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Undesirable side effects or other unexpected adverse events or properties of any of our other product candidates could arise or become known either during clinical development or, if approved, after the approved product has been marketed. If such an event occurs during development, our trials could be suspended or terminated and the FDA or comparable foreign regulatory authorities could order us to cease further development of, or deny approval of, our product candidates. If such an event occurs after such product candidates are approved, a number of potentially significant negative consequences may result, including:

•	regulatory authorities may withdraw the approval of such product;

•	regulatory authorities may require additional warnings on the label or impose distribution or use restrictions;

•	regulatory authorities may require one or more post-market studies;

•	we may be required to create a medication guide outlining the risks of such side effects for distribution to patients;

•	we could be sued and held liable for harm caused to patients; and

•	our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of the affected product candidate, if approved, or could substantially increase commercialization costs and expenses, which could delay or prevent us from generating revenue from the sale of our products and harm our business and results of operations.

We expect to rely on third parties, such as contract research organizations, or CROs, to conduct some or all of our preclinical and clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may be unable to obtain regulatory approval for or commercialize any of our product candidates.

We expect to rely on medical institutions, clinical investigators, contract laboratories and other third parties, such as CROs, to conduct our preclinical and clinical studies on our product candidates in compliance with applicable regulatory requirements. These third parties will not be our employees and, except for restrictions imposed by our contracts with such third parties, we will have limited ability to control the amount or timing of resources that they devote to our programs. Although we expect to rely on these third parties to conduct our preclinical studies and clinical trials, we will remain responsible for ensuring that each of our preclinical studies and clinical trials is conducted in accordance with its investigational plan and protocol and the applicable legal, regulatory, and scientific standards, and our reliance on these third parties will not relieve us of our regulatory responsibilities. These entities must maintain and comply with valid DEA registrations and requirements. The FDA and regulatory authorities in other jurisdictions require us to comply with regulations and standards, commonly referred to as current good clinical practices, or cGCPs, for conducting, monitoring, recording and reporting the results of clinical trials, in order to ensure that the data and results are scientifically credible and accurate and that the trial subjects are adequately informed of the potential risks of participating in clinical trials. If we or any of our third party contractors fail to comply with applicable cGCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. In addition, we are required to report certain financial interests of our third party investigators if these relationships exceed certain financial thresholds and meet other criteria. The FDA or comparable foreign regulatory authorities may question the integrity of the data from those clinical trials conducted by principal investigators who previously served or currently serve as scientific advisors or consultants to us from time to time and receive cash compensation in connection with such services. Our clinical trials must also generally be conducted with products produced under current good manufacturing practice, or cGMP, regulations. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process.

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Some of the third parties with whom we contract may also have relationships with other commercial entities, some of which may compete with us. If the third parties conducting our preclinical studies or our clinical trials do not perform their contractual duties or obligations or comply with regulatory requirements we may need to enter into new arrangements with alternative third parties. This could be costly, and our preclinical studies or clinical trials may need to be extended, delayed, terminated or repeated, and we may not be able to obtain regulatory approval in a timely fashion, or at all, for the applicable product candidate, or to commercialize such product candidate being tested in such studies or trials. If any of our relationships with these third parties terminate, we may not be able to enter into arrangements with alternative third party contractors or to do so on commercially reasonable terms. Though we plan to carefully manage our relationships with our CROs, there can be no assurance that we will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition and prospects.

We rely on, and expect to continue relying on, third-party contract manufacturing organizations to manufacture and supply product candidates for us, as well as certain raw materials used in the production thereof. If one of our suppliers or manufacturers fails to perform adequately we may be required to incur significant delays and costs to find new suppliers or manufacturers.

We currently have no experience in, and we do not own facilities for, manufacturing our product candidates. We rely on, and expect to continue relying upon, third-party manufacturing organizations to manufacture and supply our product candidates and certain raw materials used in the production thereof. Some of our key components for the production of our product candidates may have a limited number of suppliers.

The facilities used by our contract manufacturers to manufacture our product candidates must be approved by the FDA pursuant to inspections that will be conducted after we submit our NDA to the FDA. We expect that we will not control the manufacturing process of, and will be completely dependent on, our contract manufacturing partners for compliance with cGMP requirements, for manufacture of our drug products. If our contract manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA, DEA or others, they will not be able to secure and/or maintain DEA registrations and regulatory approval for their manufacturing facilities. In addition, we expect that we will have no control over the ability of our contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If the FDA or a comparable foreign regulatory authority does not approve these facilities for the manufacture of our product candidates, or if DEA does not register these facilities for the manufacture of controlled substances, we may need to find alternative manufacturing facilities, which would significantly impact our ability to develop, obtain regulatory approval for or market our product candidates, if approved.

We do not have commercial supply agreements with our suppliers. In the event that we and our suppliers cannot agree to the terms and conditions for them to provide clinical and commercial supply needs, we would not be able to manufacture our product or candidates until a qualified alternative supplier is identified, which could also delay the development of, and impair our ability to commercialize, our product candidates.

The failure of third-party manufacturers or suppliers to perform adequately or the termination of our arrangements with any of them may adversely affect our business.

We could be subject to costly product liability claims related to our clinical trials and product candidates.

Because we plan to conduct clinical trials with human subjects, we face the risk that the use of our product candidates may result in adverse side effects to our patients in our clinical trials. We face even greater risks upon any commercialization of our product candidates. An individual may bring a product liability claim against us alleging that one of our product candidates causes, or is claimed to have caused, an injury or is found to be unsuitable for consumer use. Any product liability claim brought against us, with or without merit, could result in:

•	withdrawal of clinical trial volunteers, investigators, patients or trial sites;

•	the inability to commercialize our product candidates;

•	decreased demand for our product candidates;

•	regulatory investigations that could require costly recalls or product modifications;

•	loss of revenue;

•	substantial costs of litigation;

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•	liabilities that substantially exceed our product liability insurance, which we would then be required to pay ourselves;

•	an increase in our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, if at all;

•	the diversion of management’s attention from our business; and

•	damage to our reputation and the reputation of our products.

Product liability claims may subject us to the foregoing and other risks, which could have a material adverse effect on our business, results of operations, financial condition, and prospects.

Our employees, independent contractors, principal investigators, CROs, consultants and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk that our employees, independent contractors, principal investigators, CROs, consultants and vendors may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates: (1) FDA regulations, including those laws requiring the reporting of true, complete and accurate information to the FDA; (2) manufacturing standards; (3) federal and state healthcare fraud and abuse laws and regulations; or (4) laws that require the true, complete and accurate reporting of financial information or data. Specifically, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Activities subject to these laws also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter misconduct by our employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

We are subject to uncertainty relating to coverage and reimbursement policies which, if not favorable to our product candidates, could hinder or prevent our products’ commercial success.

Our ability to commercialize our product candidates, if approved, successfully will depend in part on the extent to which governmental authorities, private health insurers and other third-party payors establish appropriate coverage and reimbursement levels for our product candidates. As a threshold for coverage and reimbursement, third-party payors generally require that drug products have been approved for marketing by the FDA. A primary trend in the U.S. healthcare industry is cost containment. Third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular products and procedures. Increasingly, third-party payors are requiring that companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. We cannot assure you that coverage and reimbursement will be available for any product that we commercialize and, if coverage is available, what the level of reimbursement will be. Coverage and reimbursement may impact the demand for, or the price of, any product for which we obtain marketing approval. If coverage and reimbursement are not available or are available only to limited levels, we may not be able to successfully commercialize any product candidate that we successfully develop.

Healthcare reform measures could hinder or prevent our products candidates’ commercial success, if approved.

In the United States, there have been, and we anticipate there will continue to be, a number of legislative and regulatory changes to the healthcare system that could impact our ability to sell any of our products profitably if approved. In the United States, the Federal government recently passed healthcare reform legislation, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or collectively, the ACA.

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The ACA contains a number of provisions, including those governing enrollment in federal healthcare programs, reimbursement changes and fraud and abuse, which will impact existing government healthcare programs and will result in the development of new programs, including Medicare payment for performance initiatives and improvements to the physician quality reporting system and feedback program. Additionally, the ACA:

•	increases the minimum level of Medicaid rebates payable by manufacturers of brand-name drugs from 15.1% to 23.1%;

•	requires collection of rebates for drugs paid by Medicaid managed care organizations;

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requires manufacturers to participate in a coverage gap discount program, under which they must agree to offer 50 percent point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D; and

•	imposes a non-deductible annual fee on pharmaceutical manufacturers or importers who sell “branded prescription drugs” to specified federal government programs.

We expect that the new presidential administration and U.S. Congress will seek to modify, repeal, or otherwise invalidate all, or certain provisions of, the ACA. In January 2017, the House and Senate passed a budget resolution that authorizes congressional committees to draft legislation to repeal all or portions of the ACA and permits such legislation to pass with a majority vote in the Senate. President Trump has also recently issued an executive order in which he stated that it is his administration’s policy to seek the prompt repeal of the ACA and directed executive departments and federal agencies to waive, defer, grant exemptions from, or delay the implementation of the burdensome provisions of the ACA to the maximum extent permitted by law. There is still uncertainty with respect to the impact President Trump’s administration and the U.S. Congress may have, if any, and any changes will likely take time to unfold, and could have an impact on coverage and reimbursement for healthcare items and services covered by plans that were authorized by the ACA. As such, we cannot predict what effect the ACA or other healthcare reform initiatives that may be adopted in the future will have on our business.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. On August 2, 2011, the Budget Control Act of 2011 was signed into law, which, among other things, created the Joint Select Committee on Deficit Reduction to recommend to Congress proposals in spending reductions. The Joint Select Committee did not achieve a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, triggering the legislation’s automatic reduction to several government programs. This includes reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013, and, due to subsequent legislative amendments, will remain in effect through 2025 unless Congressional action is taken. On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several providers, including hospitals and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. In addition, recently there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed bills designed to, among other things, reform government program reimbursement methodologies.

We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our product candidates if approved, or additional pricing pressure. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to make and implement healthcare reforms may adversely affect:

•	our ability to set a price we believe if fair for our products;

•	our ability to generate revenues and achieve or maintain profitability;

•	the availability of capital; and

•	our ability to obtain timely approval of our products.

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We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, and health information privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

If we obtain FDA approval for any of our product candidates and begin commercializing those products in the United States, our operations may be directly, or indirectly through our customers, subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute, the federal False Claims Act, and physician sunshine laws and regulations. These laws may impact, among other things, our proposed sales, marketing, and education programs. In addition, we may be subject to patient privacy regulation by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include:

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the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs;

•

federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent;

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the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created federal criminal statutes that prohibit executing a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;

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HIPAA, as amended by the Health Information Technology and Clinical Health Act and its implementing regulations, which imposes certain requirements relating to the privacy, security, and transmission of individually identifiable health information;

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the federal physician sunshine requirements under the ACA, which require manufacturers of drugs, devices, biologics, and medical supplies to report annually to the U.S. Department of Health and Human Services information related to payments and other transfers of value to physicians, other healthcare providers, and teaching hospitals, and ownership and investment interests held by physicians and other healthcare providers and their immediate family members; and

•

state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payor, including commercial insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures, and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. In addition, recent health care reform legislation has strengthened these laws. For example, the ACA, among other things, amends the intent requirement of the federal Anti-Kickback and criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. Moreover, the ACA provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from participation in government health care programs, such as Medicare and Medicaid, imprisonment, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

Risks Related to our Common Stock:

We are subject to the reporting requirements of federal securities laws, which is expensive.

We are a public reporting company in the United States and, accordingly, subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders causes our expenses to be higher than they would be if we remained a privately-held company.

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Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls is time consuming, difficult and costly.

We are a reporting company with the SEC and therefore must comply with Sarbanes-Oxley Act and SEC rules concerning internal controls. It is time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. In order to expand our operations, we will need to hire additional financial reporting, internal control, and other finance staff in order to develop and implement appropriate internal controls and reporting procedures.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the OTCQB, where our shares of common stock will be quoted, generally have been very volatile and have experienced sharp share-price and trading-volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

•	variations in our operating results;

•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

•	changes in operating and stock price performance of other companies in our industry;

•	additions or departures of key personnel; and

•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, following initial public offerings, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been initiated.

Our common shares are thinly-traded, and in the future, may continue to be thinly-traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may be particularly volatile given our status as a relatively small company and lack of revenues that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

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The market for our common shares may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our common shares may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of revenues or profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firm or investors in general.

Additional risks may exist because we became a public company through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future. In addition, the SEC has recently issued an investor bulletin warning investors about the risks of investing in companies that enter the U.S. capital markets through a “reverse merger.” The release of such information from the SEC may have the effect of reducing investor interest in companies, such as us, that enter the U.S. capital markets through a “reverse merger.”

We cannot assure you that our common stock will become eligible for listing or quotation on any exchange and the failure to do so may adversely affect your ability to dispose of our common stock in a timely fashion.

In order for our common stock to become eligible for listing or quotation on any exchange, reverse merger companies must have had their securities traded on an over-the-counter market for at least one year, maintained a certain minimum closing price for not less than 30 of the most recent 60 days prior to the filing of an initial listing application and prior to listing, and timely filed with the SEC all required reports since consummation of the reverse merger, including one annual report containing audited consolidated financial statements for a full fiscal year commencing after the date of filing of the Current Report on Form 8-K which discloses the reverse merger. We may not be able to meet all of the filing requirements above and may not be able to satisfy the initial standards for listing or quotation on any exchange in the foreseeable future or at all. Even if we are able to become listed or quoted on an exchange, we may not be able to maintain a listing of the common stock on such stock exchange.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

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Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We expect our existing cash and cash equivalents will not be sufficient to fund our capital requirements for at least the next four months. We require additional capital for the development and commercialization of our product candidates and may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we will seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Certain of our executive officers, directors and large stockholders own a significant percentage of our outstanding capital stock. As of March 7, 2017, our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially owned approximately 66.7% of our outstanding shares of common stock. Accordingly, our directors and executive officers have significant influence over our affairs due to their substantial ownership coupled with their positions on our management team, and have substantial voting power to approve matters requiring the approval of our stockholders. For example, these stockholders may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This concentration of ownership in our Board of Directors and management team and certain other large stockholders may prevent or discourage unsolicited acquisition proposals or offers for our common stock that some of our stockholders may believe is in their best interest.

We have a substantial number of authorized common shares available for future issuance that could cause dilution of our stockholders’ interest and adversely impact the rights of holders of our common stock.

We have a total of 236,000,000 shares of common stock authorized for issuance and up to 20,000,000 shares of preferred stock with the rights, preferences and privileges that our Board of Directors may determine from time to time. As of March 7, 2017, we have reserved 1,142,500 shares for issuance upon the exercise of outstanding options, 11,649,500 shares for issuance upon the exercise of outstanding warrants and 18,301,500 shares for issuance upon the conversion of outstanding preferred stock. As of March 7, 2017, we had 179,176,837 shares of common stock available for issuance. We may seek financing that could result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. We may also make acquisitions that result in issuances of additional shares of our capital stock. Those additional issuances of capital stock would result in a significant reduction of your percentage interest in us. Furthermore, the book value per share of our common stock may be reduced. This reduction would occur if the exercise price of any issued warrants, the conversion price of any convertible notes is lower than the book value per share of our common stock at the time of such exercise or conversion.

24

The addition of a substantial number of shares of our common stock into the market or by the registration of any of our other securities under the Securities Act, may significantly and negatively affect the prevailing market price for our common stock. The future sales of shares of our common stock issuable upon the exercise of outstanding warrants may have a depressive effect on the market price of our common stock, as such warrants would be more likely to be exercised at a time when the price of our common stock is greater than the exercise price.

We may have material liabilities from our predecessor that are not yet discovered.

As a result of the reverse merger transaction in October 2014 (the “Merger”), the former business and management of the Company have been replaced with our current business and management team. Prior to the Merger, there were no relationships or other connections among the businesses or individuals associated with those two entities. As a result, the former business may have material liabilities that are not yet discovered. We could experience losses as a result of any such undisclosed liabilities that are discovered, which could materially harm our business and financial condition. Although the merger agreement contains customary representations and warranties from the Company concerning its assets, liabilities, financial condition and affairs, there may be limited or no recourse against the Company’s pre-Merger stockholders or principals in the event those representations prove to be untrue. As a result, the stockholders of the Company bear some, or all, of the risks relating to any such unknown or undisclosed liabilities.

There is not now, and there may never be, an active, liquid and orderly trading market for our common stock, which may make it difficult for you to sell your shares of our common stock.

There is not now, nor has there been since our inception, any significant trading activity in our common stock or a market for shares of our common stock, and an active trading market for our shares may never develop or be sustained. As a result, investors in our common stock must bear the economic risk of holding those shares for an indefinite period of time. Although our common stock is quoted on the OTCQB, an over-the-counter quotation system, trading of our common stock is extremely limited and sporadic and at very low volumes. We do not now, and may not in the future, meet the initial listing standards of any national securities exchange. We presently anticipate that our common stock will continue to be quoted on the OTCQB or another over-the-counter quotation system in the foreseeable future. In those venues, our stockholders may find it difficult to obtain accurate quotations as to the market value of their shares of our common stock, and may find few buyers to purchase their stock and few market makers to support its price. As a result of these and other factors, you may be unable to resell your shares of our common stock at or above the price for which you purchased them, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future, and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration.

We are an “emerging growth company” as defined in the JOBS Act and we cannot be certain whether the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

Management intends to take full advantage of the regulatory relief afforded by the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may become more volatile.

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If we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our reported financial information and the market price of our common stock may be negatively affected.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting and provide a management report on the internal control over financial reporting. If we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our consolidated financial statements may be materially misstated. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, our management will be unable to conclude that our internal control over financial reporting is effective. Moreover, when we are no longer an emerging growth company, our independent registered public accounting firm will be required to issue an attestation report on the effectiveness of our internal control over financial reporting. Even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm may conclude that there are material weaknesses with respect to our internal controls or the level at which our internal controls are documented, designed, implemented or reviewed.

If we are unable to conclude that our internal control over financial reporting is effective, or when we are no longer an emerging growth company, if our auditors were to express an adverse opinion on the effectiveness of our internal control over financial reporting because we had one or more material weaknesses, investors could lose confidence in the accuracy and completeness of our financial disclosures, which could cause the price of our common stock to decline. Internal control deficiencies could also result in a restatement of our financial results in the future.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by industry or financial analysts. If no or few analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

The issuance of shares upon conversion of our preferred stock and exercise of outstanding warrants and options may cause immediate and substantial dilution to our existing stockholders.

If the price per share of our common stock at the time of conversion of shares of our preferred stock, and exercise of any warrants, options, or any other convertible securities is in excess of the various conversion or exercise prices of these convertible securities, conversion or exercise of these convertible securities would have a dilutive effect on our common stock. As of March 7, 2017, we had (i) outstanding shares of Series D Preferred Stock which are convertible into an aggregate of 3,800,000 shares of our common stock at a conversion price of $0.25 per share, (ii) outstanding shares of Series B Preferred Stock which are convertible into an aggregate of 14,501,500 shares of our common stock at a conversion price of $0.25 per share, (iii) warrants to purchase up to 11,649,500 shares of our common stock at exercise prices ranging from $0.25 to $5.00 per share, and (iv) options to purchase up to 1,142,500 shares of our common stock at exercise prices ranging from $0.42 to $3.00 per share. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our common stock and which result in additional dilution of the existing ownership interests of our common stockholders.

Our failure to comply with the covenants and conditions contained in the Certificate of Designation for our Series B Preferred Stock, including as a result of events beyond our control, could result in the occurrence of a triggering event, which could materially and adversely affect our operating results and our financial condition.

The Certificate of Designation for our Series B Preferred Stock requires us to comply with various operational and other covenants. If a triggering event under the Certificate of Designation were to occur that is not cured or waived, the holders of our Series B Preferred Stock have the right to require us to redeem all or a part of the holders’ shares of Series B Preferred Stock at a premium price per share. We cannot assure you that our assets or cash flow would be sufficient to fully redeem the shares of Series B Preferred Stock, upon the occurrence of a triggering event, or that we would be able to finance or restructure the redemption price. This would have a material adverse impact on our liquidity, financial position and results of operations.

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

Under Section 382 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income may be limited. In general, an “ownership change” occurs if the aggregate stock ownership of one or more stockholders or groups of stockholders who own at least 5% of a corporation’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Similar rules may apply under state tax laws. If it is determined that we have in the past experienced any ownership changes, or if we experience ownership changes as a result of this offering or future transactions in our stock, our ability to use our net operating loss carryforwards and other tax attributes to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us.

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FORWARD-LOOKING STATEMENTS

Statements in this prospectus that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, you can identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth in the section titled “Risk Factors” including, without limitation, risks relating to:

•

the results of our research and development activities, including uncertainties relating to the discovery of potential product candidates and the preclinical and clinical testing of our product candidates;

•	the early stage of our product candidates presently under development;

•	our need for substantial additional funds in order to continue our operations, and the uncertainty of whether we will be able to obtain the funding we need;

•

our ability to obtain and, if obtained, maintain regulatory approval of our current product candidates, and any of our other future product candidates, and any related restrictions, limitations, and/or warnings in the label of any approved product candidate;

•	our ability to retain or hire key scientific or management personnel;

•	our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights;

•	our dependence on UM, third-party manufacturers, suppliers, research organizations, testing laboratories and other potential collaborators;

•	our ability to develop successful sales and marketing capabilities in the future as needed;

•	the size and growth of the potential markets for any of our approved product candidates, and the rate and degree of market acceptance of any of our approved product candidates;

•	competition in our industry; and

•	regulatory developments in the United States and foreign countries.

We operate in a rapidly-changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements included in this report speak only as of the date hereof, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. All proceeds from the sale of such shares will be for the account of the selling stockholders. However, we are registering the resale of up to 7,042,500 shares of our common stock that are issuable upon exercise of warrants. If the warrants are exercised in full, we will receive aggregate gross proceeds of $1,779,375. We intend to utilize any funds we might receive upon any exercise of the warrants for general working capital.

We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

DILUTION

The selling shareholders are offering for resale common shares underlying the outstanding warrants. To the extent such warrants are exercised, you will experience dilution of your ownership interests in us.

DETERMINATION OF OFFERING PRICE

The prices at which the shares or common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock, by negotiations between the selling shareholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders include those issuable upon conversion of the Series D Preferred Stock and Series B Preferred Stock. For additional information regarding the issuances of the Series D Preferred Stock, Series B Preferred Stock and the warrants, see “Private Placement of the Series D Convertible Preferred Stock and Warrant,” and “Private Placement of the Series B Convertible Preferred Stock and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the convertible preferred shares and the warrants and as specified below, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. This table is prepared based on information supplied to us by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the shares of the convertible preferred shares and the warrants, as of March 7, 2017, assuming conversion of all convertible preferred shares and exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on conversions and/or redemptions of the convertible preferred shares or exercises of the warrants.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of registration rights agreements with the holders of the Series D Preferred Stock and the Series B Preferred Stock, this prospectus generally covers the resale of at least a number of shares of Common Stock equal to the sum of (i) 3,800,000 shares of common stock issuable upon the conversion of shares of our Series D Preferred Stock, (ii) 14,501,500 shares of common stock issuable upon the conversion of shares of our Series B Preferred Stock and 6,250,000 shares of common stock issuable upon exercise of the warrants which we sold to investors in a private placement on August 20, 2015, (iii) 241,663 shares of common stock which we sold to investors in a private placement on January 7, 2015 and (iv) 792,500 shares of common stock issuable upon exercise of warrants issued to our placement agents.

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The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Series D Preferred Stock and Series B Preferred Stock, a selling shareholder may not convert the convertible preferred stock or exercise the warrants, to the extent such conversion or exercise would cause such selling shareholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the convertible preferred stock which have not been converted and upon exercise of the warrants which have not been exercised (the “Beneficial Ownership Limitation”); provided, however, that upon prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us. The number of shares in the second column and fourth column and the percentage in the fifth column does not reflect this limitation. The percentage of shares of common stock beneficially owned after the offering shown in the table below is based on 25,729,663 shares of our common stock outstanding on March 7, 2017. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Shareholder and Name of Person Controlling	Amount of Shares Owned Before Offering		Number of Shares Offered	Amount of Shares Owned After Offering	Percent of Shares Held After Offering
Sabby Healthcare Master Fund, Ltd.(1)	7,219,000	(2)	7,219,000	-	-
Sabby Volatility Warrant Master Fund, Ltd.(1)	3,307,500	(3)	3,307,500	-	-
Dafna Lifescience L.P.(4)	356,250	(5)	356,250	-	-
Dafna Lifescience Market Neutral L.P.(4)	25,000	(6)	25,000	-	-
Dafna Lifescience Select L.P. (4)	243,750	(7)	243,750	-	-
Midtown Partners & Co., LLC(8)	75,000	(9)	75,000	-	-
John Clarke(10)	112,500	(11)	112,500	-	-
Roth Capital Partners, LLC(12)	605,000	(13)	605,000	-	-
Joshua Berkowitz(14)	3,937,500	(15)	3,937,500	-	-
Jeffrey D. Enslin(16)	3,025,000	(17)	3,025,000	-	-
Marc D. Taub(18)	1,312,500	(19)	1,312,500	-	-
James P. Martin(20)	1,312,500	(21)	1,312,500	-	-
Harry and Risa Schessel(22)	725,000	(23)	725,000	-	-
Bradley Wade Schessel 2009 Irrevocable Trust(24)	393,750	(25)	393,750	-	-
Lauren Anna Schessel 2009 Irrevocable Trust(26)	393,750	(27)	393,750	-	-
Paul B. Young(28)	1,312,500	(29)	1,312,500	-	-
Harry Silver(30)	387,500	(31)	262,500	125,000	*
Jeffrey N. Greenblatt(32)	525,000	(33)	525,000	-	-
Georgina Diaz Lazo(34)	200,000	(35)	200,000	-	-
David Enzer(36)	16,666		16,666	-	-
TYLT Lab Partners I, LP(37)	323,166	(38)	116,666	206,500	*
Michael Stone(39)	33,333		33,333	-	-
Pouya Mohajer(40)	16,666		16,666	-	-
Chris Potestio(41)	25,000		25,000	-	-
Douglas Edward Hansen(42)	16,666		16,666	-	-
KAHD Investments, LLC(43)	16,666		16,666	-	-

______________

*	Less than 1%.
(1)

The address of these entities is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458. Sabby Management, LLC serves as the investment manager of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities covered by the Form S-1 except to the extent of its pecuniary interest therein.

(2)

Represents 2,064,000 shares issuable on conversion of Series D Preferred Stock, 3,405,000 shares issuable on conversion of Series B Preferred Stock and 1,750,000 shares issuable on exercise of Investor Warrants.

(3)

Represents 936,000 shares issuable on conversion of Series D Preferred Stock, 1,496,500 shares issuable on conversion of Series B Preferred Stock and 875,000 shares issuable on exercise of Investor Warrants.

(4)

The address of these entities is c/o Dafna Capital Management, LLC, 10990 Wilshire Blvd, Suite 1400, Los Angeles, CA 90024. Dafna Capital Management, LLC serves as the investment manager of Dafna Lifescience L.P., Dafna Lifescience Market Neutral L.P. and Dafna Lifescience Select  L.P. Nathan Fischel is the Chief Executive Officer and Fariba Ghodsian is the Chief Investment Officer of DAFNA Capital Management, LLC and they may be deemed to have shared voting and investment power with respect to the securities held by the DAFNA Funds.

(5)	Includes 356,250 shares issuable on exercise of Investor Warrants.
(6)	Includes 25,000 shares issuable on exercise of Investor Warrants.
(7)	Includes 243,750 shares issuable on exercise of Investor Warrants.
(8)	The address of this entity is 380 Lexington Avenue, Suite 3000, New York, NY 10022. John Clarke has voting and dispositive control over the securities held by Midtown Partners & Co., LLC.

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(9)	Represents 75,000 shares issuable on exercise of warrants.
(10)	The address of this person is c/o Midtown Partners & Co., LLC, 380 Lexington Avenue, Suite 3000, New York, NY 10022.
(11)	Represents 112,500 shares issuable on exercise of warrants.
(12)

The address of this entity is 888 San Clemente, Suite 400, Newport Beach, CA 92660. Byron Roth and Gordon Roth, as members of the selling stockholder have shared voting and dispositive control over the securities held by Roth Capital Partners, LLC.

(13)	Represents 605,000 shares issuable on exercise of warrants.
(14)	The address of this person is 1 Sutton Place South #7/8B, New York, NY 10022.
(15)	Represents 3,000,000 shares issuable on conversion of Series B Preferred Stock and 937,500 shares issuable on exercise of Investor Warrants.
(16)	The address of this person is 60 Riverside Blvd, Ph 3901, New York, NY 10069.
(17)

Represents 400,000 shares issuable on conversion of Series D Preferred Stock, 2,000,000 shares issuable on conversion of Series B Preferred Stock and 625,000 shares issuable on exercise of Investor Warrants.

(18)	The address of this person is 48 Harbor Park Drive, Port Washington, NY 11050.
(19)	Represents 1,000,000 shares issuable on conversion of Series B Preferred Stock and 312,500 shares issuable on exercise of Investor Warrants.
(20)	The address of this person is 1695 Meadow Beach Lane, Mattituck, NY 11952.
(21)	Represents 1,000,000 shares issuable on conversion of Series B Preferred Stock and 312,500 shares issuable on exercise of Investor Warrants.
(22)	The address of this person is 156 West 86th St, 12B, New York, NY 10024.
(23)

Represents 200,000 shares issuable on conversion of Series D Preferred Stock, 400,000 shares issuable on conversion of Series B Preferred Stock and 125,000 shares issuable on exercise of Investor Warrants.

(24)	The address of this person is 156 West 86th St, 12B, New York, NY 10024.
(25)	Represents 300,000 shares issuable on conversion of Series B Preferred Stock and 93,750 shares issuable on exercise of Investor Warrants.
(26)	The address of this person is 156 West 86th St, 12B, New York, NY 10024.
(27)	Represents 300,000 shares issuable on conversion of Series B Preferred Stock and 93,750 shares issuable on exercise of Investor Warrants.
(28)	The address of this person is 930 Fifth Ave., New York, NY 10021.
(29)	Represents 1,000,000 shares issuable on conversion of Series B Preferred Stock and 312,500 shares issuable on exercise of Investor Warrants.
(30)	The address of this person is 2323 E. Silver Palm Road, Boca Raton, FL 33432.
(31)	Represents 200,000 shares issuable on conversion of Series B Preferred Stock and 187,500 shares issuable on exercise of Investor Warrants.
(32)	The address of this person is 14 East 60th St., Suite 600, New York, NY 10022.
(33)	Represents 400,000 shares issuable on conversion of Series B Preferred Stock and 125,000 shares issuable on exercise of Investor Warrants.
(34)	The address of this person is 3330 SW 62 Avenue, Miami, FL 33155.
(35)	Represents 200,000 shares issuable on conversion of Series D Preferred Stock.
(36)	The address of this person is 11150 Santa Monica Blvd, Suite 300, Los Angeles, CA 90025.
(37)

The address of this person is 1158 26th St. Suite 325, Santa Monica, CA 90403. Rami Rostami and Gerard Casale are the Managing directors of TYLT Lab Partners I, LP  and share voting and dispositive control over the securities held by TYLT Lab Partners I, LP.

(38)	Includes 144,000 shares issuable on exercise of warrants to purchase shares of common stock.
(39)	The address of this person is 18 Ozone Avenue, Venice, CA 90291.
(40)	The address of this person is 2700 Las Vegas Blvd. S. Unit 2709, Las Vegas, NV 89101.
(41)	The address of this person is 2215 Cedar Springs Rd, Unit 1205, Dallas, TX 75201.
(42)	The address of this person is 64511 Ocean Front Walk, Playa del Rey, CA 90293.
(43)	The address of this person is 3900 Junius, Suite 615, Dallas, TX 75246. Dr. Chris Hebert has voting and dispositive control over the securities held by KAHD Investments, LLC.

Material Relationship with Selling Stockholders

To our knowledge, except for Midtown Partners & Co., LLC, John Clarke, TYLT Lab Partners I, LP, Roth Capital Partners, LLC and Harry Silver, none of the selling stockholders or their beneficial owners:

•	has had a material relationship with us other than as a shareholder at any time within the past three years;

•	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or

•	are broker-dealers or affiliated with broker-dealers.

Midtown Partners & Co., LLC is a registered broker-dealer and John Clarke is an officer of Midtown Partners & Co., LLC. Each of such persons received such warrants as compensation for investment banking services. Roth Capital Partners, LLC is a registered broker-dealer which received such warrants as compensation for investment banking services. Harry Silver and TYLT Lab Partners I, LP provide financial advisory services to us.

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PLAN OF DISTRIBUTION

Each selling stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF SECURITIES

The following description is qualified in its entirety by the provisions of our articles of incorporation, as amended (including all certificates of designation relating to our preferred stock), and our bylaws, all of which are incorporated by reference as exhibits to our registration statement, of which this prospectus forms a part.

Common Stock

The Company’s articles of incorporation, as amended, authorize us to issue 236,000,000 shares of common stock, par value $0.001 per share, of which 25,729,663 shares are issued and outstanding as of March 7, 2017, and 20,000,000 shares of Preferred Stock, $0.001 par value per share, of which:

•	1,000,000 have been designated as Series A Preferred Stock, no shares of which are outstanding as of March 7, 2017;

•	5,000 shares have been designated as Series B Preferred Stock, 3,625.375 shares of which are outstanding as of March 7, 2017;

•	500 have been designated as Series C Preferred Stock, no shares of which are outstanding as of March 7, 2017; and

•	1,500 have been designated as Series D Preferred Stock, 950 shares of which are outstanding as of March 7, 2017.

Voting Rights

Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors. The rights, powers, preferences and privileges of holders of our common stock are subject to those of the holders of our outstanding preferred stock and will be subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.

Our bylaws provide that the presence in person or by proxy of the holders of a majority of the votes entitled to be cast on a matter at a meeting shall constitute a quorum of stockholders for that matter. If a quorum exists, and unless a higher proportion of the votes is required pursuant to our articles of incorporation or applicable law, an action of the stockholders entitled to vote on a particular matter shall be approved if the votes cast in favor such action exceed the votes cast against such action. However, our bylaws further provide that directors are to be elected by a majority of the shares entitled to vote, either in person or by proxy, at the meeting held for the purpose of such election. Pursuant to our bylaws and Nevada law, a director may be removed by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.

Our bylaws also permit stockholders to take action by written consent pursuant to Nevada law, which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Dividend Rights

The holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share ratably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Our common stock, after the fixed consideration thereof has been paid or performed, is not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

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No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of our stock, whether presently or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by our Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

Our bylaws provide that any provision of our bylaws may be amended by a majority vote of the stockholders at any annual meeting or at any special meeting called for that purpose. Our board of directors may amend the bylaws or adopt additional bylaws, but is not permitted to alter or repeal any bylaw adopted by our stockholders.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes (the “NRS”), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Business Combinations and Acquisition of Control Shares

Pursuant to provisions in our articles of incorporation, we have elected not to be governed by certain Nevada statutes that may have the effect of discouraging corporate takeovers.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” Our original articles of incorporation provided that these statutes will not apply to us and such provision remains in effect.

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Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Our original articles of incorporation provided that these statutes will not apply to us and such provision remains in effect. Absent such a provision in our articles of incorporation or bylaws, these laws would apply to us if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

In addition, NRS 78.139 also provides that directors may resist a change or potential change in control if the directors, by majority vote of a quorum, determine that the change is opposed to, or not in, the best interests of the corporation.

Preferred Stock

Our articles of incorporation authorized the issuance of up to 20,000,000 shares of preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by our Board of Directors in accordance with Nevada law.

Series A Preferred Stock

On April 1, 2015, the Company filed a Certificate of Designation in connection with a private placement that authorized the issuance of up to one million (1,000,000) shares of a new series designated “Series A Preferred Stock,” and established the rights, preferences and limitations thereof. Each share of Series A Preferred Stock has a par value of $0.001 per share, liquidation preferences and automatic conversion to common stock in conjunction with the next round of equity financing or six months after the Series A closing date, whichever is sooner. In that private placement, we sold an aggregate of 580,000 shares of our Series A Preferred Stock for gross proceeds to us of $1,450,000. Immediately prior to the consummation of the private placement of Series B Preferred Stock as described below, all of the issued and outstanding shares of Series A Preferred Stock automatically converted into 1,812,500 shares of Common Stock.

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Series B Preferred Stock

On August 19, 2015, the Company filed a Certificate of Designation in connection with a private placement that authorized the issuance of up to five thousand (5,000) shares of a new series designated “Series B Convertible Preferred Stock,” and established the rights, preferences and limitations thereof. Each share of Series B Convertible Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000. In that private placement, we sold an aggregate of 5,000 shares of our Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”) for gross proceeds to us of $5,000,000. Each share of the Series B Preferred Stock was initially convertible into 1,250 shares of our common stock at a conversion price of $0.80 per share. Upon the closing of the private placement of the Series C Preferred Stock described below, the conversion price of the Series B Preferred Stock was reset to $0.40 per share. Upon the closing of the private placement of the Series D Preferred Stock described below, the conversion price of the Series B Preferred Stock was further reset to $0.25 per share. The Series B Preferred Stock ranks prior and superior to our common stock and any of our other capital stock with respect to preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, and upon a liquidation event (as defined in the certificate of designation relating to the Series B Preferred Stock), holders of the Series B Preferred Stock are entitled to receive, in preference to any amounts paid to any other holders of the Company’s capital stock, the stated value of the Series B Preferred Stock plus accrued and unpaid dividends, if any. The Series B Preferred Stock are entitled to receive dividends per share when, as and if declared by the board of directors, and if dividends are declared on the common stock, the holders of the Series B Preferred Stock are entitled to participate in such dividends on an as-if-converted-to-common stock basis. Each holder of Series B Preferred Stock is entitled to vote, on an as-converted basis determined as of the record date for the relevant vote or consent of stockholders, with the holders of common stock, voting as a single class except on matters where the holders of the Series B Preferred Stock are required by the certificate of designation for the Series B Preferred Stock or applicable law to vote as a separate class. The Series B Preferred Stock also includes customary provisions such as anti-dilution protection, rights upon a fundamental transaction, adjustments for dividends, purchase rights and negative and affirmative covenants. Upon the occurrence of certain triggering events defined under the certificate of designation relating to the Series B Preferred Stock, some of which may be beyond our control, the holders have the right to force the Company to redeem the shares of Series B Preferred Stock at a price per preferred share equal to the greater of (A) 115% of the conversion amount and (B) the product of (1) the conversion rate in effect at such time and (2) the greatest closing sale price of the common stock during the period beginning on the date immediately preceding such triggering event and ending on the date such holder delivers the notice of redemption. Subject to certain conditions being met, the Company has the right to force conversion of the preferred stock into shares of common stock if on each trading day over a 20 trading day period the volume weighted average price of the Company’s common stock exceeds 200% of the applicable conversion price and the daily trading volume exceeds 200,000 shares.

Series C Preferred Stock

On October 26, 2016, the Company filed a Certificate of Designation in connection with a private placement that authorized the issuance of up to five hundred (500) shares of a new series designated “Series C Convertible Preferred Stock,” and established the rights, preferences and limitations thereof. Each share of Series C Convertible Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000. In that private placement, we sold an aggregate of 500 shares of our Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”) for gross proceeds to us of $500,000. Prior to the date of this prospectus, all of the previously issued and outstanding shares of Series C Preferred Stock were converted into an aggregate of 1,941,500 shares of our common stock.

Series D Preferred Stock

On December 29, 2016, the Company filed a Certificate of Designation in connection with a private placement that authorized the issuance of up to one thousand five hundred (1,500) shares of a new series designated “Series D Convertible Preferred Stock,” and established the rights, preferences and limitations thereof. Each share of Series D Convertible Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000. In that private placement, we sold an aggregate of 1,200 shares of our Series D Convertible Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”) for gross proceeds to us of $1,200,000. Each share of the Series D Preferred Stock is convertible into shares of our common stock at an effective conversion price of $0.25 per share, subject to adjustment as set forth in the certificate of designation relating to the Series D Preferred Stock. If dividends are declared on the Common Stock, the holders of the preferred stock are entitled to participate in such dividends on an as-if-converted-to-common stock basis, but the Series D Preferred Stock shall have no other dividend rights. Holders of the Series D Preferred Stock are entitled to receive, in preference to any amounts paid to holders of our common stock, the par value of the Series D Preferred Stock plus accrued and unpaid dividends, if any. Except as otherwise provided in the certificate of designation relating to the Series D Preferred Stock or as otherwise required by law, the Series D Preferred Stock have no voting rights, except with respect to certain specified actions altering or adversely impacting the rights of the Series D Preferred Stock. The preferred stock also includes customary provisions such as anti-dilution protection, rights upon a fundamental transaction, adjustments for dividends, purchase rights and negative and affirmative covenants. The securities purchase agreement pursuant to which the Series D Preferred Stock was sold includes a “most favored nation” provision which provides that if the Company issues any new securities in a private placement or public offering, each holder of Series D Preferred Stock at the time of such issuance may exchange all of such holder’s shares of Series D Preferred Stock, at their stated value, for the securities issued in the subsequent financing on the same terms of such subsequent financing.

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Warrants

As of March 7, 2017, we had a total of 11,649,500 issued and outstanding warrants, which consisted of the following:

On July 17, 2012, we issued warrants to purchase up to 3,000,000 shares of our common stock to our founders and two advisors in consideration for services provided in the start-up of operations. The warrants are exercisable at a price of $1.00 per share and expire on June 20, 2023.

In June 2014, we issued warrants to investors to purchase up to 450,000 shares of common stock with an exercise price of $1.00 per share that expire in June 2020.

In August 2014, we issued warrants to investors to purchase up to 550,000 shares of common stock with an exercise price of $1.00 per share that expire in August 2020.

In April 2015, we issued warrants to investors to purchase up to 50,000 shares of common stock with an exercise price of $5.00 per that expire in April 2020.

In April 2015, we issued warrants to a service provider to purchase up to 90,000 shares of common stock with an exercise price of $2.50 per share with a term of five years.

In April 2015, we issued warrants to one of our investors to purchase 100,000 shares of common stock with an exercise price of $5.00 per share with a term of ten years.

In April 2015, we issued to a former service provider in exchange for payment of its outstanding invoice warrants to purchase 6,000 shares of common stock with an exercise price of $2.50 per share.

In May 2015, we issued warrants to investors to purchase up to 30,000 shares of common stock with an exercise price of $5.00 per that expire in May 2020.

In June 2015, we issued to a service provider in exchange for consulting services warrants that vest immediately to purchase 10,000 shares of common stock with an exercise price of $5.00 per share with a term of five years.

In July 2015, we issued warrants to investors to purchase up to 36,000 shares of common stock with an exercise price of $5.00 per that expire in July 2020.

On August 20, 2015, we issued warrants to investors to purchase up to 6,250,000 shares of common stock with an exercise price of $1.15 per that expire in August 2020. Upon the closing of the private placement of the Series D Preferred Stock, the exercise price of the warrants was reset to $0.25 per share.

On August 25, 2015, we issued to the placement agent warrants to purchase up to 187,500 shares of common stock with an exercise price of $1.15 per that expire in August 2020. Upon the closing of the private placement of the Series D Preferred Stock, the exercise price of the warrants was reset to $0.25 per share.

On November 30, 2015, we issued to a service provider warrants to purchase 120,000 shares of common stock in exchange for financial advisory and public relations consulting services. Fifty percent (50%) of the warrants vest immediately and the remainder in six months. We estimated the warrant value of the vested portion to be $23,400 utilizing the Black Scholes option pricing model.

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On November 1, 2016, we issued to a service provider warrants to purchase 40,000 shares of common stock with an exercise price of $1.15 per share that expire in November 2021.

On November 9, 2016, we issued to the placement agent warrants to purchase up to 125,000 shares of common stock with an exercise price of $0.40 per share that expire in November 2021.

On January 10, 2017, we issued to a placement agent a warrant to purchase up to 480,000 shares of common stock with an exercise price of $0.25 per share that expires in January 9, 2022.

On February 8, 2017, we issued to a service provider a warrant to purchase up to 125,000 shares of common stock with an exercise price of $0.41 per share that expires in February 2022 in exchange for financial advisory services.

Options

As of March 7, 2017, we had a total of 1,142,500 options outstanding, all of which were issued under our 2014 Omnibus Incentive Plan. See “Market for Common Equity and Related Stockholder Matters - Equity Compensation Plan Information.”

INTEREST OF NAMED EXPERTS AND COUNSEL

No “expert” or our “counsel” was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

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DESCRIPTION OF BUSINESS

History

The Company was incorporated in the State of Nevada in 2011 as Load Guard Transportation, Inc. and changed its name to Load Guard Logistics, Inc. in 2012.

On October 31, 2014, the Company closed a reverse merger transaction (the “Merger”) pursuant to which the Company became the 100% parent of our subsidiary Nemus (“Nemus Sub”) and assumed the operations of Nemus Sub. On November 3, 2014, the Company changed its name to Nemus Bioscience, Inc. by merging with Nemus Bioscience, Inc., a subsidiary of the Company.

On October 31, 2014, immediately prior to the consummation of the Merger, the Company entered into an Assignment and Assumption Agreement with LGT, Inc., a wholly owned subsidiary, pursuant to which the Company transferred all of its assets and liabilities to LGT.

On October 31, 2014, the Company entered into a Share Repurchase and Cancellation Agreement with LGT, Yosbani Mendez and Francisco Mendez, pursuant to which the Company repurchased 5,431,460 shares of its common stock (the “Repurchased Shares”) from Yosbani Mendez and Francisco Mendez for a repurchase price of all of the issued and outstanding shares of LGT. Upon the repurchase, the Company cancelled all of the Repurchased Shares.

Prior to the Merger, we were a transportation and logistics company engaged primarily in hauling truckload shipments of general commodities in both interstate and intrastate commerce. Nemus Sub was incorporated in the State of California on July 17, 2012.

Business Overview

We are a biopharmaceutical company focused on the discovery, development, and the commercialization of cannabinoid-based therapeutics through our partnership with the University of Mississippi, or UM. UM has held the only contract to cultivate cannabis for research purposes on behalf of the Federal Government since 1968, and it has significant expertise in cannabis cultivation and the extraction, separation, process and manufacture of cannabis extracts containing cannabinoid molecules. We are currently UM’s sole partner for the development and commercialization of drugs derived from cannabis extracts, or cannabinoids.

Our Strategic Partnership

In July 2013, we entered into a Memorandum of Understanding, or MOU, with UM to engage in joint research activities including extracting, manipulating, and studying cannabis in every form to develop intellectual property with the intention to create and commercialize therapeutic medicines. The MOU provides that we own all intellectual property developed solely by our employees and will jointly own all intellectual property developed jointly between Nemus Sub and UM employees. The term of the agreement is five years and the parties agreed to enter into separate research agreements upon the identification of patentable technologies. The agreement may be terminated by either party with three months’ written notice to the other party.

UM 5050 pro-drug license agreements

In September 2014, we entered into three license agreements with UM pursuant to which UM granted us exclusive, perpetual, worldwide licenses, including the right to sublicense, to intellectual property related to UM 5050, a pro-drug formulation of tetrahydrocannabinol, or THC, for products administered through each of ocular, oral or rectal delivery. The license agreement for the field of oral delivery also includes rights to UM 1250, a bio-adhesive hot-melt extruded film for topical and mucosal adhesion application and drug delivery. Data from UM supports the delivery of the pro-drug through absorptive routes other than the gastrointestinal tract, which we believe has the potential to mitigate the issue of first-pass metabolism by the liver, potentially enhancing drug bioavailability and adding to the predictability of the pharmacokinetics. Further, we have an option for the rights to use UM 5050 for delivery by other means not yet agreed upon and/or in combination with other cannabinoids or other compatible compounds which is renewable every six months and we have continued to renew.

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We paid UM upfront license fees under each of the three license agreements. Under each of the three license agreements, we are also responsible for annual maintenance fees that will be credited against royalties in the current fiscal year, contingent milestone payments upon achievement of development and regulatory milestones and royalties on net sales of licensed products sold for commercial use. The aggregate milestone payments under the license agreements if the milestones are achieved is $2.1 million and the potential royalty percentage is in the mid-single digits. We must also pay to UM a portion of all licensing fees we receive from any sublicensees, subject to a minimum royalty on net sales by such sublicensees. Our royalty obligations apply on a country by country and licensed product by licensed product basis, and end upon the later of the date that no valid claim of a licensed patent covers a licensed product in a given country, or ten years after first commercial sale of such licensed product in such country.

Each of the three licenses continue, unless terminated, until the later of the expiration of the last to expire of the patents or patent applications within the relevant licensed technology or expiration of our payment obligations under the license. UM may terminate the applicable license agreement, effective with the giving of notice, if: (a) we fail to pay any material amount payable to UM under the relevant license agreement and do not cure such failure within 60 days after UM notifies us of such failure, (b) we materially breach any covenant, representation or warranty in the relevant license agreement and do not cure such breach within 60 days after UM notifies us of such breach, (c) we fail to comply in any material respect with the terms of the relevant license and do not cure such noncompliance within 60 days after UM notifies us of such failure, (d) we are subject to a bankruptcy event, (e) we dissolve or cease operations or (f) if after the first commercial sale of a product during the term of the relevant license agreement, we materially fail to make reasonable efforts to commercialize at least one product or fail to keep at least one product on the market after the first commercial sale for a continuous period of one year, other than for reasons outside our control. We may terminate each license agreement with sixty days’ written notice to UM.

UM 8930 pro-drug agreements

In December 2015, we executed two license agreements with UM pursuant to which UM granted us exclusive, perpetual, worldwide licenses, including the right to sublicense, to intellectual property related to UM 8930, a pro-drug formulation of cannabidiol, or CBD for products administered through each of ocular or rectal delivery. Further, we have an option for the right to use UM 8930 for delivery by other means not yet agreed upon and/or in combination with other cannabinoids or other compatible compounds which may be renewed every six months and we plan to seek renewal for the foreseeable future.

We paid UM upfront license fees under each of the two license agreements. Under each of the two license agreements, we are also responsible for annual maintenance fees that will be credited against royalties in the current fiscal year, contingent milestone payments upon achievement of development and regulatory milestones and royalties on net sales of licensed products sold for commercial use. The aggregate milestone payments under the license agreements if the milestones are achieved is $1.4 million and the potential royalty percentage is in the mid-single digits. We must also pay to UM a portion of all licensing fees we receive from any sublicensees, subject to a minimum royalty on net sales by such sublicensees. Our royalty obligations apply on a country by country and licensed product by licensed product basis, and end upon the later of the date that no valid claim of a licensed patent covers a licensed product in a given country, or ten years after first commercial sale of such licensed product in such country.

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Each of the two licenses continue, unless terminated, until the later of the expiration of the last to expire of the patents or patent applications within the relevant licensed technology or expiration of our payment obligations under the license. UM may terminate the applicable license agreement, effective with the giving of notice, if: (a) we fail to pay any material amount payable to UM under the relevant license agreement and do not cure such failure within 60 days after UM notifies us of such failure, (b) we materially breach any covenant, representation or warranty in the relevant license agreement and do not cure such breach within 60 days after UM notifies us of such breach, (c) we fail to comply in any material respect with the terms of the relevant license and do not cure such noncompliance within 60 days after UM notifies us of such failure, (d) we are subject to a bankruptcy event, (e) we dissolve or cease operations or (f) if after the first commercial sale of a product during the term of the relevant license agreement, we materially fail to make reasonable efforts to commercialize at least one product or fail to keep at least one product on the market after the first commercial sale for a continuous period of one year, other than for reasons outside our control. We may terminate each license agreement with sixty days’ written notice to UM.

UM 5070 license agreement

In January 2017, we entered into a license agreement with UM pursuant to which UM granted us an exclusive, perpetual license, including the right to sublicense, under intellectual property related to UM 5070, a platform of cannabinoid-based molecules to research, develop and commercialize products for the treatment of infectious diseases. The license agreement culminates roughly one year of screening and target molecule identification studies especially focused on therapy-resistant infectious organisms like methicillin-resistant Staphylococcus aureus (MRSA).

We are obligated to pay UM upfront license fees under the license agreement. Under the license agreement, we are also responsible for annual maintenance fees that will be credited against royalties in the current fiscal year, contingent milestone payments upon achievement of development and regulatory milestones and royalties on net sales of licensed products sold for commercial use. The aggregate milestone payments due under the license agreement if the milestones are achieved is $700,000 and the royalty percentage due on net sales is in the mid-single digits. We must also pay to UM a portion of all licensing fees we receive from any sublicensees, subject to a minimum royalty on net sales by such sublicensees. Our royalty obligations apply on a country by country and licensed product by licensed product basis, and end upon the later of the date that no valid claim of a licensed patent covers a licensed product in a given country, or ten years after first commercial sale of such licensed product in such country.

The license agreement continues, unless terminated, until the later of the expiration of the last to expire of the patents or patent applications within the licensed technology or expiration of our payment obligations under the license. UM may terminate the license agreement, effective with the giving of notice, if: (a) we fail to pay any material amount payable to UM under the license agreement and do not cure such failure within 60 days after UM notifies us of such failure, (b) we materially breach any covenant, representation or warranty the license agreement and do not cure such breach within 60 days after UM notifies us of such breach, (c) we fail to comply in any material respect with the terms of the license and do not cure such noncompliance within 60 days after UM notifies us of such failure, (d) we are subject to a bankruptcy event, (e) we dissolve or cease operations or (f) if after the first commercial sale of a product during the term of the license agreement, we materially fail to make reasonable efforts to commercialize at least one product or fail to keep at least one product on the market after the first commercial sale for a continuous period of 1 year, other than for reasons outside our control. We may terminate the license agreement with sixty days’ written notice to UM.

Expenses for Research and Development Activities

Research and development expenses for the year ended December 31, 2016, were $939,040, which consisted of formulation work, license fee renewals, option expenses, and contract research and development, or R&D, fees incurred by the University of Mississippi. For the year ended December 31, 2015, our R&D expenses were $576,093 which consisted of new license fees for the CBD pro drug molecule, license fee renewals, option expenses, and contract R&D fees incurred by the University of Mississippi.

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Our Product Candidates

Cannabinoids are a class of chemically diverse compounds that are found in extracts from the cannabis plant. These compounds express their physiological response by binding to specific cannabinoid receptors (CB1 and CB2), which are found throughout the body. Some cannabinoids have been observed to exert multiple effects on the human body, including but not limited to: impacting the immune response, nervous system function and repair, gastrointestinal maintenance and motility, motor function in muscles, pancreatic functionality and blood sugar regulation, and integrity of function in the eye, including the optic nerve. Cannabis and specific cannabinoids have been studied widely, with published data suggesting the potential for these compounds to be used in treating many disorders or alleviating disease-associated symptoms.

We are focused on the development of early stage cannabinoid product candidates. Specifically, UM’s research to date has indicated that proprietary cannabinoid chemistry coupled with the innovative, alternative delivery methods, such as ocular, transmucosal and trans-rectal delivery, could have beneficial effects across a spectrum of diseases, including these primary targets:

•	Glaucoma and other ocular-related disorders;

•	Palliative care associated with adverse events related to chemotherapy; and

•	Anti-infective activity directed against MRSA.

The following table summarizes certain information regarding our cannabinoid product candidates:

Product Candidate	Indication	Development Status
NB1111	Glaucoma	Preclinical
NB1222	Chemotherapy Induced Nausea and Vomiting (CINV)	Preclinical
NB3111	MRSA	Preclinical
NB2111	Chemotherapy Induced Peripheral Neuropathy (CIPN)	Research
NB2222	Ocular Targets: Uveitis, Dry Eye Syndrome, Macular Degeneration, Diabetic Retinopathy	Research

NB1111

Glaucoma is an ocular neuropathy associated with the initiation of programmed cell death, known as apoptosis, of the retinal ganglion cells, or RGCs, of the optic nerve, resulting in progressive and irreversible loss of vision. Intraocular pressure, or IOP, has been identified as an important risk factor in the pathogenesis of this disease. Elevated IOP can lead to damage of RGC axons through vascular ischemia by compromising blood flow to the cells, and physical crush injury as the elevated ocular pressure compresses these delicate cells. Cannabinoid receptors are highly concentrated in the eye, especially in organs of the anterior compartment that helps regulate IOP, and the posterior compartment in the area of the retina and optic nerve. Stimulation of cannabinoid receptors by THC has been previously shown to lower IOP in both animal and human studies.

Our lead ocular compound is NB1111, a prodrug of THC. The molecule has been formulated to make the usually lipophilic THC more hydrophilic to allow for easier transport across membranes. In 2013 and 2014, UM conducted studies of the formulation in the rabbit ocular model which showed that the molecule was able to penetrate all chambers of the eye which could potentially broaden the proposed therapeutic indications of interest to diseases of the eye that affect the retina and optic nerve, such as macular degeneration or diabetic retinopathy. These studies also revealed that the formulation was able to achieve potentially therapeutic concentrations in the anterior compartment, vitreous humor, and posterior compartment of the normal rabbit eye, which is very similar to the human eye in anatomy and physiology. The rabbit ocular model is an accepted animal model for regulatory agencies when considering a candidate drug for human testing and this data will be submitted as part of the investigational new drug application, or IND, to the FDA.

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Additional studies using an alpha-chymotrypsin induced glaucoma model in rabbits were performed by UM in 2013 and 2014 under a grant from the National Institutes of Health, or NIH. Those studies showed that NB1111 was able to reduce IOP by 45% to 50%. Reduction in IOP was successful in an almost linear dose-responsive manner, with greater decline in IOP associated with higher dosage concentration. The decline in IOP observed in the rabbit model correlated to historical human data when patients were exposed to systemically administered THC via inhalational methods. The human studies were conducted by the NIH and the U.S. Army in the 1970’s where glaucoma patients for the NIH study and normal volunteers for the U.S. Army study were exposed to THC by smoking marijuana. Patients tested by the NIH exhibited a decline in IOP ranging from 35% to as high as 65%, correlated to the amount of THC in the plasma.  Although not statistically significant, normal volunteers in the U.S. Army study also showed a decrease in IOP of approximately 10% to 20%. While THC from smoking marijuana was able to reduce IOP in humans, the effect was short lived given the short half-life of the THC molecule. The half-life of the pro-drug used in the rabbit glaucoma model was longer, but still pointed to the need to formulate the pro-drug in a way to lengthen the half-life that would be consistent with once-daily dosing of a marketed product.

We examined the compound in further testing using a nanoparticle delivery system to prolong the drug’s biologic half-life in late 2015. The studies were conducted by UM and placed NB1111 into a solid lipid-nanoparticle system (SLN) to deliver the drug to the eye using topical drop administration. The SLN delivery of NB1111 was administered to rabbits that underwent elevated IOP inducement using the alpha-chymotrypsin model. Data from that experiment confirmed previous studies that showed administration of NB1111 resulted in a 45% reduction in IOP from baseline with a half-life consistent with five to six-times per day dosing. When NB1111 was administered via SLN delivery, the lower concentration of NB1111 (0.4% equivalent THC) exhibited a decrease in IOP of approximately 20% while the higher concentration of NB1111 (0.6% equivalent THC) lowered IOP by a maximum of 35%. The use of SLN technology lengthened the physiologic half-life of NB1111 equivalent to dosing the drug two to three times a day.

Moving forward, if an IND is submitted to FDA and becomes effective, we plan to undertake human testing in patients with underlying glaucoma. We anticipate proposing to the FDA that the first-in-human studies be conducted in patients with glaucoma (Phase 2a) in a traditional dose-ranging study that will also collect safety data and assess which dosages best balance efficacy and safety. Historically, Phase 2 studies in glaucoma are conducted over 28-days and patients place the test compound in one eye and the reference comparator in the other eye, thereby acting as their own controls. Given that IOP data is objectively measured, we will decide whether to conduct a subsequent Phase 2b study or go directly to a larger Phase 3 clinical trial based on the quality of the data collected in the Phase 2a study and the advice provided by FDA.

NB1222

NB1222 is a prodrug formulation of THC using the same active pharmaceutical ingredient (API) as NB1111 but for systemic administration in the management of chemotherapy-induced nausea and vomiting (CINV). There were an estimated 15.2 million cancer cases globally in 2014 according to the International Agency for Research on Cancer with projections of 17.1 million cases in 2020. Roughly 25%-30% of cancer patients receive chemotherapy, and of those patients, 70%-80% experience a form of CINV. The global CINV market saw estimated revenue of $1.3 billion in 2014 with a projected 5.7% compounded annual growth rate through 2020 as cancer rates climb with growing, aged populations.

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Oral delivery of dronabinol, like many orally administered cannabinoids, results in relatively low bioavailability, coupled with irregular pharmacokinetics secondary to absorption variability and first-pass metabolism by the liver, complicated by the need for multiple dosages per day. In addition, many patients report nausea and/or vomiting as a side-effect related to dosing oral dronabinol, which is currently approved by the FDA for chemotherapy-induced nausea and vomiting (CINV) and wasting syndrome associated with HIV infection/fulminant AIDS. We plan to advance a once-daily suppository form of our proprietary prodrug of THC, NB1222, that is designed to have enhanced bioavailability and more reliable pharmacokinetics, avoid first-pass metabolism by the liver, achieve therapeutic concentrations faster, and avoid the upper gastrointestinal tract mitigating further nausea and vomiting.

Current sales of dronabinol are estimated to be in excess of $110 million in the United States (Source: IMS Health), and management believes that associated product attributes such as appetite stimulation and analgesia, could enhance sales in clinical populations that could benefit from the uniform dosing afforded by prodrug technology. We expect to request a pre-IND meeting with the U.S. FDA and plan to provide further timeline guidance pending feedback from the FDA. The overall regulatory strategy, pending guidance from the FDA, would be to seek approval of the prodrug formulation of the active moiety in dronabinol, THC, pursuant to Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, which permits approval of an application that contains full reports of investigations of safety and effectiveness but where at least some of the information required for approval comes from studies not conducted by or for the applicant and for which the applicant has not obtained a right of reference. If we were to seek approval under this pathway, we would propose to rely on FDA’s prior findings of safety and efficacy in its approval of Dronabinol, which is already approved for CINV.

NB3111

Methicillin-resistant Staphylococcus aureus (MRSA) was first described in 1961 after the introduction of the antibiotic, methicillin, and since that time, the prevalence of the organism has increased globally in both community and health-care settings. The prevalence of MRSA in intensive care units in the United States has been estimated to be 60% (Am J Infect Control 2004; 32:470) with more than 90,000 invasive MRSA infections occurring annually in the United States resulting in more than 18,000 deaths (JAMA 2007; 298: 1763-71). Annual costs for treating MRSA in the United States are projected to exceed $4 billion, accounting for a collective 8 million extra hospital days annually (ISPOR; 10th Annual Meeting, Wash D.C., May, 2005; Pew Foundation Research Brief, April, 2012).

MRSA is classically resistant to conventional antibiotics to treat staph infections such as fluoroquinolones, beta-lactams, and macrolides. Most patients who develop MRSA infections are usually colonized with either a community acquired strain (CA-MRSA) or healthcare-associated strain (HA-MRSA). Therefore, antibiotic development against MRSA can take three approaches: (a) decolonization, (b) treatment of localized soft tissue infections, or (c) systemic antibiotic for generalized sepsis.

Cannabinoid molecules have been shown in in vitro studies conducted by third parties to possess anti-infective activity against a variety of MRSA strains. We entered into a research agreement with UM in 2015 and continue to test a variety of cannabinoids in various strengths, combinations, and delivery systems against a variety of MRSA species found in community, health-care, and institutional settings such as nursing homes, correctional facilities, and military quarters. As discussed in “–Our Strategic Partnership–UM 5070 license agreement,” in January 2017, we entered into a license agreement with UM pursuant to which UM granted us an exclusive, perpetual license, including the right to sublicense, under intellectual property related to UM 5070, a platform of cannabinoid-based molecules to research, develop and commercialize products for the treatment of infectious diseases.

NB2111

We have in-licensed unique derivatives of cannabidiol (CBD) from UM and, based on exploratory research conducted at the University, we have embarked on studies exploring the utility of CBD derivatives in the treatment and management of chemotherapy-induced peripheral neuropathy (CIPN).

The CIPN market in the United States approaches $500 million annually (LifeSci Advisors; 2013) and the market for treatment of opioid-induced constipation, which is an adverse event associated with using opioids in treating CIPN, is projected to exceed $600 million globally by 2019 (GlobalData; 2015). We believe that the use of cannabinoids can supplant the dosing of other medications that carry a significant safety and addictive risk, ultimately becoming a mainstay of therapy in this population, especially if cannabinoid use allows for the completion of cycles of chemotherapy.

NB2111 formulation technology is designed to permit better transmembrane translocation of cannabinoids and thereby not rely on dosing cannabinoids via the oral route, which can lead to an erratic pharmacokinetic profile. We completed proof-of-concept in vitro and in vivo pre-clinical studies, resulting in a formulation choice along with a route of delivery that has been shown in such studies to avoid first-pass metabolism by the liver. Anticipated studies will examine the conversion rate of the derivative molecules to the active CBD moiety as well as assessing analgesic response in animal studies. Once a candidate formulation has been identified, that CBD derivative will advance into the requisite IND-enabling studies.

NB2222

NB2222 is a prototype ocular formulation of a CBD analogue. We have embarked on studies with UM exploring the utility of our drug candidate NB2222 as an eye drop emulsion for the potential treatment and management of several eye diseases, including uveitis, dry eye syndrome, macular degeneration and diabetic retinopathy.

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Our Competitive Strengths

Cannabis is subject to strict regulation in the United States. Cannabis and cannabis extracts are classified by the U.S. Drug Enforcement Administration, or DEA, as a Schedule I substance, which means that, under federal law, it has no established medicinal use and may not be marketed or sold in the United States. In addition, the United States is a party to the Single Convention on Narcotic Drugs, which imposes certain requirements and restrictions on member parties with respect to the cultivation and wholesale trade in cannabis. Since 1968, UM has held the only contract with the Federal Government to cultivate cannabis on its behalf for research purposes, and holds the requisite DEA registrations authorizing it to engage in that activity. The contract, which is open for competitive bidding at periodic intervals, is administered by the National Institute on Drug Abuse, or NIDA, an agency within the National Institutes of Health. UM’s current contract was awarded in 2015 and runs for a base year of one year with four one-year options. Although in August 2016 DEA announced that it would consider granting registrations for the cultivation of cannabis for research and development purposes outside of the NIDA contract process, we are not aware of any entity that has received such a registration under this process. As the sole contract holder since 1968, UM has developed significant expertise in extraction, separation, processing and manufacture of cannabinoids. UM has also engaged in the cultivation of cannabis and the extraction of cannabinoids for purposes of developing drug product candidates apart from its role as NIDA contractor. We have entered into research agreements with UM and view this collaborative association as a significant strategic advantage in the marketplace.

The only cannabinoid products that are currently approved as drugs in the United States and, to our knowledge, all cannabinoid products in late-stage development, are orally-delivered synthetically derived products. Cannabinoids, when ingested orally, are subject to significant first pass metabolism by the liver and potential drug-drug interactions, resulting in very high patient-to-patient variation in bioavailability which can compromise both efficacy and safety. This has been repeatedly published in the literature and in product labeling by regulatory agencies worldwide. These independent assessments correlate with highly variable response rates and safety profiles which, in some cases, have been deemed to have marginal clinical utility.

We have licensed from UM the rights to a pro-drug formulation of THC. Data from UM support the delivery of the pro-drug through absorptive routes other than the gastrointestinal tract, which we believe has the potential to mitigate the issue of first-pass metabolism by the liver, potentially enhancing drug bioavailability. The three licenses are for delivery of this proprietary formulation through ocular, transmucosal and trans-rectal delivery.

We are also working with UM and other parties on methods to formulate and deliver a variety of other pharmaceutical-grade cannabinoids to better manage symptoms and/or treat diseases.

Our Business Strategy

Our goal is to become the premier developer of prescriptive cannabinoid-based medicines for global markets with significant unmet medical needs. Our current operating strategy includes:

•	selection of potential clinical targets based on internal and external published data, access to appropriate cannabinoids, and the impact of both developmental and market conditions;

•	prioritization of product candidates based on associated target indications;

•	utilization, where feasible, of naturally-derived drug prototypes leading to synthetically produced cannabinoids for development and commercialization;

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•	development and execution of an intellectual property strategy;

•	development and advancement of our current product pipeline;

•	outsourcing services, such as use of Clinical Research Organizations, or CROs, and contract manufacturers for the active pharmaceutical ingredient, or API, where possible and appropriate;

•	obtaining regulatory approval from the FDA and European Medicines Agency, or EMA, for product candidates;

•	research and development of additional target indications for cannabinoid product candidates; and

•	partnering, out-licensing, or selling approved products, if any, to optimize Company efficiencies to bring state-of-the-art therapeutics to patients.

Sales and Marketing

We have not established a sales, marketing or product distribution infrastructure because our lead candidates are still in discovery or preclinical development. If and when we obtain approval to market any of our product candidates, we will evaluate what we believe to be the optimal commercialization path for the company, the respective product candidate, and patients. Commercialization paths may include licensing, selling, or partnering with other commercial partners. We may also choose to build a commercial sales and marketing team for some or all of our product candidates.

Manufacturing

We do not own or operate, and currently have no plans to establish, any manufacturing facilities for final manufacture. We currently rely, and expect to continue to rely, on third parties for the manufacture of our product candidates for preclinical and clinical testing, as well as for commercial manufacture of any products that we may commercialize.

We entered into an agreement with Albany Molecular Research Inc. (NASDAQ: AMRI) in February 2016 for the development and manufacture of our proprietary cannabinoid-based active pharmaceutical ingredients (APIs). It is anticipated that the synthetically generated API will form the basis of our drug candidates NB1111, in development for glaucoma, and NB1222, in development for the management of CINV.

For all of our future product candidates, we aim to identify and qualify manufacturers to provide the API and fill-and-finish services prior to submission of a new drug application, or NDA, to the FDA. We expect to continue to develop drug candidates that can be produced cost-effectively at contract manufacturing facilities.

Intellectual Property

The success of most of our product candidates will depend in large part on our ability to:

•	obtain and maintain patent and other legal protections for the proprietary technology, inventions and improvements we consider important to our business;

•	prosecute our patent applications and defend any issued patents we obtain;

•	preserve the confidentiality of our trade secrets; and

•	operate without infringing the patents and proprietary rights of third parties.

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We intend to continue to seek appropriate patent protection for certain of our product candidates, drug delivery systems, molecular modifications, as well as other proprietary technologies and their uses by filing patent applications in the United States and other selected global territories. We intend for these patent applications to cover, where possible, claims for medical uses, processes for isolation and preparation, processes for delivery and formulations.

As of the date of this prospectus, we have licensed from UM two U.S. patents as well as foreign counterparts in the European Union, Japan and Australia. The patent that we license for ocular, oral and rectal delivery covers composition of matter and preparation of delta-9 THC amino acid esters and their methods of use and the additional patent that we license for oral delivery covers a hot-melt extruded film for topical and mucosal adhesion applications and drug delivery and process for preparation thereof. These patents are expected to expire at 2031 and 2020, respectively. Under our license agreements, UM retains ownership over the licensed patents and retain control over the maintenance and prosecution of the licensed patents and patent applications. In addition to those licenses, we have one trademark application pending in the United States for Nemus Bioscience, Inc. We also rely upon unpatented trade secrets and know-how and continuing technological innovation to develop and maintain our proprietary and intellectual property position. We seek to protect our proprietary information, in part, using confidentiality agreements with our collaborators, scientific advisors, employees and consultants, and invention assignment agreements with our employees and selected consultants, scientific advisors and collaborators. The confidentiality agreements are designed to protect our proprietary information and, in the case of agreements or clauses requiring invention assignment, to grant us ownership of technologies that are developed through a relationship with a third-party.

Competition

Our industry is characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary products. We face potential competition from many different sources, such as pharmaceutical companies, including generic drug companies, biotechnology companies, drug delivery companies and academic and research institutions. Many of our potential competitors have substantially greater financial, scientific, technical, intellectual property, regulatory and human resources than we do, and greater experience than we do commercializing products and developing product candidates, including obtaining FDA and other regulatory approvals for product candidates. Consequently, our competitors may develop products for indications we pursue that are more effective, better tolerated, more widely-prescribed or accepted, more useful and less costly, and they may also be more successful in manufacturing and marketing their products. We also face competition from third parties in recruiting and retaining qualified personnel, establishing clinical trial sites and enrolling patients for clinical trials and in identifying and acquiring or in-licensing new products and product candidates.

Government Regulation

Government authorities in the United States, at the federal, state and local level, and in other countries, extensively regulate, among other things, the research, development, testing, manufacture, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, import and export of pharmaceutical products such as those we are developing. The processes for obtaining regulatory approvals in the United States and in foreign countries, along with subsequent compliance with applicable statutes and regulations, require the expenditure of substantial time and financial resources. A failure to comply with such laws and regulations or prevail in any enforcement action or litigation related to noncompliance could have a material adverse impact on our business, financial condition and results of operations and could cause the market value of our common stock to decline.

Regulation of Cannabis and Cannabinoids

DEA Regulation

Cannabis, cannabis extracts and some cannabinoids are regulated as “controlled substances” as defined in the CSA, which establishes registration, security, recordkeeping, reporting, storage, distribution and other requirements administered by the DEA. The DEA is concerned with the control of handlers of controlled substances, and with the equipment and raw materials used in their manufacture and packaging, in order to prevent loss and diversion into illicit channels of commerce.

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The DEA regulates controlled substances as Schedule I, II, III, IV or V substances. Schedule I substances by definition have no established medicinal use, and may not be marketed or sold in the United States. A pharmaceutical product may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest risk of abuse and Schedule V substances the lowest relative risk of abuse among such substances. Cannabis, cannabis extracts and some cannabinoids are listed by the DEA as Schedule I controlled substances under the CSA. Consequently, their manufacture, shipment, storage, sale and use are subject to a high degree of regulation. Annual registration is required for any facility that manufactures, distributes, dispenses, imports or exports any controlled substance. The registration is specific to the particular location, activity and controlled substance schedule. For example, separate registrations are needed for import and manufacturing, and each registration will specify which schedules of controlled substances are authorized.

The DEA typically inspects a facility to review its security measures prior to issuing a registration. Security requirements vary by controlled substance schedule, with the most stringent requirements applying to Schedule I and Schedule II substances. Required security measures include background checks on employees and physical control of inventory through measures such as cages, surveillance cameras and inventory reconciliations. The registered entity must maintain records for the handling of all controlled substances, and must make periodic reports to the DEA. These include, for example, distribution reports for Schedule I and II controlled substances, Schedule III substances that are narcotics, and other designated substances. The registered entity must also report thefts or losses of any controlled substance, and obtain authorization to destroy any controlled substance. In addition, special authorization and notification requirements apply to imports and exports.

In addition, a DEA quota system controls and limits the availability and production of controlled substances in Schedule I or II. Distributions of any Schedule I or II controlled substance must also be accompanied by special order forms, with copies provided to the DEA. The DEA may adjust aggregate production quotas and individual production and procurement quotas from time to time during the year, although the DEA has substantial discretion in whether or not to make such adjustments. To meet its responsibilities, the DEA conducts periodic inspections of registered establishments that handle controlled substances. In the event of non-compliance, the DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to revoke those registrations. In certain circumstances, violations could lead to criminal prosecution.

State Regulation

The states also maintain separate controlled substance laws and regulations, including licensing, recordkeeping, security, distribution, and dispensing requirements. State authorities, including Boards of Pharmacy, regulate use of controlled substances in each state. Failure to maintain compliance with applicable requirements, particularly as manifested in the loss or diversion of controlled substances, can result in enforcement action that could have a material adverse effect on our business, operations and financial condition.

The Single Convention on Narcotic Drugs 1961

Many countries, including the United States, are parties to the 1961 Single Convention on Narcotic Drugs, or the Single Convention, which is an international treaty that governs international trade and domestic control of narcotic substances, including cannabis and cannabis extracts. The Single Convention requires all parties to take measures to limit the production, manufacture, export, import, distribution of, trade in, and use and possession of cannabis exclusively to medical and scientific purposes. In particular, the Single Convention requires member countries to establish a government agency to oversee the cultivation of marijuana and establish a monopoly on the wholesale trade of marijuana, and it provides that this role must be filled by a single government agency if the member country’s constitution so permits.

Party members, including the United States, may interpret and implement their treaty obligations in a way that restricts our ability to develop and obtain marketing approval for our product candidates in accordance with our current plans and partnership with UM. To date, no natural cannabis or cannabis-derived product has obtained marketing approval in the United States.

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NIDA

Pursuant to the Single Convention, NIDA oversees the cultivation of research-grade cannabis for medicinal research on behalf of the United States Government. NIDA has historically fulfilled this obligation through a contract that it administers with UM. UM has been the sole NIDA contractor to grow cannabis for research purposes since 1968. The contract is open for competitive bidding at periodic intervals. Since 1999, the term of the contract has been five years. UM engaged in a competitive bidding process for the next contract interval and was awarded the contract in 2015. Under the NIDA contract, UM grows, harvests, stores, ships and analyzes cannabis of different varieties, as NIDA requires. In August 2016 DEA announced that it would consider granting registrations for the cultivation of cannabis for research and development purposes outside of the NIDA contract process. We are not aware of any entity that has received such a registration under this process.

UM has represented that it also grows cannabis for purposes of researching cannabis extracts, and has in the past grown cannabis, purified cannabis extracts, and distributed extracts for purposes of developing product candidates, separate and apart from its contract with NIDA. UM has indicated that it conducted these activities pursuant to separate registrations from DEA and that it plans to seek the necessary additional DEA registrations to conduct the contemplated activities in connection with our partnership, in compliance with applicable law and the United States’ obligations under the Single Convention. However, there is a risk that regulatory authorities may disagree and decline to authorize UM to engage in these activities.

U.S. Food and Drug Administration

In the United States, pharmaceutical products are subject to extensive regulation by the FDA. The FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act, or FDCA, and its implementing regulations. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval, may subject us to a variety of administrative or judicial sanctions, such as the FDA’s refusal to approve pending NDAs, withdrawal of an approval, imposition of a clinical hold, issuance of warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties.

The process required by the FDA before a drug may be marketed in the United States generally involves the following:

•	completion of preclinical laboratory tests, animal studies and formulation studies in compliance with good laboratory practice, or GLP, regulations;

•	submission to the FDA of an IND, which must become effective before human clinical trials may begin;

•	approval by an IRB at each clinical site before each trial may be initiated;

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performance of adequate and well-controlled human clinical trials in accordance with good clinical practice, or GCP, requirements to establish the safety and efficacy of the proposed drug for each indication;

•	submission of an NDA to the FDA;

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satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the product is produced to assess compliance with current good manufacturing practices, or cGMP, requirements and to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity; and

•	FDA review and approval of the NDA.

Preclinical Studies

Preclinical studies include laboratory evaluation of product chemistry, toxicity and formulation, as well as animal studies to assess potential safety and efficacy. An IND sponsor must submit the results of the preclinical tests, together with manufacturing information, analytical data and any available clinical data or literature, among other things, to the FDA as part of an IND. Some preclinical testing may continue even after the IND is submitted. An IND automatically becomes effective 30 days after receipt by the FDA unless, before that time, the FDA raises concerns or questions related to one or more proposed clinical trials and places the clinical trial on a clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. As a result, submission of an IND may not result in the FDA allowing clinical trials to commence.

Clinical Trials

Clinical trials involve the administration of the investigational new drug to human subjects under the supervision of qualified investigators in accordance with GCP requirements, which include the requirement that all research subjects provide their informed consent in writing for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the trial, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated. A protocol for each clinical trial and any subsequent protocol amendments must be submitted to the FDA as part of the IND. In addition, an IRB at each institution participating in the clinical trial must review and approve the plan for any clinical trial before it commences at that institution. Information about certain clinical trials must be submitted within specific timeframes to the NIH for public dissemination on their www.clinicaltrials.gov website.

Human clinical trials are typically conducted in three sequential phases, which may overlap or be combined:

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Phase 1: The drug is initially introduced into healthy human subjects or patients with the target disease or condition and tested for safety, dosage tolerance, absorption, metabolism, distribution, excretion and, if possible, to gain an early indication of its effectiveness.

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Phase 2: The drug is administered to a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance and optimal dosage.

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Phase 3: The drug is administered to an expanded patient population, generally at geographically dispersed clinical trial sites, in well-controlled clinical trials to generate enough data to statistically evaluate the efficacy and safety of the product for approval, to establish the overall risk-benefit profile of the product, and to provide adequate information for the labeling of the product.

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Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and more frequently if serious adverse events occur. Phase 1, Phase 2 and Phase 3 clinical trials may not be completed successfully within any specified period, or at all. Furthermore, the FDA or the sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research subjects are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients.

Marketing Approval

Assuming successful completion of the required clinical testing, the results of the preclinical and clinical studies, together with detailed information relating to the product’s chemistry, manufacture, controls and proposed labeling, among other things, are submitted to the FDA as part of an NDA requesting approval to market the product for one or more indications. In most cases, the submission of an NDA is subject to a substantial application user fee. Under the Prescription Drug User Fee Act, or PDUFA, guidelines that are currently in effect, the FDA has a goal of ten months from the date of “filing” of a standard NDA for a new molecular entity to review and act on the submission. This review typically takes at least twelve months from the date the NDA is submitted to FDA because the FDA has approximately two months to make a “filing” decision. However, if issues arise during the review, FDA may request additional information and the review period may be extended to permit the applicant to provide and FDA to review that information which may significantly extend this time period.

In addition, under the Pediatric Research Equity Act of 2003, or PREA, as amended and reauthorized, certain NDAs or supplements to an NDA must contain data that are adequate to assess the safety and effectiveness of the drug for the claimed indications in all relevant pediatric subpopulations, and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The FDA may, on its own initiative or at the request of the applicant, grant deferrals for submission of some or all pediatric data until after approval of the product for use in adults, or full or partial waivers from the pediatric data requirements.

The FDA also may require submission of a risk evaluation and mitigation strategy, or REMS, plan to ensure that the benefits of the drug outweigh its risks. The REMS plan could include medication guides, physician communication plans, assessment plans, and/or elements to assure safe use, such as restricted distribution methods, patient registries, or other risk minimization tools.

The FDA conducts a preliminary review of all NDAs within the first 60 days after submission, before accepting them for filing, to determine whether they are sufficiently complete to permit substantive review. The FDA may request additional information rather than accept an NDA for filing. In this event, the application must be resubmitted with the additional information. The resubmitted application is also subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth substantive review. The FDA reviews an NDA to determine, among other things, whether the drug is safe and effective and whether the facility in which it is manufactured, processed, packaged or held meets standards designed to assure the product’s continued safety, quality and purity.

The FDA may refer an application for a novel drug to an advisory committee. An advisory committee is a panel of independent experts, including clinicians and other scientific experts, that reviews, evaluates and provides a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

Before approving an NDA, the FDA typically will inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA, the FDA may inspect one or more clinical trial sites to assure compliance with GCP requirements.

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The testing and approval process for an NDA requires substantial time, effort and financial resources, and each may take several years to complete. Data obtained from preclinical and clinical testing are not always conclusive and may be susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. The FDA may not grant approval on a timely basis, or at all.

After evaluating the NDA and all related information, including the advisory committee recommendation, if any, and inspection reports regarding the manufacturing facilities and clinical trial sites, the FDA may issue an approval letter, or, in some cases, a complete response letter. A complete response letter generally contains a statement of specific conditions that must be met in order to secure final approval of the NDA and may require additional clinical or preclinical testing in order for FDA to reconsider the application. Even with submission of this additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval. If and when those conditions have been met to the FDA’s satisfaction, the FDA will typically issue an approval letter. An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications. For some products, such as our product candidates, an additional step of DEA review and scheduling is required.

Post-Approval Requirements

Drugs manufactured or distributed pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to recordkeeping, periodic reporting, product sampling and distribution, advertising and promotion and reporting of adverse experiences with the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims are subject to prior FDA review and approval. There also are continuing, annual user fee requirements for any marketed products and the establishments at which such products are manufactured, as well as new application fees for supplemental applications with clinical data.

The FDA may impose a number of post-approval requirements as a condition of approval of an NDA. For example, the FDA may require post-marketing testing, including Phase 4 clinical trials, and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization.

In addition, drug manufacturers and other entities involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and state agencies, and are subject to periodic unannounced inspections by the FDA and these state agencies for compliance with cGMP requirements. Changes to the manufacturing process are strictly regulated and often require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP requirements and impose reporting and documentation requirements upon the sponsor and any third-party manufacturers that the sponsor may decide to use. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain cGMP compliance.

Once an approval is granted, the FDA may withdraw the approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market.

Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in mandatory revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical trials to assess new safety risks; or imposition of distribution or other restrictions under a REMS program.

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Other potential consequences include, among other things:

•	restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;

•	fines, warning letters or holds on post-approval clinical trials;

•	refusal of the FDA to approve pending NDAs or supplements to approved NDAs, or suspension or revocation of product license approvals;

•	product seizure or detention, or refusal to permit the import or export of products; or

•	injunctions or the imposition of civil or criminal penalties.

The FDA strictly regulates marketing, labeling, advertising and promotion of products that are placed on the market. Drugs may be promoted only for the approved indications and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability.

In addition, the distribution of prescription pharmaceutical products is subject to the Prescription Drug Marketing Act, or PDMA, which regulates the distribution of drugs and drug samples at the federal level, and sets minimum standards for the registration and regulation of drug distributors by the states. Both the PDMA and state laws limit the distribution of prescription pharmaceutical product samples and impose requirements to ensure accountability in distribution.

Exclusivity and Approval of Competing Products

Hatch Waxman Act

Section 505 of the FDCA describes three types of marketing applications that may be submitted to the FDA to request marketing authorization for a new drug. A Section 505(b)(1) NDA is an application that contains full reports of investigations of safety and efficacy. A 505(b)(2) NDA is an application that contains full reports of investigations of safety and efficacy but where at least some of the information required for approval comes from investigations that were not conducted by or for the applicant and for which the applicant has not obtained a right of reference or use from the person by or for whom the investigations were conducted. This regulatory pathway enables the applicant to rely, in part, on the FDA’s prior findings of safety and efficacy for an existing product, or published literature, in support of its application. Section 505(j) establishes an abbreviated approval process for a generic version of approved drug products through the submission of an Abbreviated New Drug Application, or ANDA. An ANDA provides for marketing of a generic drug product that has the same active ingredients, dosage form, strength, route of administration, labeling, performance characteristics and intended use, among other things, to a previously approved product. ANDAs are termed “abbreviated” because they are generally not required to include preclinical (animal) and clinical (human) data to establish safety and efficacy. Instead, generic applicants must scientifically demonstrate that their product is bioequivalent to, or performs in the same manner as, the innovator drug through in vitro, in vivo, or other testing. The generic version must deliver the same amount of active ingredients into a subject’s bloodstream in the same amount of time as the innovator drug and can often be substituted by pharmacists under prescriptions written for the reference listed drug.

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Hatch Waxman Patent Exclusivity

In seeking approval for a drug through an NDA, applicants are required to list with the FDA each patent with claims that cover the applicant’s product or a method of using the product. Upon approval of a drug, each of the patents listed in the application for the drug is then published in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book. Drugs listed in the Orange Book can, in turn, be cited by potential competitors in support of approval of an abbreviated new drug application, or ANDA, or 505(b)(2) NDA.

The ANDA or 505(b)(2) NDA applicant is required to certify to the FDA concerning any patents listed for the approved product in the FDA’s Orange Book, except for patents covering methods of use for which the ANDA applicant is not seeking approval. Specifically, the applicant must certify with respect to each patent that:

•	the required patent information has not been filed;

•	the listed patent has expired;

•	the listed patent has not expired, but will expire on a particular date and approval is sought after patent expiration; or

•	the listed patent is invalid, unenforceable or will not be infringed by the new product.

Generally, the ANDA or 505(b)(2) NDA cannot be approved until all listed patents have expired, except when the ANDA or 505(b)(2) NDA applicant challenges a listed drug. A certification that the proposed product will not infringe the already approved product’s listed patents or that such patents are invalid or unenforceable is called a Paragraph IV certification. If the applicant does not challenge the listed patents or indicate that it is not seeking approval of a patented method of use, the ANDA or 505(b)(2) NDA application will not be approved until all the listed patents claiming the referenced product have expired.

If the ANDA or 505(b)(2) NDA applicant has provided a Paragraph IV certification to the FDA, the applicant must also send notice of the Paragraph IV certification to the NDA and patent holders once the application has been accepted for filing by the FDA. The NDA and patent holders may then initiate a patent infringement lawsuit in response to the notice of the Paragraph IV certification. The filing of a patent infringement lawsuit within 45 days after the receipt of notice of the Paragraph IV certification automatically prevents the FDA from approving the ANDA or 505(b)(2) NDA until the earlier of 30 months, expiration of the patent, settlement of the lawsuit or a decision in the infringement case that is favorable to the ANDA applicant.

Hatch Waxman Non-Patent Exclusivity

In addition to patent issues, market and data exclusivity provisions under the FDCA can delay the submission or the approval of certain applications for competing products. The FDCA provides a five-year period of non-patent data exclusivity within the United States to the first applicant to gain approval of an NDA for a new chemical entity. A drug is a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the activity of the drug substance. During the exclusivity period, the FDA may not accept for review an ANDA or a 505(b)(2) NDA submitted by another company that references the previously approved drug. However, an ANDA or 505(b)(2) NDA may be submitted after four years if it contains a Paragraph IV certification of patent invalidity or non-infringement. The FDCA also provides three years of marketing exclusivity for an NDA, 505(b)(2) NDA, or supplement to an existing NDA or 505(b)(2) NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant, are deemed by the FDA to be essential to the approval of the application or supplement. Three year exclusivity may be awarded for changes to a previously approved drug product, such as new indications, dosages, strengths or dosage forms of an existing drug.

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This three-year exclusivity covers only the conditions of use associated with the new clinical investigations and, as a general matter, does not prohibit the FDA from approving ANDAs or 505(b)(2) NDAs for other versions of drug. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA; however, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

Orphan Drug Designation and Exclusivity

Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is a drug intended to treat a disease or condition that affects populations of fewer than 200,000 individuals in the United States or, if it affects more than 200,000 individuals in the United States, there is no reasonable expectation that the cost of developing and making a drug product available in the United States for this type of disease or condition will be recovered from sales of the product. Orphan designation must be requested before submitting an NDA. Orphan designation does not convey any advantage in or shorten the duration of the regulatory review and approval process.

If a product that has orphan designation subsequently receives the first FDA approval for the disease or condition for which it has such designation, the product is entitled to orphan drug exclusivity, which means that the FDA may not approve any other applications to market the same drug for the same indication for seven years, except in limited circumstances, such as a showing of clinical superiority to the product with orphan exclusivity or inability to manufacture the product in sufficient quantities. The designation of such drug also entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers. Competitors, however, may receive approval of different products for the same indication for which the orphan product has exclusivity or obtain approval for the same product but for a different indication than that for which the orphan product has exclusivity.

Federal and State Fraud and Abuse and Data Privacy and Security Laws and Regulations

In addition to FDA restrictions on marketing of pharmaceutical products, federal and state fraud and abuse laws restrict business practices in the pharmaceutical industry. These laws include anti-kickback and false claims laws and regulations as well as data privacy and security laws and regulations.

The federal Anti-Kickback Statute prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving remuneration to induce or in return for purchasing, leasing, ordering, or arranging for or recommending the purchase, lease, or order of any item or service reimbursable under Medicare, Medicaid or other federal healthcare programs. The term “remuneration” has been broadly interpreted to include anything of value. The Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on one hand and prescribers, purchasers, and formulary managers on the other. Although there are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution, the exemptions and safe harbors are drawn narrowly. Practices that involve remuneration that may be alleged to be intended to induce prescribing, purchases, or recommendations may be subject to scrutiny if they do not meet the requirements of a statutory or regulatory exception or safe harbor. Several courts have interpreted the statute’s intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of federal healthcare covered business, the statute has been violated. In addition, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

The federal False Claims Act prohibits any person from knowingly presenting, or causing to be presented, a false claim for payment to the federal government or knowingly making, using, or causing to be made or used a false record or statement material to a false or fraudulent claim to the federal government. A claim includes “any request or demand” for money or property presented to the U.S. government. A violation of the federal Anti-Kickback Statute also constitutes a false or fraudulent claim for purposes of the civil False Claims Act.

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Several pharmaceutical and other healthcare companies have been prosecuted under these laws for allegedly providing free product to customers with the expectation that the customers would bill federal programs for the product. Other companies have been prosecuted for causing false claims to be submitted because of the companies’ marketing of products for unapproved, and thus non-covered, uses. In addition, many states have similar fraud and abuse statutes or regulations that apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payor.

The federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, also created federal criminal statutes that prohibit knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private third party payors and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

Pharmaceutical companies are also subject to the civil monetary penalties statute, which imposes penalties against any person who is determined to have presented or caused to be presented a claim to a federal health program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent.

In addition, there has been a recent trend of increased federal and state regulation of payments made to physicians and other health care providers. The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or collectively, the ACA, signed into law on March 2010, created new federal requirements for reporting, by applicable manufacturers of covered drugs, payments and other transfers of value to physicians and teaching hospitals. Applicable manufacturers are also required to report annually to the government certain ownership and investment interests held by physicians and their immediate family members. In addition, certain states require implementation of commercial compliance programs and compliance with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, impose restrictions on marketing practices, and/or tracking and reporting of gifts, compensation and other remuneration or items of value provided to physicians and other health care professionals and entities.

We may also be subject to data privacy and security regulation by both the federal government and the states in which we conduct our business. HIPAA, as amended by the Health Information Technology and Clinical Health Act, or HITECH, and its implementing regulations, imposes specified requirements relating to the privacy, security and transmission of individually identifiable health information. Among other things, HITECH makes HIPAA’s privacy and security standards directly applicable to “business associates,” defined as independent contractors or agents of covered entities that receive or obtain protected health information in connection with providing a service on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities, business associates and possibly other persons, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorney’s fees and costs associated with pursuing federal civil actions. In addition, state laws govern the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same requirements, thus complicating compliance efforts.

To the extent that any of our product candidates, once approved, are sold in a foreign country, we may be subject to similar foreign laws and regulations, which may include, for instance, applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws, and implementation of corporate compliance programs and reporting of payments or other transfers of value to healthcare professionals.

The shifting commercial compliance environment and the need to build and maintain robust systems to comply with different compliance and/or reporting requirements in multiple jurisdictions increase the possibility that a healthcare company may violate one or more of the requirements. If our operations are found to be in violation of any of such laws or any other governmental regulations that apply to us, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, exclusion from participation in federal and state healthcare programs and imprisonment, any of which could adversely affect our ability to operate our business and our financial results.

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Coverage and Reimbursement

Significant uncertainty exists as to the coverage and reimbursement status of any drug products for which we obtain regulatory approval. In the United States and markets in other countries, sales of any products for which we receive regulatory approval for commercial sale will depend, in part, on the availability of coverage and reimbursement from third-party payors. Third-party payors include government authorities, managed care providers, private health insurers and other organizations. The process for determining whether a payor will provide coverage for a drug product may be separate from the process for setting the reimbursement rate that the payor will pay for the drug product. Third-party payors may limit coverage to specific drug products on an approved list, or formulary, which might not include all of the FDA-approved drugs for a particular indication. A decision by a third-party payor not to cover our products, if approved, could reduce physician utilization of our products once approved and have a material adverse effect on our sales, results of operations and financial condition. Moreover, a payor’s decision to provide coverage for a drug product does not imply that an adequate reimbursement rate will be approved. Adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product development.

In addition, the U.S. government, state legislatures and foreign governments have continued implementing cost-containment programs, including price controls, restrictions on coverage and reimbursement and requirements for substitution of generic products. By way of example, in the United States, the ACA contains provisions that may reduce the profitability of drug products, including, for example, increased rebates for drugs sold to Medicaid programs, extension of Medicaid rebates to Medicaid managed care plans, mandatory discounts for certain Medicare Part D beneficiaries, and annual fees based on pharmaceutical companies’ share of sales to federal health care programs. In addition, recently there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed bills designed to, among other things, reform government program reimbursement methodologies. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our products once approved or additional pricing pressures.

We expect that the new presidential administration and U.S. Congress will seek to modify, repeal, or otherwise invalidate all, or certain provisions of, the ACA. In January 2017, the House and Senate passed a budget resolution that authorizes congressional committees to draft legislation to repeal all or portions of the ACA and permits such legislation to pass with a majority vote in the Senate. President Trump has also recently issued an executive order in which he stated that it is his administration’s policy to seek the prompt repeal of the ACA and directed executive departments and federal agencies to waive, defer, grant exemptions from, or delay the implementation of the burdensome provisions of the ACA to the maximum extent permitted by law. There is still uncertainty with respect to the impact President Trump’s administration and the U.S. Congress may have, if any, and any changes will likely take time to unfold, and could have an impact on coverage and reimbursement for healthcare items and services covered by plans that were authorized by the ACA. As such, we cannot predict what effect the ACA or other healthcare reform initiatives that may be adopted in the future will have on our business.

Foreign Regulation

In order to market any product outside of the United States, we must comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy and governing, among other things, clinical trials and commercial sales and distribution of our products. While our management and many of our consultants are familiar with and have been responsible for gaining marketing approval in many countries, we have not reviewed the specific regulations in countries outside of the United States, as it pertains to cannabinoids.

Additional Regulation

We are a reporting company with the SEC, and, therefore, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act. In addition, our financial reporting is subject to United States generally accepted accounting principles, or U.S. GAAP, and U.S. GAAP is subject to change over time.

We are also subject to federal, state and local laws and regulations applied to businesses generally. We believe that we are in conformity with all applicable laws in all relevant jurisdictions.

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Our Scientific Advisory Board

We have a scientific advisory board that includes experts in cannabinoids, drug discovery and medicine. The composition of the Advisory Board will change over time to meet the research and development demands of the Company drug candidate pipeline. The current Advisory Board consists of these two international experts in their fields:

•

Dr. Mahmoud ElSohly works in close collaboration with our team to identify new research directions and accelerate our target validation and drug discovery programs. At UM, Dr. ElSohly serves as the Director of the NIDA Marijuana Project where he carries out a wide range of activities dealing with the chemistry, analysis and product development aspects.

•

Donald I. Abrams, M.D., Professor of Clinical Medicine at the University of California, San Francisco (U.C.S.F.) and Chief of the Hematology-Oncology Division at San Francisco General Hospital, joined the company’s Scientific Advisory Board in January 2016. He provides consultative services relating to the use of cannabinoids in palliative care in cancer-associated conditions.

Our scientific advisors are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, our scientific advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with ours.

Employees

As of the date of this prospectus, we have two full-time employees, including one employee with a M.D. degree. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We have not experienced any work stoppages and we consider our relations with our employees to be good.

We anticipate that we will need to hire approximately five employees or independent contractors for our development efforts. We also intend to utilize independent contractors and outsourced services, such as clinical research organizations, and third-party manufacturers, where possible and appropriate.

Website

Our Internet website, which is located at www.nemusbioscience.com, describes our company and our management and provides information about cannabis-based therapeutics. Information contained on our website is not incorporated by reference into, and should not be considered a part of, this prospectus.

DESCRIPTION OF PROPERTY

Principal Offices

Our principal executive offices and corporate offices are located in a shared office suite located at 600 Anton Blvd., Suite 1100, Costa Mesa, CA 92626 under a month-to-month agreement.

Our laboratory and office space consists of approximately 3,415 square feet located at the Innovation Hub, Insight Park on the UM campus. Our lease expires on December 31, 2017 and our annual rent is approximately $111,000, payable in equal monthly installments with annual escalations. Our facilities are adequate and suitable for our current needs.

We have no policies with respect to investments in real estate or interests in real estate.

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LEGAL PROCEEDINGS

As of the date of this prospectus, we are not currently involved in any legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information. Our common stock has been quoted on the OTCQB, under the symbol “NMUS” since November 26, 2014. There can be infrequent trading volume, which precipitates wide spreads in the “bid” and “ask” quotes of our common stock, on any given day. On March 10, 2017, the last reported sale price of our common stock on the OTCQB was $0.29 per share.

The following table sets forth, for the quarters indicated, the high and low bid prices per share of our common stock on the OTCQB, reported by the Financial Industry Regulatory Authority Composite Feed or other qualified interdealer quotation medium. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Quarter Ended	High	Low
December 31, 2016	$1.80	$0.30
September 30, 2016	$0.55	$0.41
June 30, 2016	$0.66	$0.39
March 31, 2016	$0.76	$0.55
December 31, 2015	$0.87	$0.55
September 30, 2015	$1.81	$0.51
June 30, 2015	$5.00	$1.60
March 31, 2015	$7.75	$1.55

Holders. The approximate number of stockholders of record at March 7, 2017, was 79. The number of stockholders of record does not include beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Dividends. We have never declared or paid a cash dividend on our common stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders or applicable law.

Transfer Agent. The transfer agent and registrar for our common stock and preferred stock is ClearTrust LLC, 16540 Pointe Village Drive, Suite 210, Lutz, Florida 33558.

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Penny Stock Regulation. Shares of our common stock will probably be subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;

•	a toll-free telephone number for inquiries on disciplinary actions;

•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•	such other information and is in such form (including language, type, size and format), as the SEC shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements for the years ended December 31, 2016 and 2015 together with notes thereto. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited, to those set forth under “Risk Factors” and elsewhere in this prospectus.

Unless otherwise provided in this discussion and analysis, references to “the Company,” “we,” “us,” “our” and “Nemus” refer to Nemus Bioscience, Inc., a Nevada corporation formerly known as Load Guard Logistics, Inc. (“LGL”), together with its wholly-owned subsidiary, Nemus, a California corporation (“Nemus”). Nemus became the wholly owned subsidiary of Nemus Bioscience, Inc. through the closing of a reverse merger transaction (the “Merger”) pursuant to which a wholly owned subsidiary of LGL formed solely for the purpose of the Merger merged with and into Nemus and LGL changed its name to Nemus Bioscience, Inc.

The Merger is accounted for as a reverse merger and recapitalization, with Nemus as the acquirer and LGL as the acquired company for financial reporting purposes. As a result, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of Nemus and will be recorded at the historical cost basis of Nemus, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of LGL and Nemus, the historical operations of Nemus and the operations of the combined enterprise of LGL and Nemus from and after the closing date of the Merger.

Overview

We are a biopharmaceutical company focused on the discovery, development, and the commercialization of cannabis-based therapeutics, or cannabinoids, through our partnership with the University of Mississippi, or UM. UM has held the only contract to cultivate cannabis for research purposes on behalf of the Federal Government since 1968, and it has significant expertise in cannabis cultivation and the extraction, separation, process and manufacture of cannabis extracts. We are currently UM’s sole partner for the development and commercialization of drugs derived from cannabis extracts, or cannabinoids, and the realization of this partnership will depend on the successful navigation of the complex regulatory framework for the cultivation and handling of cannabis in the United States.

Recent Events

UM 5050 pro-drug agreements:

On September 29, 2014, the Company executed three license agreements with UM pursuant to which UM granted us exclusive, perpetual, worldwide licenses, including the right to sublicense, to intellectual property related to UM 5050, a pro-drug formulation of tetrahydrocannabinol, or THC for products administered through each of ocular, oral or rectal delivery. The license agreement for the field of oral delivery also includes rights to UM 1250, a bio-adhesive hot melt extruded film for topical and mucosal adhesion application and drug delivery. The license agreements contain certain milestone and royalty payments, as defined therein. There is an annual fee of $25,000 per license agreement, payable on the anniversary of each effective date. The aggregate milestone payments under the license agreements if the milestones are achieved is $2.1 million. These licenses also require the Company to reimburse UM for patent costs incurred related to these products under license. The agreements will terminate upon expiration of the patents, breach or default of the license agreements, or upon 60 days’ written notice by the Company to UM.

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On October 15, 2014, we signed a renewable option agreement for the rights to explore other routes of delivery of UM5050 not yet agreed upon and/or in combination with other cannabinoids or other compatible compounds. There was a one-time up-front option payment of $10,000 for a six-month option period that has subsequently been renewed under the same financial terms and conditions. The most recent renewal occurred for the period from December 14, 2016 to June 14, 2017.

UM 8930 pro-drug agreements:

On December 14, 2015, the Company executed two license agreements with UM pursuant to which UM granted us exclusive, perpetual, worldwide licenses, including the right to sublicense, to intellectual property related to UM 8930, a pro-drug formulation of cannabidiol, or CBD for products administered through each of ocular or rectal delivery. The license agreements contain certain milestone and royalty payments, as defined therein. There is a one-time upfront payment of $65,000 per license agreement, payable in four equal monthly installments that started on December 15, 2015. There is an annual fee of $25,000 per license agreement, payable on the anniversary of each effective date. The aggregate milestone payments under the license agreements if the milestones are achieved is $1.4 million. These licenses also require the Company to reimburse UM for patent costs incurred related to these products under license. These license agreements will terminate upon expiration of the patents, breach or default of the license agreements, or upon 60 days’ written notice by the Company to UM.

On December 14, 2015, we signed a renewable option agreement for the rights to explore other routes of delivery of UM8930 not yet agreed upon and/or in combination with other cannabinoids or other compatible compounds. There was a one-time up-front option payment of $10,000 for a six-month option period that has subsequently been renewed under the same financial terms and conditions. The most recent renewal occurred for the period from December 14, 2016 to June 14, 2017.

UM 5070 license agreement:

On January 10, 2017, the Company entered into a license agreement with the University of Mississippi pursuant to which UM granted the Company an exclusive, perpetual license, including the right to sublicense, under intellectual property related to UM 5070, a platform of cannabinoid-based molecules to research, develop and commercialize products for the treatment of infectious diseases. The license agreement culminates roughly one year of screening and target molecule identification studies especially focused on therapy-resistant infectious organisms like methicillin-resistant Staphylococcus aureus (MRSA). The license agreement contains certain milestone and royalty payments, as defined therein. There is a one-time upfront payment of $65,000 payable in four equal monthly installments that started on February 1, 2017. These licenses also require the Company to reimburse UM for patent costs incurred related to these products under license. These license agreements will terminate upon expiration of the patents, breach or default of the license agreements, or upon 60 days’ written notice by the Company to UM.

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Critical Accounting Policies and Estimates

Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our consolidated financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the consolidated financial statements included in this prospectus. We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating our reported financial results and affect the more significant judgments and estimates that we use in the preparation of our consolidated financial statements.

Fair Value Measurements

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. A fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable, is used to measure fair value:

Level 1:	Valuations for assets and liabilities traded in active markets from readily available pricing sources such as quoted prices in active markets for identical assets or liabilities.

Level 2:

Observable inputs (other than Level 1 quoted prices) such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3:

Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of our financial instruments, including, cash and cash equivalents, prepaid expenses, accounts payable, and accrued expenses approximate their fair value due to the short maturities of these financial instruments. The Series B warrant liability and the conversion liability for the Series B Preferred Stock were valued utilizing Level 3 inputs primarily from a third party independent appraisal conducted as of December 31, 2016.

Convertible Instruments

We account for hybrid contracts that feature conversion options in accordance with generally accepted accounting principles in the United States. ASC 815, Derivatives and Hedging Activities (“ASC 815”) requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument.

We account for convertible instruments when we have determined that the embedded conversion options should not be bifurcated from their host instruments, in accordance with ASC 470-20, Debt with Conversion and Other Options (“ASC 470-20”). Under ASC 470-20, we record, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. We account for convertible instruments (when we have determined that the embedded conversion options should be bifurcated from their host instruments) in accordance with ASC 815. Under ASC 815, a portion of the proceeds received upon the issuance of the hybrid contract is allocated to the fair value of the derivative. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in results of operations.

63

We also follow ASC 480-10, Distinguishing Liabilities from Equity (“ASC 480-10”) in its evaluation of the accounting for a hybrid instrument. A financial instrument that embodies an unconditional obligation, or a financial instrument other than an outstanding share that embodies a conditional obligation, that the issuer must or may settle by issuing a variable number of its equity shares shall be classified as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on any one of the following: (a) a fixed monetary amount known at inception (for example, a payable settled with a variable number of the issuer’s equity shares); (b) variations in something other than the fair value of the issuer’s equity shares (for example, a financial instrument indexed to the Standard and Poor's S&P 500 Index and settled with a variable number of the issuer’s equity shares); or (c) variations inversely related to changes in the fair value of the issuer’s equity shares (for example, a written put option that could be net share settled). Hybrid instruments meeting these criteria are not further evaluated for any embedded derivatives, and are carried as a liability at fair value at each balance sheet date with a re-measurement reported in interest expense in the accompanying Consolidated Statements of Operations.

Warrants Issued in Connection with Financings

We generally account for warrants issued in connection with debt and equity financings as a component of equity, unless the warrants include a conditional obligation to issue a variable number of shares or there is a deemed possibility that we may need to settle the warrants in cash. For warrants issued with a conditional obligation to issue a variable number of shares or the deemed possibility of a cash settlement, we record the fair value of the warrants as a liability at each balance sheet date and record changes in fair value in other income (expense) in the Consolidated Statements of Operations.

Research and Development Expenses

Research and development costs are expensed when incurred. These costs may consist of external research and development expenses incurred under agreements with third-party contract research organizations and investigative sites, third-party manufacturing organizations and consultants; license fees; employee-related expenses, which include salaries, benefits and stock-based compensation for the personnel involved in our preclinical and clinical drug development activities; and facilities expense, depreciation and other allocated expenses; and equipment and laboratory supplies.

Stock-Based Compensation Expenses

Stock-based compensation cost is estimated at the grant date based on the fair value of the award, and the cost is recognized as expense ratably over the vesting period. We use the Black-Scholes option pricing model for estimating the grant date fair value of stock options and warrants using the following assumptions:

•	Exercise price - We determined the exercise price based on valuations using the best information available to management at the time of the valuations.

•	Volatility - We estimate the stock price volatility based on industry peers who are also in the early development stage given the limited market data available in the public arena.

•

Expected term - The expected term is based on a simplified method which defines the life as the average of the contractual term of the options and warrants and the weighted-average vesting period for all open awards.

•

Risk-free rate - The risk-free interest rate for the expected term of the option or warrant is based on the average market rate on U.S. treasury securities in effect during the period in which the awards were granted.

•	Dividends - The dividend yield assumption is based on our history and expectation of paying no dividends.

64

Stock-Based Compensation for Non-Employees

The Company accounts for warrants and options issued to non-employees under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 505-50, Equity - Equity Based Payments to Non-Employees, using the Black-Scholes option-pricing model. The value of such non-employee awards is periodically re-measured over the vesting terms and at each quarter end.

Earnings per share

The Company applies FASB ASC No. 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted-average number of shares of common stock outstanding. Diluted earnings or loss per share would include the dilutive effect of outstanding warrants and awards granted to employees under stock-based compensation plans. Potentially dilutive shares of the Company's common stock are excluded from the calculation of diluted loss per common share because their effect would be anti-dilutive for the periods presented. For the year ended December 31, 2016, 4,031 shares of Series B Preferred Stock convertible into 16,124,000 common shares at $0.25 per share, 386 shares of Series C Preferred Stock convertible into 1,544,000 common shares at $0.25 per share, warrants to purchase 11,044,500 common shares and stock options exercisable for 1,142,500 common shares outstanding at the end of the period are excluded from the calculation of diluted loss per common share. For the year ended December 31, 2015, 4,500 shares of Series B Preferred Stock convertible into 5,625,000 common shares at $0.80 per share, warrants to purchase 10,879,500 common shares and stock options exercisable for 1,180,000 common shares outstanding at the end of the period are excluded from the calculation of diluted loss per common share.

Recent accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-9, Revenue from Contracts with Customers, requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Adoption is permitted as early as the first quarter of 2017 and is required by the first quarter of 2018. Given that the Company has no revenues to date, we plan to adopt this pronouncement when initial revenue recognition occurs.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). The amendments in ASU 2014-15 will require management to assess, at each annual and interim reporting period, the entity’s ability to continue as a going concern and, if management identifies conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued, to disclose in the notes to the entity’s financial statements the principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern, management’s evaluation of their significance, and management’s plans that alleviated or are intended to alleviate substantial doubt about the entity’s ability to continue as a going concern. ASU 2014-15 is effective for annual periods ending after December 15, 2016 and early application is permitted.   We adopted ASU 2014-15 for the annual period ending December 31, 2016.

In February 2016, the FASB issued ASU No. 2016-02 Leases (Topic 842) intended to improve financial reporting around leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. The ASU will require organizations that lease assets - referred to as "lessees"- to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. For public companies, the standard is effective for fiscal years beginning after December 15, 2018 and interim periods therein. Earlier adoption is permitted for any annual or interim period for which consolidated financial statements have not yet been issued. The Company is currently evaluating the potential impact that the adoption of ASU No. 2016-02 may have on its consolidated financial statements. The Company will adopt this ASU beginning on January 1, 2019 and will utilize the modified retrospective approach, as prescribed within this ASU.

In March 2016, the FASB issued ASU No. 2016-09 Improvement to Employee Share-Based Payment Accounting (Topic 718). The ASU simplifies and improves the accounting and statement of cash flows presentation for income taxes at settlement, forfeiture and net settlement for withholding tax for all entities. For public companies, the ASU is effective for annual reporting periods beginning after December 15, 2016, and interim periods within that reporting period. Early adoption is permitted in any interim or annual period and we adopted this ASU in our year ending December 31, 2016 consolidated financial statements.

65

Results of Operations

For the years ended December 31, 2016 and 2015

Revenues. To date, we have not generated any revenues, and do not expect to generate any revenue from the sale of products in the near future.

Operating expenses. For the year ended December 31, 2016, our total operating expenses were $4,470,580 as compared to $4,317,110 for the year ended December 31, 2015. The increase in operating expenses was due primarily to an increase in research and development expenses in the year ended December 31, 2016, as discussed below.

Research and development. Research and development expenses for the year ended December 31, 2016, were $939,040 which consisted of formulation work for the NB1111 and NB2111 product candidates, license fee renewals, option expenses, and contract R&D fees incurred by the University of Mississippi. For the year ended December 31, 2015, our research and development expenses were $576,093 which consisted of new license fees for the CBD pro drug molecule, license fee renewals, option expenses, and contract R&D fees incurred by the University of Mississippi.

General and administrative. General and administrative expenses for the year ended December 31, 2016 were $3,531,540 which primarily consisted of salaries, consulting, stock based compensation expense and professional fees associated with our costs of being a public company. Our general and administrative expenses for the year ended December 31, 2015 were $3,741,017 and were relatively comparable to those expenses incurred in 2016.

Other income and expenses. For the year ended December 31, 2016, the Company had non-operating income of ($1,294,087), which were comprised of the following:

1)

$48,564 represents a change in the fair value of the conversion right related to the Series B Preferred Stock issuance. This loss was estimated via third party independent valuations conducted both at the closing date of the Series B, as of December 31, 2015 and as of December 31, 2016.

2)	($1,342,651) of other income as a result of a change in the fair value of the Series B warrant liability as a result of the independent valuation conducted as of December 31, 2016.

For the year ended December 31, 2015, the Company had non-operating expenses of $522,335, which were comprised of the following:

1)	$986,000 which represented a change in the fair value of the conversion right related to the Series A Preferred Stock issuance. This amount represents the incremental value of shares that were required to be issued to the preferred stockholders as a result of a down-round financing of Series B Preferred Stock.

2)

$17,945 represents a change in the fair value of the conversion right related to the Series B Preferred Stock issuance. This loss was estimated via third party independent valuations conducted both at the closing date of the Series B and as of December 31, 2015.

3)	($481,610) of other income as a result of a change in the fair value of the Series B warrant liability as a result of the independent valuation conducted as of December 31, 2015.

Net Loss. For the year ended December 31, 2016, we had a net loss of $3,178,093 as compared to a net loss of $4,841,161 for the year ended December 31, 2015. We expect to incur net losses for the foreseeable future.

Liquidity and Capital Resources

The Company has incurred operating losses and negative cash flows from operations since our inception. As of December 31, 2016, we had cash and cash equivalents of $64,820 as compared to $3,221,209 as of December 31, 2015. In January 2017, we raised an additional gross proceeds of $1,200,000 to be utilized to fund operations. We anticipate that we will continue to incur net losses into the foreseeable future as we continue to advance and develop a number of potential drug candidates into preclinical development activities and expand our corporate infrastructure which includes the costs associated with being a public company. Without additional funding, management believes that we will not have sufficient funds to meet our obligations beyond one year after the date our consolidated financial statements are issued. These conditions give rise to substantial doubt as to our ability to continue as a going concern.

66

We have been, and intend to continue, working toward identifying and obtaining new sources of financing. No assurances can be given that we will be successful in obtaining additional financing in the future. Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a negative impact on our business, prospects, financial condition, results of operations and cash flows.

If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations or obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our assets and could also adversely affect our ability to fund our continued operations and our expansion efforts.

During the next twelve months, we expect to incur significant research and development expenses with respect to our products. The majority of our research and development activity is focused on development of potential drug candidates and preclinical trials.

We also expect to incur significant legal and accounting costs in connection with being a public company. We expect those fees will be significant and will continue to impact our liquidity. Those fees will be higher as our business volume and activity increases.

We anticipate that we will need to hire additional employees or independent contractors for our development programs.

Going Concern

Our independent registered public accounting firm has issued a report on our audited financial statements for the year ended December 31, 2016 that included an explanatory paragraph referring to our recurring operating losses and expressing substantial doubt in our ability to continue as a going concern. Our financial statements have been prepared on a going concern basis, which assumes the realization of assets and settlement of liabilities in the normal course of business. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/ or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that we will be able to continue as a going concern. Our financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Off-Balance Sheet Arrangements

There are no “off-balance sheet arrangements,” as defined by the SEC regulations.

67

NEMUS BIOSCIENCE, INC. AND SUBSIDIARY

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

NEMUS BIOSCIENCE, INC. AND SUBSIDIARY

We have audited the accompanying consolidated balance sheets of Nemus Bioscience, Inc. and Subsidiary (“the Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations and stockholders’ deficit, and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nemus Bioscience, Inc. and Subsidiary as of December 31, 2016 and 2015, and results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring operating losses and is dependent on additional financing to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Mayer Hoffman McCann P.C.

Orange County, California

March 10, 2017

F-2

NEMUS BIOSCIENCE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

ASSETS

	December 31,	December 31,
	2016	2015
Current assets
Cash and cash equivalents	$64,820	$3,221,209
Restricted cash	37,500	37,500
Prepaid expenses	170,155	158,946
Other current assets	7,014	36,126
Total current assets	279,489	3,453,781

Property and equipment, net	9,584	13,383

Other assets
Deposits and other assets	34,290	43,884
Total other assets	34,290	43,884

Total assets	$323,363	$3,511,048

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
STOCK AND STOCKHOLDERS' DEFICIT

	December 31,	December 31,
	2016	2015
Current liabilities
Accounts payable	$274,650	$125,357
Accrued payroll and related expenses	167,337	46,268
Accrued license and patent reimbursement fees	-	97,500
Accrued expenses	98,700	228,645
Provision for conversion of Series B preferred stock	118,821	84,090
Deferred rent	2,450	-
Total current liabilities	661,958	581,860

Noncurrent liabilities
Deferred rent	-	3,233
Series B warrants	1,112,308	2,454,959

Total noncurrent liabilities	1,112,308	2,458,192

Total liabilities	1,774,266	3,040,052

Commitments and contingencies
(Note 3)

Redeemable Convertible Series B Preferred Stock, $0.001 par value, 20 million shares authorized; 4,031 issued and outstanding as of December 31,
2016 and 4,500 issued and outstanding as of December 31, 2015, net of
$493,770 of issuance costs; $4.0 million liquidation preference as of
December 31, 2016	1,169,663	1,363,200

Convertible Series C Preferred Stock, $0.001 par value, 20
million shares authorized; 386 issued and outstanding as of December 31,
2016 , net of $92,331 of issuance costs; $0.4 million liquidation preference
as of December 31, 2016	293,669	-

Stockholders’ deficit
Common stock, $0.001 par value; 236 million shares authorized;
21,563,163 issued and outstanding as of December 31, 2016
and 19,903,163 issued and outstanding as of December 31, 2015	21,563	19,903
Additional paid-in-capital	7,163,064	6,086,987
Warrants	837,711	759,386
Accumulated deficit	(10,936,573)	(7,758,480)

Total stockholders’ deficit	(2,914,235)	(892,204)

Total liabilities and stockholders’ deficit	$323,363	$3,511,048

See accompanying notes to the consolidated financial statements.

F-3

NEMUS BIOSCIENCE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	December 31,	December 31,
	2016	2015

Operating expenses
Research and development	$939,040	$576,093
General and administrative	3,531,540	3,741,017

Total operating expenses	4,470,580	4,317,110

Operating loss	(4,470,580)	(4,317,110)

Other expense (income)
Change in fair value of warrant liability	(1,342,651)	(481,610)
Change in fair value of conversion rights of Series A preferred stock	-	986,000
Change in fair value of conversion rights of Series B preferred stock	48,564	17,945

Net Loss before income taxes	(3,176,493)	(4,839,445)

Provision for income taxes	1,600	1,716

Net loss	$(3,178,093)	$(4,841,161)

Less: Preferred deemed dividend	325,000	-
Net loss applicable to common shareholders	$(3,503,093)	$(4,841,161)

Basic and diluted loss per common share	$(0.17)	$(0.29)

Shares used in computing basic and diluted loss per share	18,947,375	16,938,318

See accompanying notes to the consolidated financial statements.

F-4

NEMUS BIOSCIENCE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 31,	December 31,
	2016	2015

Cash flows from operating activities:
Net loss	$(3,178,093)	$(4,841,161)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	14,916	9,953
Stock-based compensation expense	706,368	414,343
Amortization of warrants and stock issued for services (1) (2)	51,538	585,111
Change in fair value of conversion rights of Series A preferred stock	-	986,000
Change in fair value of conversion rights of Series B preferred stock	48,564	17,945
Change in fair value of warrant liability	(1,342,651)	(481,610)
Warrant issued for services	55,900	-
Common stock issued for license	50,000	-
Changes in assets and liabilities:
Restricted cash	-	(37,500)
Prepaid expenses (1)	(40,323)	(65,341)
Deposits and other assets	9,594	(25,290)
Other current assets	29,112	454
Accounts payable (2)	149,293	(274,142)
Accrued payroll and related expenses	121,069	702
Accrued license and patent reimbursement fees	(97,500)	(21,928)
Stock subscription liability	-	(100,000)
Accrued expenses and other liabilities	(130,728)	104,475
Net cash used in operating activities	(3,552,941)	(3,727,989)

Cash flows from investing activities:
Purchases of property and equipment	(11,117)	(1,982)
Net cash used in investing activities	(11,117)	(1,982)

Cash flows from financing activities:
Proceeds from common stock issuance, net of $3,920 issuance costs	-	721,021
Proceeds from Series A preferred stock issuance, net of $19,700 issuance costs	-	1,430,300
Proceeds from Series B preferred stock issuance, net of $407,521 issuance costs	-	4,592,529
Proceeds from Series C preferred stock issuance, net of $92,331 issuance costs (3)	407,669	-
Net cash provided by financing activities	407,669	6,743,850

Net increase (decrease) in cash and cash equivalents	(3,156,389)	3,013,879

Cash and cash equivalents, beginning of period	3,221,209	207,330

Cash and cash equivalents, end of period	$64,820	$3,221,209

Supplemental disclosures of cash-flow information:
Cash paid during the period for:
Interest	$-	$-

Income taxes	$-	$1,716

Supplemental disclosures of non-cash financing activities:
Conversion of outstanding preferred stock into common stock	$114,000	$1,450,000
Conversion of outstanding preferred stock subject to redemption into common stock	$469,000	$580,000

Supplemental disclosures of non-cash financing and investing activities:

(1)

During the year ended December 31, 2015, the Company issued warrants of our common stock for consulting services. The warrants were valued at $446,225 and were recorded as a Prepaid expense and was amortized over the service period.

During the year ended December 31, 2015, the Company issued shares of common stock for consulting services valued at $168,000. Such amounts were recorded as a Prepaid expense and was amortized over the service period.

During the year ended December 31, 2016, warrants issued to service providers for consulting services were valued at $22,425 and recorded as a Prepaid expense and was amortized over the service period.

(2)	During the year ended December 31, 2015, the Company issued warrants of our common stock to a service provider in exchange for extinguishment of $10,000 of trade accounts payable owed to this vendor.

(3)	During the year ended December 31, 2016 a preferred deemed dividend of $325,000 was recognized.

See accompanying notes to the consolidated financial statements.

F-5

NEMUS BIOSCIENCE, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

	Convertible		Redeemable Convertible		Convertible		Stockholders' Deficit
	Series C Preferred Stock		Series B Preferred Stock		Series A Preferred Stock		Common Stock		Additional Paid-In		Accumulated	Total Stockholders
	Shares	Amounts	Shares	Amounts	Shares	Amounts	Shares	Amounts	Capital	Warrants	Deficit	Deficit

Balance, December 31, 2014	-	-	-	-	-	-	16,000,000	16,000	2,257,771	190,000	(2,917,319)	(453,548)

Issuance of common stock, net of issuance costs of $3,920	-	-	-	-	-	-	241,663	242	720,827	-	-	721,069

Issuance of common stock for services	-	-	-	-	-	-	24,000	24	167,976	-	-	168,000

Issuance of Series A Preferred Stock and common stock warrants, net of issuance costs of $19,700	-	-	-	-	580,000	1,317,141	-	-	-	113,161	-	1,430,302

Common stock warrants issued for services	-	-	-	-	-	-	-	-	-	456,225	-	456,225

Stock based compensation expense	-	-	-	-	-	-	-	-	351,845	-	-	351,845

Issuance of Series B Preferred Stock net of issuance costs of $493,770			5,000	1,580,422	-	-	-	-	-	-	-	-

Conversion of Series A Preferred Stock and conversion liability into common stock at $0.80 per share	-	-	-	-	(580,000)	(1,317,141)	1,812,500	1,812	2,301,329	-	-	986,000

Compensation expense from issuance of restricted common stock to employees and board members.	-	-	-	-	-	-	1,200,000	1,200	61,300	-	-	62,500

Conversion of Series B Preferred Stock to common stock			(500)	(217,222)	-	-	625,000	625	225,939	-	-	226,564

Net loss for the year ended December 31, 2015	-	-	-	-	-	-	-	-	-	-	(4,841,161)	(4,841,161)

Balance, December 31, 2015	-	$-	4,500	$1,363,200	-	$-	19,903,163	$19,903	$6,086,987	$759,386	$(7,758,480)	$(892,204)

Issuance of common stock for license	-	-	-	-	-	-	100,000	100	49,900	-	-	50,000

Common stock warrants issued for services	-	-	-	-	-	-	-	-	-	78,325	-	78,325

Stock based compensation expense	-	-	-	-	-	-	-	-	706,368	-	-	706,368

Issuance of Series C Preferred Stock net of issuance costs of $92,331	500	407,669	-	-	-	-	-	-	-	-	-	-

Conversion of Series B Preferred Stock and conversion liability into common stock at $0.80 and $0.40 per share	-	-	(469)	(193,537)	-	-	1,162,500	1,162	206,207	-	-	207,369

Conversion of Series C Preferred Stock to common stock at $0.40 and $0.25 per share	(114)	(114,000)	-	-	-	-	397,500	398	113,602	-	-	114,000

Beneficial conversion feature upon issuance of Series C Preferred Stock	-	-	-	-	-	-	-	-	325,000	-	-	325,000

Deemed dividend from beneficial conversion feature of Series C Preferred Stock	-	-	-	-	-	-	-	-	(325,000)	-	-	(325,000)

Net loss for the year ended December 31, 2016	-	-	-	-	-	-	-	-	-	-	(3,178,093)	(3,178,093)

Balance, December 31, 2016	386	$293,669	4,031	$1,169,663	-	$-	21,563,163	$21,563	$7,163,064	$837,711	$(10,936,573)	$(2,914,235)

See accompanying notes to the audited consolidated financial statements.

F-6

NEMUS BIOSCIENCE, INC. and SUBSIDIARY

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Operations, Business Activities and Summary of Significant Accounting Policies

Nature of Operations and Basis of Presentation

Nemus Bioscience, Inc. is a biopharmaceutical company that plans to develop and commercialize therapeutics from cannabinoids through a partnership with the University of Mississippi. The University of Mississippi ("UM") is federally permitted and licensed to cultivate cannabis for research purposes. Unless otherwise specified, references in these Notes to the Consolidated Financial Statements to the "Company," "we" or "our" refer to Nemus Bioscience, Inc., a Nevada corporation formerly known as Load Guard Logistics, Inc. ("LGL"), together with its wholly-owned subsidiary, Nemus, a California corporation ("Nemus"). Nemus became the wholly owned subsidiary of Nemus Bioscience, Inc. through the Merger (as defined below).

Nemus Bioscience, Inc. (formerly LGL) was incorporated in Nevada on March 16, 2011. Nemus was incorporated in California on July 17, 2012. Our headquarters are located in Costa Mesa, California.

As of December 31, 2016, the Company has devoted substantially all of its efforts to securing product licenses, raising capital, and building infrastructure, and has not realized revenue from its planned principal operations.

Business Activities

On October 31, 2014, pursuant to an Agreement and Plan of Merger, dated October 17, 2014 (the "Merger Agreement"), LGL, Nemus Acquisition Corp. ("Acquisition Sub"), Nemus Bioscience, Inc. ("Name Change Merger Sub"), and Nemus Acquisition Sub merged with and into Nemus and Nemus survived as a wholly-owned subsidiary of LGL (the "Merger"). Immediately after the Merger, LGL changed its name to "Nemus Bioscience, Inc." by merging with Name Change Merger Sub. At the closing of the Merger and pursuant to the Merger Agreement, Nemus issued an aggregate of 3,120,000 shares of its common stock to the former stockholders of LGL in exchange for all of the outstanding shares of LGL's capital stock, which when combined with the 12,880,000 shares of Nemus common stock outstanding, amounted to 16,000,000 total shares outstanding upon completion of the merger.

The Merger has been accounted for as a reverse-merger and recapitalization. Nemus was the acquirer for financial reporting purposes and LGL was the acquired company. Consequently, the assets and liabilities and the operations reflected in the historical consolidated financial statements prior to the Merger were those of Nemus and have been recorded at the historical cost basis of Nemus, and the consolidated financial statements after completion of the Merger included the assets and liabilities of LGL and Nemus, the historical operations of Nemus and the operations of the Nemus from and after the closing date of the Merger.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles ("U.S. GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. Such estimates and judgments are utilized for stock-based compensation expense and equity securities with embedded features as discussed below.

Liquidity and Going Concern

The Company has incurred operating losses and negative cash flows from operations since our inception. As of December 31, 2016, we had cash and cash equivalents of $64,820. In January 2017, we raised an additional gross proceeds of $1,200,000 (see note 8) to be utilized to fund operations. The Company anticipates that it will continue to incur net losses into the foreseeable future as it continues to advance and develop a number of potential drug candidates into preclinical development activities and expands its corporate infrastructure which includes the costs associated with being a public company. Without additional funding, management believes that the Company will not have sufficient funds to meet its obligations within one year after the date the consolidated financial statements are issued. These conditions give rise to substantial doubt as to the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-7

NEMUS BIOSCIENCE, INC. and SUBSIDIARY

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

The Company plans to continue to fund its operations and capital funding needs through public or private equity or debt financings, strategic collaborations, licensing arrangements, asset sales, government grants or other arrangements. However, the Company cannot be sure that such additional funds will be available on reasonable terms, or at all. If the Company raises additional funds by issuing equity securities, substantial dilution to existing stockholders would result. If the Company is unable to secure adequate additional funding, the Company may be forced to make a reduction in spending, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The carrying value of those investments approximates their fair market value due to their short maturity and liquidity. Cash and cash equivalents include cash on hand and amounts on deposit with financial institutions, which amounts may at times exceed federally insured limits. The Company has not experienced any losses on such accounts and does not believe it is exposed to any significant credit risk.

Restricted Cash

A deposit of $37,500 as of December 31, 2016 and 2015 was restricted from withdrawal and held by a bank in the form of a certificate of deposit. This certificate serves as collateral for payment of the Company's credit cards.

Fair Value Measurements

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. A fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable, is used to measure fair value:

Level 1:	Valuations for assets and liabilities traded in active markets from readily available pricing sources such as quoted prices in active markets for identical assets or liabilities.

Level 2:

Observable inputs (other than Level 1 quoted prices) such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3:

Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of our financial instruments, including, cash and cash equivalents, prepaid expenses, accounts payable, and accrued expenses approximate their fair value due to the short maturities of these financial instruments. The Series B warrant liability and the conversion liability for the Series B Preferred Stock were valued utilizing Level 3 inputs primarily from a third party independent appraisal conducted as of December 31, 2016.

Property and Equipment, Net

As of December 31, 2016, property and equipment, net, was $9,584, consisting primarily of computers and equipment. The Company had $13,383 of property and equipment, net, as of December 31, 2015. Expenditures for additions, renewals and improvements will be capitalized at cost. Depreciation will generally be computed on a straight-line method based on the estimated useful life of the related assets currently ranging from two to three years. Maintenance and repairs that do not extend the life of assets are charged to expense when incurred. When properties are disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reported in the period the transaction takes place.

F-8

NEMUS BIOSCIENCE, INC. and SUBSIDIARY

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted cash flows expected to be generated by the asset. If the carrying amount exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount exceeds the fair value of the asset.

The costs incurred for the rights to use licensed technologies in the research and development process, including licensing fees and milestone payments, will be charged to research and development expense as incurred in situations where the Company has not identified an alternative future use for the acquired rights, and are capitalized in situations where there is an identified alternative future use. No cost associated with the use of licensed technologies has been capitalized to date.

Income Taxes

The Company accounts for our deferred income tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities, and net operating loss carry forwards (the "NOLs") and other tax credit carry forwards. These items are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period that includes the enactment date. Any interest or penalties would be recorded in the Company's statement of operations in the period incurred.

The Company records a valuation allowance to reduce the deferred income tax assets to the amount that is more likely than not to be realized. In making such determinations, management considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. As a result, there are no income tax benefits reflected in the statement of operations to offset pre-tax losses.

The Company recognizes a tax benefit from uncertain tax positions when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits of the position.

Convertible Instruments

We account for hybrid contracts that feature conversion options in accordance with generally accepted accounting principles in the United States. ASC 815, Derivatives and Hedging Activities (“ASC 815”) requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument.

We account for convertible instruments when we have determined that the embedded conversion options should not be bifurcated from their host instruments, in accordance with ASC 470-20, Debt with Conversion and Other Options (“ASC 470-20”). Under ASC 470-20, we record, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. We account for convertible instruments (when we have determined that the embedded conversion options should be bifurcated from their host instruments) in accordance with ASC 815. Under ASC 815, a portion of the proceeds received upon the issuance of the hybrid contract is allocated to the fair value of the derivative. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in results of operations.

F-9

NEMUS BIOSCIENCE, INC. and SUBSIDIARY

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

We also follow ASC 480-10, Distinguishing Liabilities from Equity (“ASC 480-10”) in its evaluation of the accounting for a hybrid instrument. A financial instrument that embodies an unconditional obligation, or a financial instrument other than an outstanding share that embodies a conditional obligation, that the issuer must or may settle by issuing a variable number of its equity shares shall be classified as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on any one of the following: (a) a fixed monetary amount known at inception (for example, a payable settled with a variable number of the issuer’s equity shares); (b) variations in something other than the fair value of the issuer’s equity shares (for example, a financial instrument indexed to the Standard and Poor's S&P 500 Index and settled with a variable number of the issuer’s equity shares); or (c) variations inversely related to changes in the fair value of the issuer’s equity shares (for example, a written put option that could be net share settled). Hybrid instruments meeting these criteria are not further evaluated for any embedded derivatives, and are carried as a liability at fair value at each balance sheet date with a re-measurement reported in interest expense in the accompanying Consolidated Statements of Operations.

Warrants Issued in Connection with Financings

We generally account for warrants issued in connection with debt and equity financings as a component of equity, unless the warrants include a conditional obligation to issue a variable number of shares or there is a deemed possibility that we may need to settle the warrants in cash. For warrants issued with a conditional obligation to issue a variable number of shares or the deemed possibility of a cash settlement, we record the fair value of the warrants as a liability at each balance sheet date and record changes in fair value in other income (expense) in the Consolidated Statements of Operations.

Revenue Recognition

The Company has not begun planned principal operations and has not generated any revenue since inception.

Research and Development Expenses

Research and development ("R&D") costs are expensed when incurred. These costs may consist of external research and development expenses incurred under agreements with third-party contract research organizations and investigative sites, third-party manufacturing organizations and consultants; license fees; employee-related expenses, which include salaries, benefits and stock-based compensation for the personnel involved in our preclinical and clinical drug development activities; and facilities expense, depreciation and other allocated expenses; and equipment and laboratory supplies.

Stock-Based Compensation Expenses

Stock-based compensation cost is estimated at the grant date based on the fair value of the award, and the cost is recognized as expense ratably over the vesting period. We use the Black-Scholes option pricing model for estimating the grant date fair value of stock options and warrants using the following assumptions:

•	Exercise price - We determined the exercise price based on valuations using the best information available to management at the time of the valuations.

•	Volatility - We estimate the stock price volatility based on industry peers who are also in the early development stage given the limited market data available in the public arena.

•

Expected term - The expected term is based on a simplified method which defines the life as the weighted average of the contractual term of the options and warrants and the weighted-average vesting period for all open awards.

•

Risk-free rate - The risk-free interest rate for the expected term of the option or warrant is based on the average market rate on U.S. treasury securities in effect during the period in which the awards were granted.

•	Dividends - The dividend yield assumption is based on our history and expectation of paying no dividends.

F-10

NEMUS BIOSCIENCE, INC. and SUBSIDIARY

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Stock-Based Compensation for Non-Employees

The Company accounts for warrants and options issued to non-employees under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 505-50, Equity - Equity Based Payments to Non-Employees, using the Black-Scholes option-pricing model. The value of such non-employee awards is periodically re-measured over the vesting terms and at each quarter end.

Segment Information

FASB ASC No. 280, Segment Reporting, establishes standards for reporting information about reportable segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group ("CODM"), in deciding how to allocate resources and in assessing performance. The CODM evaluates revenues and gross profits based on product lines and routes to market. Based on the early development stage of our operation, we operate in a single reportable segment.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company is required to record all components of comprehensive income (loss) in the consolidated financial statements in the period in which they are recognized. Net income (loss) and other comprehensive income (loss), net of their related tax effect, arrived at a comprehensive income (loss). For the years ended December 31, 2016 and 2015, the comprehensive income (loss) was equal to the net income (loss).

Earnings per share

The Company applies FASB ASC No. 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted-average number of shares of common stock outstanding. Diluted earnings or loss per share would include the dilutive effect of outstanding warrants and awards granted to employees under stock-based compensation plans. Potentially dilutive shares of the Company's common stock are excluded from the calculation of diluted loss per common share because their effect would be anti-dilutive for the periods presented. For the year ended December 31, 2016, 4,031 shares of Series B Preferred Stock convertible into 16,124,000 common shares at $0.25 per share, 386 shares of Series C Preferred Stock convertible into 1,544,000 common shares at $0.25 per share, warrants to purchase 11,044,500 common shares and stock options exercisable for 1,142,500 common shares outstanding at the end of the period are excluded from the calculation of diluted loss per common share. For the year ended December 31, 2015, 4,500 shares of Series B Preferred Stock convertible into 5,625,000 common shares at $0.80 per share, warrants to purchase 10,879,500 common shares and stock options exercisable for 1,180,000 common shares outstanding at the end of the period are excluded from the calculation of diluted loss per common share.

Recent accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-9, Revenue from Contracts with Customers, requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Adoption is permitted as early as the first quarter of 2017 and is required by the first quarter of 2018. Given that the Company has no revenues to date, we plan to adopt this pronouncement when initial revenue recognition occurs.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). The amendments in ASU 2014-15 will require management to assess, at each annual and interim reporting period, the entity’s ability to continue as a going concern and, if management identifies conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued, to disclose in the notes to the entity’s financial statements the principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern, management’s evaluation of their significance, and management’s plans that alleviated or are intended to alleviate substantial doubt about the entity’s ability to continue as a going concern. ASU 2014-15 is effective for annual periods ending after December 15, 2016 and early application is permitted.   We adopted ASU 2014-15 for the annual period ending December 31, 2016.

F-11

NEMUS BIOSCIENCE, INC. and SUBSIDIARY

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

In February 2016, the FASB issued ASU No. 2016-02 Leases (Topic 842) intended to improve financial reporting around leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. The ASU will require organizations that lease assets - referred to as "lessees"- to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. For public companies, the standard is effective for fiscal years beginning after December 15, 2018 and interim periods therein. Earlier adoption is permitted for any annual or interim period for which consolidated financial statements have not yet been issued. The Company is currently evaluating the potential impact that the adoption of ASU No. 2016-02 may have on its consolidated financial statements. The Company will adopt this ASU beginning on January 1, 2019 and will utilize the modified retrospective transition approach, as prescribed within this ASU.

In March 2016, the FASB issued ASU No. 2016-09 Improvement to Employee Share-Based Payment Accounting (Topic 718). The ASU simplifies and improves the accounting and statement of cash flows presentation for income taxes at settlement, forfeiture and net settlement for withholding tax for all entities. For public companies, the ASU is effective for annual reporting periods beginning after December 15, 2016, and interim periods within that reporting period. Early adoption is permitted in any interim or annual period and we adopted this ASU in our year ending December 31, 2016 consolidated financial statements.

2. University of Mississippi Agreements

In July 2013, the Company entered into a Memorandum of Understanding (MOU) with UM to engage in joint research of extracting, manipulating, and studying cannabis in certain forms to develop intellectual property (IP) with the intention to create and commercialize therapeutic medicines. Nemus will own all IP developed solely by its employees and will jointly own all IP developed jointly between Nemus and UM employees. The term of the MOU agreement is five years and the parties agree to negotiate separate research agreements upon the identification of patentable technologies as well as any deemed to be a trade secret. The agreement may be terminated by either party with three months’ written notice to the other party.

UM 5050 pro-drug agreements:

On September 29, 2014, the Company executed three license agreements with UM pursuant to which UM granted us exclusive, perpetual, worldwide licenses, including the right to sublicense, to intellectual property related to UM 5050, a pro-drug formulation of tetrahydrocannabinol, or THC for products administered through each of ocular, oral or rectal delivery. The license agreement for the field of oral delivery also includes rights to UM 1250, a bio-adhesive hot melt extruded film for topical and mucosal adhesion application and drug delivery. The license agreements contain certain milestone and royalty payments, as defined therein. There is an annual fee of $25,000 per license agreement, payable on the anniversary of each effective date. The aggregate milestone payments under the license agreements, if the milestones are achieved, is $2.1 million. These licenses also require the Company to reimburse UM for patent costs incurred related to these products under license. The agreements will terminate upon expiration of the patents, breach or default of the license agreements, or upon 60 days’ written notice by the Company to UM.

On October 15, 2014, we signed a renewable option agreement for the rights to explore other routes of delivery of UM 5050 not yet agreed upon and/or in combination with other cannabinoids or other compatible compounds. There was a one-time up-front option payment of $10,000 for a six-month option period that has subsequently been renewed under the same financial terms and conditions. The most recent renewal occurred for the period from December 14, 2016 to June 14, 2017.

UM 8930 pro-drug agreements:

On December 14, 2015, the Company executed two license agreements with UM pursuant to which UM granted us exclusive, perpetual, worldwide licenses, including the right to sublicense, to intellectual property related to UM 8930, a pro-drug formulation of cannabidiol ("CBD") for products administered through each of ocular or rectal delivery. The license agreements contain certain milestone and royalty payments, as defined therein. There is a one-time upfront payment of $65,000 per license agreement, payable in four equal monthly installments that started on December 15, 2015 and was expensed when incurred. There is an annual fee of $25,000 per license agreement, payable on the anniversary of each effective date. The aggregate milestone payments under the license agreements, if the milestones are achieved, is $1.4 million. These licenses also require the Company to reimburse UM for patent costs incurred related to these products under license. These license agreements will terminate upon expiration of the patents, breach or default of the license agreements, or upon 60 days’ written notice by the Company to UM.

F-12

NEMUS BIOSCIENCE, INC. and SUBSIDIARY

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

On December 14, 2015, we signed a renewable option agreement for the rights to explore other routes of delivery of UM8930 not yet agreed upon and/or in combination with other cannabinoids or other compatible compounds. There was a one-time up-front option payment of $10,000 for a six-month option period that has subsequently been renewed under the same financial terms and conditions. The most recent renewal occurred for the period from December 14, 2016 to June 14, 2017.

3. Commitments and Contingencies

Lease Commitments

On September 1, 2014, the Company signed an operating lease for laboratory and office space at the Innovation Hub, Insight Park located on the University of Mississippi campus. The lease term commenced on October 1, 2014 and expires on December 31, 2017. There is annual escalating rent provisions and two months of free rent in the agreement. The total cash payments over the life of the lease are divided by the total number of months in the lease period and the average rent will be charged to expense each month during the lease period. The monthly amount charged to rent expense is $9,267.

In October 2014, we signed a lease agreement for our corporate office headquarters that consists of approximately 4,087 square feet located at 650 Town Center Drive, Suite 1770, Costa Mesa, CA 92626. The lease expired on October 31, 2016 and our monthly rent was $5,373, payable in equal monthly installments with annual escalations. There was no subsequent renewal upon expiration of this lease. The Company currently maintains its principal executive offices located in a shared office suite located at 600 Anton Blvd., Suite 1100, Costa Mesa, CA, 92626 under a month-to-month agreement.

In November 2015, the Company entered into an operating lease for its office and lab furnishings both in Costa Mesa and the Innovation Hub laboratory. The lease expires on November 3, 2017 and the monthly lease payments are $7,559.

Total net rent expense related to our operating leases for the year ended December 31, 2016 and 2015, was $302,419 and $242,729, respectively.

Future minimum payments under the non-cancelable portion of our operating leases as of December 31, 2016 are as follows:

Years ending December 31,
2017	161,963
2018	-
2019	-
2020	-
2021	-
Thereafter	-
Total	$161,963

Related Party Matters

In June 2014, our subsidiary entered into an independent contractor agreement with K2C, Inc. (“K2C”), which is wholly owned by Mr. Lykos, pursuant to which we pay K2C a monthly fee for services performed by Mr. Lykos for our company. The agreement expired on June 1, 2016 and was automatically renewed for one year pursuant to the terms of the agreement. The monthly fee under the agreement is $10,000. Total expense incurred under this agreement was $120,000 for each of the years ended December 31, 2016 and 2015. The Company had an outstanding balance of $30,000 due to K2C as of December 31, 2016. Under the agreement, Mr. Lykos is also eligible to participate in our health, death and disability insurance plans. In addition, beginning in 2015, Mr. Lykos is a participant in our change in control severance plan.

Legal Matters

General Litigation and Disputes

On August 3, 2016, John B. Hollister filed to dismiss his complaint against the Company and its Executive Chairman, and the Company and its Executive Chairman filed to dismiss their complaint against Hollister filed on January 25, 2016 containing claims against him for defamation, false light, unfair competition, breach of contract, breach of fiduciary duty and fraud.

F-13

NEMUS BIOSCIENCE, INC. and SUBSIDIARY

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Hollister's employment as the Company's Chief Executive Officer was terminated by the Company on August 24, 2015 for good and lawful reasons by the Company's Board of Directors as the Company decided to go in a different direction. As stated in the Company's December 28, 2015 Form 8-K, the Company maintains that Hollister's complaint and subsequent pleadings were grossly inaccurate and his claims were entirely without merit alleging various causes of action arising out of his termination, including a breach of contract claim.

Neither the Company nor its Executive Chairman made any payment to Hollister to resolve the lawsuit or otherwise.

According to the Orange County Superior Court's online case records posted on August 11, 2016, the court entered the order for dismissal of the entire action with prejudice effective as of the August 3, 2016 filing date.

Government Proceedings

Like other companies in the pharmaceutical industry, we are subject to extensive regulation by national, state and local government agencies in the United States. As a result, interaction with government agencies occurs in the normal course of our operations. It is possible that criminal charges and substantial fines and/or civil penalties or damages could result from any government investigation or proceeding. As of December 31, 2016, the Company had no current proceedings or inquiries.

Change in Control Severance Plan

In February 2015, we adopted a change in control severance plan, in which our named executive officers participate, that provides for the payment of severance benefits if the executive's service is terminated within twelve months following a change in control, either due to a termination without cause or upon a resignation for good reason (as each term is defined in the plan).

In either such event, and provided the executive timely executes and does not revoke a general release of claims against the Company, he or she will be entitled to receive: (i) a lump sum cash payment equal to at least six months of the executive's monthly compensation, plus an additional month for each full year of service over six years, (ii) Company-paid premiums for continued health insurance for a period equal to length of the cash severance period or, if earlier, when executive becomes covered under a subsequent employer's healthcare plan, and (iii) full vesting of all then-outstanding unvested stock options and restricted stock awards.

Contract Manufacturing Organization ("CMO") Agreement

On February 5, 2016, the Company entered into a letter agreement ("Agreement") with a third party contract manufacturing organization ("CMO") pursuant to which the CMO is to provide services to Nemus for process development and analytical method development and qualification for Nemus' prodrug of tetrahydrocannabinol, or THC, as well as for sample production and a stability study.

Pursuant to the terms of the Agreement, Nemus will pay an estimated $154,000 to $183,000 in fees and expenses for the initial evaluation and development of a process for the production of Nemus' pro-drug of THC to ensure reproducibility, quality and safety and an estimated $142,900 for analytical method development and qualification. The Company recognized $260,244 as research and development expense towards these fees for the year ended December 31, 2016. After the initial evaluation and development, Nemus has agreed to pay additional fees and expenses for sample production of Nemus' pro-drug of THC and a stability study, as well as possible extensions to or modifications of the aforementioned projects.

Nemus may at any time cancel or delay any project under the Agreement prior to the scheduled start date. Nemus must reimburse the CMO for costs incurred prior to and including the date of cancellation plus any reasonable and foreseeable costs associated with stopping work on any project, including the CMO's loss of revenue incurred as the result of reserving production facilities for Nemus' exclusive use. Nemus may terminate the Agreement in whole or in part at any time upon 30 days' written notice.

F-14

NEMUS BIOSCIENCE, INC. and SUBSIDIARY

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

4. Stockholders' Deficit and Redeemable Convertible Series B and Series C Preferred Stock

Common Stock

In June 2014, the Company sold 1,800,000 shares of common stock with no par value and warrants for a purchase price of $900,000 (the "June 2014 Stock Purchase Agreement") to a group of private investors. See additional discussion on warrants below.

In August 2014, the Company sold 2,200,000 shares of common stock with no par value and warrants for a purchase price of $1,100,000 to a group of private investors. See additional discussion on warrants below.

In October 2014, the Company issued 1,110,000 shares of common stock with no par value to eighteen individual investors that had participated in a prior entity founded by Nemus' then current president. Such entity has been insolvent and not operating since the inception date of Nemus. The issuance of these shares was in exchange for the signing of a release of claims against the Company, its President, and the former entity. The Company recorded a general and administrative expense of $466,200 in the fourth quarter of 2014 to reflect the fair market value of the common stock issued in exchange for the release of claims. The fair market value of the common stock issued was determined via an independent third-party valuation conducted as of October 31, 2014.

In January 2015, the Company sold 241,663 shares of common stock with par value of $0.001 for a purchase price of $724,989 to a group of private investors.

In March 2015, the Company issued 24,000 shares of common stock with par value of $0.001 to a third party in exchange for services to be performed related to raising additional capital. The Company recorded a prepaid expense of $168,000 in the first quarter of 2015 to reflect the fair market value of the common stock issued and amortized this expense over the contract service period which was one year. The fair market value was determined utilizing the Company's closing stock price as of the commencement date of the contract service period. For year ended December 31, 2016, the Company amortized $12,194 to general and administrative expense which represented the completion of this agreement.

In August 2015, in conjunction with the Series B Preferred Stock sale (discussed below), the Company raised $5.0 million at $1,000 per share resulting in the automatic conversion of the Series A Preferred Stock to common stock. This resulted in the conversion of 580,000 shares of Series A Preferred Stock at $2.50 per share to the equivalent of 1,812,500 shares of common stock.

In December 2015, a Series B Preferred stockholder converted 500 shares of its preferred stock to common stock as allowed under the Series B Preferred Stock Agreement (discussed below), resulting in the issuance of 625,000 shares of common stock at an effective price of $0.80 per share.

In March 2016, another Series B Preferred stockholder converted 8 shares of its preferred stock to common stock, resulting in the issuance of 10,000 shares of common stock at an effective price of $0.80 per share. In October 2016, as a result of the Series C Preferred Stock Agreement (discussed below), the conversion price of the Series B Preferred Stock was reset to $0.40. From October 2016 to December 31, 2016, Series B Stockholders converted 461 shares of its preferred stock to common, resulting in the issuance of 1,152,500 shares of common stock.

In October 2016, the Company entered into a technology license agreement with a third-party manufacturing company in order to biosynthetically manufacture cannabinoids. The terms of the agreement called for the issuance of 100,000 shares of common stock.

In December 2016, the Series C Preferred stockholder converted 39 shares of its preferred stock to common stock as allowed under the Series C Preferred Stock Agreement, resulting in the issuance of 97,500 shares of common stock at an effective price of $0.40 per share. On December 29, 2016, as a result of the signing of the Series D Preferred Stock Agreement (discussed in Note 8 below), the conversion price of the Series B and Series C Preferred Stock was reset to $0.25. From the date of this reset to December 31, 2016, the Series C Stockholder converted 75 shares of their preferred stock to common, resulting in the issuance of 300,000 shares of common stock.

F-15

NEMUS BIOSCIENCE, INC. and SUBSIDIARY

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Preferred Stock

The Company has authorized 20,000,000 shares of preferred stock with a par value of $0.001 per share.

Series A Preferred Stock: In April 2015, the Company sold 250,000 shares of Series A Preferred Stock with par value of $0.001 and 50,000 warrants to purchase the Company's common stock for an aggregate purchase price of $625,000, or $2.50 per share to a group of private investors. The shares of preferred stock automatically convert to shares of common stock either at (i) a subsequent equity financing of at least $1,000,000 or (ii) October 1, 2015, whichever is earlier. The warrants are exercisable at a price of $5.00 per share and expire five years from the issuance date. In May 2015, the Company sold 150,000 shares and 30,000 warrants and in July 2015, the Company sold 180,000 shares and 36,000 warrants under the same terms and conditions.

The Series A Preferred Stock issued also has a "down-round" protection feature provided to the investors if the Company subsequently issues or sells any shares in a round of equity financing of at least $1,000,000 prior to October 1, 2015 in which the shares of common stock to be acquired are at a price less than $2.50 per share. The Company is required to issue additional shares of common stock to the investors in an amount such that the subscription price paid, when divided by the total number of shares issued will result in an actual price paid per share of common stock equal to such lower price. This conversion occurred as discussed above in conjunction with the Series B Preferred Stock financing totaling $5.0 million and resulted in the conversion of 580,000 shares of Series A Preferred Stock at to 1,812,500 shares of common stock.

Redeemable Convertible Series B Preferred Stock: In August 2015, the Company sold 5,000 shares of Series B Convertible Preferred Stock and warrants to purchase 6,250,000 shares of the Company's common stock for an aggregate purchase price of $1,000 per share resulting in gross proceeds of $5.0 million. Each share of preferred stock is convertible into 1,250 shares of common stock which results in an effective conversion price of $0.80 per common share and can be converted by the holder at any time. The Series B Preferred Stock issued also has a "down-round" protection feature provided to the investors if the Company subsequently issues or sell any shares of common stock, stock options, or convertible securities at a price less than the conversion price of $0.80 per common share. The conversion price is automatically adjusted down to the price of the instrument being issued. In October 2016, as a result of the Series C Preferred Stock Agreement (discussed below), the conversion price of the Series B Preferred Stock was reset to $0.40. On December 29, 2016, as a result of the Series D Preferred Stock Agreement (discussed in Note 8 below), the conversion price of the Series B Preferred Stock was reset to $0.25. The Series B shares have liquidation preference over other preferred shares and common stock and have voting rights equal to the number of common shares into which each holder's preferred stock is convertible as of the record date. The preferred stock has no dividend rights. If dividends are declared on the common stock, the holders of the preferred stock shall be entitled to participate in such dividends on an as-if converted basis. The warrants are exercisable at a price of $1.15 per share, subject to reset, and expire five years from the issuance date. See additional discussion regarding these warrants in Note 6 below.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, Series B Preferred stockholders receive an amount per share equal to the conversion price of $0.80, subject to down-round adjustment, multiplied by the as-if converted share amount of 5,625,000 common shares, totaling $4.5 million. If upon the liquidation, the assets are insufficient to permit payments to the Series B holders, all assets legally available will be distributed in a pro rata basis among the Series B holders in proportion to the full amounts they would otherwise be entitled to receive. Any remaining assets are distributed pro rata among the common stockholders.

F-16

NEMUS BIOSCIENCE, INC. and SUBSIDIARY

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Subject to certain trigger events occurring, the Series B Preferred stock holders have the right to force the Company to redeem the shares of preferred stock at a price per preferred share equal to the greater of (A) 115% of the conversion amount and (B) the product of (1) the conversion rate in effect at such time and (2) the greatest closing sale price of the Common Stock during the period beginning on the date immediately preceding such triggering event and ending on the date such holder delivers the notice of redemption. Such triggering events include:

•	Failure of the Series B Registration Statement to be declared effective by the SEC on or prior to the date that is ninety days after the Effectiveness Deadline;

•	Suspension of the Company's common stock from trading for a period of (2) consecutive trading days;

•	Failure of the Company to deliver all the shares of the common stock or make the appropriate cash payments in a timely manner upon conversion of the Series B Preferred;

•	Any default of indebtedness;

•	Any filing of voluntary or involuntary bankruptcy by the Company;

•	A final judgment in excess of $100,000 rendered against the Company;

•	Breach of representations and warranties in the Stock Purchase Agreement;

•	Failure to comply with the Series B Certificate of Designation or Rule 144 requirements.

As certain of these triggering events are considered to be outside the control of the Company, the Series B Preferred Stock is considered to be contingently redeemable convertible and as a result, has been classified as mezzanine equity in the Company's balance sheet.

In December 2015, a Series B Preferred Stock holder converted 500 shares of its preferred stock to common stock at the conversion rate of 1,250:1 resulting in the issuance of 625,000 shares of common stock. In March 2016, another Series B Preferred stockholder converted 8 shares of its preferred stock to common stock at the same ratio resulting in the issuance of 10,000 shares of common stock. In October 2016, as a result of the Series C Preferred Stock Agreement (discussed below), the conversion price of the Series B Preferred Stock was reset to $0.40. From October 2016 to December 31, 2016, Series B Stockholders converted 461 shares of its preferred stock to common, at the conversion rate of 2,500:1 resulting in the issuance of 1,152,500 shares of common stock. As a result of these conversions, the liquidation preference for the Series B Preferred Stock has been reduced to $4.0 million as of December 31, 2016.

Convertible Series C Preferred Stock: In October 2016, the Company sold 500 shares of convertible preferred stock with a purchase price of $1,000 per share for gross proceeds of $500,000 to a healthcare investment fund under the Series C Preferred Stock Agreement. Each share of Preferred Stock is convertible into 2,500 shares of common stock which results in an effective conversion price of $0.40 per common share. This resulted in the reduction of the conversion price of the Series B Preferred Stock to $0.40 and a reduction in the exercise price of the Series B warrants to $0.40. As part of the terms of the Series C Preferred Stock Agreement, the Company entered into a Registration Rights Agreement with the purchaser to file a registration statement to register for resale the shares of common stock underlying the preferred shares within 30 days following the closing of the agreement. Each Preferred Stock is convertible into common stock at any time at the election of the investor. The terms of the Series C Convertible Preferred Stock are as follows:

•

Dividends: Except for stock dividends or other distributions payable in shares of common stock, for which adjustments are to be made to the conversion price, as described below, the stockholder shall be entitled to receive dividends on preferred stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends actually paid on shares of the common stock. No other dividends shall be paid on the preferred stock.

•

Conversion: The preferred stock may be converted at any time, at the option of the holder, into shares of common stock at a conversion price of $0.40 per share (“Series C Conversion Price”). The Series C Conversion Price will be adjusted for customary structural changes such as stock splits or stock dividends. In the event that the Company enters into a merger, consolidation or transaction of a similar effect, the Series C stockholder shall be entitled to receive, upon conversion of the preferred stock, the number of shares of common stock of the successor or acquiring corporation of the Company, if it is the surviving corporation, and any additional consideration that would have been received by a holder of the number of shares of common stock into which the preferred stock is convertible immediately prior to such event.

F-17

NEMUS BIOSCIENCE, INC. and SUBSIDIARY

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

•

Down-Round Protection: The Series C Conversion Price is also subject to “down-round” anti-dilution adjustment which means that if the Company sells common stock or common stock equivalents at a price below the Series C Conversion Price, the Series C Conversion Price will be reduced to an amount equal to the issuance price of such additional shares of common stock or common stock equivalents.

•	Voting Rights: Except as required by law, the Series C Preferred Stock does not have voting rights.

•	Most Favored Nation Provision: If there is a subsequent financing, the Series C stockholder may elect to exchange its Series C Preferred Stock for the security issued on a dollar for dollar basis.

•

Participation Rights: For a twelve month period from the date of the financing, the Series C investors will have the right to participate in subsequent financings up to fifty percent of such financing.

•

Liquidation Provision: In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Series C Preferred stockholder receives an amount per share equal to the conversion price of $0.40, subject to down-round adjustment, multiplied by the as-if converted share amount of 1,250,000 common shares, totaling $0.5 million. If upon the liquidation, the assets are insufficient to permit payments to the Series C holder, all assets legally available will be distributed to the Series B Preferred stockholders and then any remaining amount is distributed on a pro rata basis among the Series C holder in proportion to the full amounts they would otherwise be entitled to receive. Any remaining assets are distributed pro rata among the common stockholders.

The Company also considered the classification of the Series C Preferred Stock Agreement. Because the Most Favored Nation provision is a redemption feature that is outside the control of the Company, the Series C Preferred Stock is considered to be contingently redeemable convertible and as a result, has been classified as mezzanine equity in the Company's balance sheet.

At the date of the financing, because the effective conversion rate of the preferred stock was less than the market value of the Company’s common stock, a beneficial conversion feature of $325,000 has been recorded as a discount to the preferred stock and an increase to additional paid in capital. Because the preferred stock is perpetual, in October 2016, the Company fully amortized the discount related to the beneficial conversion feature on the deemed dividend in the consolidated statement of operations.

In December 2016, the Series C Preferred stockholder converted 39 shares of its preferred stock to common stock as allowed under the Series C Preferred Stock Agreement, resulting in the issuance of 97,500 shares of common stock at an effective price of $0.40 per share. On December 29, 2016, as a result of the signing of the Series D Preferred Stock Agreement (discussed in Note 8 below), the conversion price of the Series B and Series C Preferred Stock was reset to $0.25. From the date of this reset to December 31, 2016, the Series C Stockholder converted 75 shares of their preferred stock to common, resulting in the issuance of 300,000 shares of common stock.

Warrants

On July 17, 2012, the Company issued warrants to purchase up to 3,000,000 shares of our common stock to its founders and two advisors in consideration for services provided in the start-up of operations. The warrants are exercisable at a price of $1.00 per share and expire on June 20, 2023. The Company valued these warrants utilizing the Black-Scholes valuation model and they were determined to be of nominal value given the start-up nature of the Company's operations at the time of grant.

In conjunction with the June 2014 Stock Purchase Agreement, the Company issued warrants to purchase up to 450,000 shares of common stock to a group of private investors. The warrants are exercisable at a price of $1.00 per share and expire on June 12, 2020. The Company valued these warrants at $85,500. This amount was recorded as warrants and was reclassified from the total consideration received for both the common stock and warrants purchased.

In August 2014 as part of the June 2014 Stock Purchase Agreement, the Company issued warrants to purchase up to 550,000 shares of common stock with an exercise price of $1.00 per share that expire in August 2020. The Company valued these warrants at $104,500. This amount was recorded as warrants and was reclassified from the total consideration received for both the common stock and warrants purchased.

F-18

NEMUS BIOSCIENCE, INC. and SUBSIDIARY

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

In March 2015, the Company entered into an agreement with a financial advisory and public relations consulting firm which included the issuance of warrants to purchase up to 90,000 shares of common stock with an exercise price of $2.50 per share with a term of five years and vest quarterly over one year. These warrants were in exchange for services performed beginning in the first quarter and were subsequently issued in April 2015. The Company estimated the vested warrant value to be $85,950 utilizing the Black Scholes option pricing model and amortized $5,145 for services provided for the year ended December 31, 2016 and $80,805 for the year ended December 31, 2015.

In April 2015, the Company entered into an agreement with one of its investors to provide advisory services on all matters including financing. In conjunction with this agreement, the Company issued warrants that vest immediately to purchase 100,000 shares of common stock with an exercise price of $5.00 per share with a term of ten years. The Company estimated the warrant value to be $326,000 utilizing the Black Scholes option pricing model and recorded this amount to general and administrative expense for the quarter due to the immediate vesting.

In April 2015, the Company issued to a former service provider in exchange for payment of its outstanding invoice warrants that vest immediately to purchase 6,000 shares of common stock with an exercise price of $2.50 per share. The Company estimated the warrant value to be $10,000 which represented the value of the trade debt extinguished.

In April 2015, the Company issued 50,000 warrants to purchase the Company's common stock in conjunction with its Series A Preferred Stock financing. The warrants are exercisable at a price of $5.00 per share and expire five years from the issuance date. In May 2015, the Company issued 30,000 warrants and in July 2015, 36,000 warrants under the same terms and conditions.

In June 2015, the Company issued to a service provider in exchange for consulting services warrants that vest immediately to purchase 10,000 shares of common stock with an exercise price of $5.00 per share with a term of five years. The Company estimated the warrant value to be $14,700 utilizing the Black Scholes option pricing model.

In August 2015, the Company issued 6,250,000 warrants to purchase common stock in conjunction with its Series B Preferred Stock financing. See further discussion in Note 6 below.

In August 2015, the Company issued 187,500 warrants to purchase common stock to its investment banker in exchange for services rendered in conjunction with the Series B Preferred Stock financing. The warrants vest immediately and have an exercise price of $1.15 per share. The Company estimated the value of the warrants to be $86,250 utilizing the Black Scholes option pricing model and recorded this amount to offering costs.

In November 2015, the Company entered into an agreement with a financial advisory and public relations consulting firm which included the issuance of warrants to purchase up to 120,000 shares of common stock with an exercise price of $1.15 per share with a term of five years. These warrants are in exchange for services to be performed from November 25, 2015 to May 25, 2016 and 60,000 shares vest immediately with the remainder in one quarter. The Company estimated the warrant value of vested warrants to be $42,000 utilizing the Black Scholes option pricing model and amortized $7,800 for the year ended December 31, 2015 and $34,200 for the year ended December 31, 2016.

In November 2016, the Company entered into an agreement with one of its investors to provide advisory services on all matters including financing. In conjunction with this agreement, the Company issued warrants that vest immediately to purchase 40,000 shares of common stock with an exercise price of $1.15 per share with a term of ten years. The Company estimated the warrant value to be $18,400 utilizing the Black Scholes option pricing model and recorded this amount to general and administrative expense for the quarter due to the immediate vesting.

In November 2016, the Company issued 125,000 warrants to purchase common stock to its investment banker in exchange for services rendered in conjunction with the Series C Preferred Stock financing. The warrants vest immediately and have an exercise price of $0.40 per share with a term of five years. The Company estimated the value of the warrants to be $37,500 utilizing the Black Scholes option pricing model and recorded this amount to offering costs.

F-19

NEMUS BIOSCIENCE, INC. and SUBSIDIARY

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

The Company's board of directors considered various objective and subjective factors, along with input from management, to determine the fair value of the warrants, including:

•

Contemporaneous valuation prepared by an independent third-party valuation specialist effective as of April 1, 2015, August 20, 2015, December 31, 2015, March 31, 2016, June 30, 2016, September 30, 2016, and December 31, 2016,

•	Its results of operations, financial position and the status of research and development efforts and achievement of enterprise milestones,

•	The composition of, and changes to, the Company's management team and board of directors,

•	The lack of liquidity of its common stock as a newly public company,

•	The Company's stage of development, business strategy and the material risks related to its business and industry,

•	The valuation of publicly-traded companies in the biotechnology sectors,

•	External market conditions affecting the biotechnology industry sectors,

•	The likelihood of achieving a liquidity event for the holders of its common stock, such as an initial public offering, or IPO, or a sale of the Company, given prevailing market conditions, and

•	The state of the IPO market for similarly situated biotechnology companies,

•	Discussions held with bankers, potential investors, and preliminary term sheets received as part of management's capital raise efforts.

There are significant judgments and estimates inherent in the determination of the fair value of the Company's warrants. These judgments and estimates included the assumptions regarding its future operating performance, the time to completing an IPO or other liquidity event and the determination of the appropriate valuation methods. If the Company had made different assumptions, its warrant valuation could have been significantly different.

Stock Option Plans: 2014 Omnibus Incentive Plan

The 2014 Omnibus Incentive Plan (the "2014 Plan") was adopted to provide a means by which officers, non-employee directors, and employees of and consultants to the Company and its affiliates could be given an opportunity to acquire an equity interest in the Company. All officers, non-employee directors, and employees of and consultants to the Company are eligible to participate in the 2014 Plan.

On October 31, 2014, after the closing of the Merger, our Board of Directors approved the 2014 Plan. The 2014 Plan reserved 3,200,000 shares for future grants. As of December 31, 2016, options (net of canceled or expired options) covering an aggregate of 1,142,500 shares of the Company's common stock had been granted under the 2014 Plan, and the Company had 1,142,500 options outstanding and 857,500 shares available for future grants under the 2014 Plan.

Options granted under the 2014 Plan expire no later than 10 years from the date of grant. Options granted under the 2014 Plan may be either incentive or non-qualified stock options. For incentive and non-qualified stock option grants, the option price shall be at least 100% of the fair value on the date of grants, as determined by the Company's Board of Directors. If at any time the Company grants an option, and the optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option price shall be at least 110% of the fair value and shall not be exercisable more than five years after the date of grant.

F-20

NEMUS BIOSCIENCE, INC. and SUBSIDIARY

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Options granted under the 2014 Plan may be immediately exercisable if permitted in the specific grant approved by the Board of Directors and, if exercised early may be subject to repurchase provisions. The shares acquired generally vest over a period of five years from the date of grant. The Company granted options to purchase 1,142,500 shares net of cancellations through December 31, 2016, under the 2014 Plan.

The following is a summary of activity under the 2014 Plan as of December 31, 2016:

		Options Outstanding
				Weighted
	Shares Available			Average
	for Grant of	Number of	Price per	Exercise
	Options & Shares	Shares	Share	Price
Balance at December 31, 2015	820,000	1,180,000	$0.42-3.00	$0.63
Options granted	-	-	$-	$-
Options exercised	-	-	$-	$-
Options cancelled	37,500	(37,500)	$1.15	$1.15
Balance at December 31, 2016	857,500	1,142,500	$0.42-3.00	$0.61
Vested and Exercisable at December 31, 2016		448,500	$0.42-3.00	$0.53

The weighted-average remaining contractual term of options vested and exercisable at December 31, 2016 was approximately 7.9 years

Aggregate intrinsic value is the sum of the amounts by which the quoted market price of the Company's stock exceeded the exercise price of the stock options at December 31, 2016 for those stock options for which the quoted market price was in excess of the exercise price ("in-the-money options"). As of December 31, 2016, the aggregate intrinsic value of options outstanding was $0. As of December 31, 2016, 436,000 options to purchase shares of common stock were exercisable.

Restricted Stock Awards

Restricted stock awards ("RSAs") are granted to our board of directors and members of senior management and are issued pursuant to the Company's 2014 Omnibus Incentive Plan. On October 20, 2015, a total of 1,200,000 RSAs were granted to members of the Company's senior management and board of directors with a fair market value of approximately $900,000. These RSAs vest from one to three years from the grant date as services are rendered to the Company. For the years ended December 31, 2016 and 2015, the Company recorded $356,250 and $62,500, respectively, in stock-based compensation expense related to these awards. (See discussion below). The total amount of unrecognized compensation cost related to non-vested RSAs was $481,250 as of December 31, 2016.

Stock Based Compensation Expense

The Company recognizes stock-based compensation expense based on the fair value of that portion of stock options that are ultimately expected to vest during the period. Stock-based compensation expense recognized in the consolidated statements of operations includes compensation expense for stock-based awards based on the estimated grant date fair value over the requisite service period. For the years ended December 31, 2016 and 2015, the Company recognized stock-based compensation expense of $706,368 and $414,343 (including compensation expense for RSAs discussed above) which was recorded as a general and administrative expense in the consolidated statements of operations.

The total amount of unrecognized compensation cost related to non-vested stock options was $1,023,418 as of December 31, 2016. This amount will be recognized over a weighted average period of 2.9 years.

F-21

NEMUS BIOSCIENCE, INC. and SUBSIDIARY

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Valuation Assumptions

The fair value of options was estimated at the date of grant using the Black-Scholes option pricing model. Expected volatility is based on industry peers who are also in the early development stage given the limited market data available in the public arena. The expected term was estimated using the simplified method as permitted under SAB No. 110, since the Company has no recent exercise or forfeiture history that is representative of options granted during the year. The expected term represents the estimated period of time that stock options are expected to be outstanding, which is less than the contractual term which is generally ten years. The risk-free interest rate is based on the U.S. Treasury yield. The expected dividend yield is zero, as the Company does not anticipate paying dividends in the near future. There were no options granted in the year ended December 31, 2016; the assumptions for options granted in the year ended December 31, 2015 are as follows:

	Years Ended December 31,
	2016	2015

Dividend yield	NA	0.00%
Volatility factor	NA	75.00%
Risk-free interest rate	NA	1.65-1.85
Expected term (years)	NA	6.25-6.50
Weighted-average fair value of options granted during the periods	NA	$2.69

5. Provision for Conversion of Preferred Stock

Series A Preferred Stock Conversion Liability

In connection with the Series A Preferred Stock financing, the Company recorded a liability related to down-round protection provided to the stockholders in the event that the Company does another offering of common stock greater than $1,000,000 at a price below $2.50 per share. The down-round provision expires at the closing of a subsequent financing round or October 1, 2015 whichever is earlier. With the assistance of a third-party valuation specialist, the Company valued the conversion liability pursuant to the accounting guidance of ASC 820-10, Fair Value Measurements, as of the closing date of the first round of financing which was April 1, 2015.

As of June 30, 2015, the Company re-evaluated the likelihood and valuation of a potential down-round given that management has been actively pursuing capital raising efforts. In the absence of any definitive agreement, the Company calculated the fair value of the conversion feature to be $700,000 by determining the highest probability of a per share price in the next anticipated round of financing, after considering all discussions with bankers, potential investors, and preliminary term sheets. This amount was booked as a current liability as of June 30, 2015 and was charged as a non-operating expense for the period.

In July 2015, the Company increased its down-round provision by $286,000 based on the closing of an additional round of 180,000 Series A shares by determining the highest probability of a per share price in the next anticipated round of financing, after considering all discussions with bankers, potential investors, and preliminary term sheets. This amount was charged to non-operating expense for the three months ended September 30, 2015.

As of August 21, 2015, upon the closing of the Series B Preferred Stock sale with proceeds totaling $5.0 million, the Company issued 1,232,000 additional shares of common stock at $0.80 per share thereby eliminating this liability of $986,000 and offsetting it to Additional Paid-in-Capital. This amount was calculated by determining the difference in per share pricing between the Series A Preferred Stock financing of $2.50 per share and the Series B Preferred Stock financing of $0.80 per share multiplied by the 580,000 total shares included in the Series A offering.

Series B Preferred Stock Conversion Liability

As of August 20, 2015, in connection with the Series B Preferred Stock financing, the Company recorded a liability related to down-round protection provided to the stockholders in the event that the Company does another sale or issuance of common stock, stock options or convertible securities where the share price is below $0.80 per share. With the assistance of a third-party valuation specialist, the Company valued the conversion liability pursuant to the accounting guidance of ASC 820-10, Fair Value Measurements, as of the closing date of the financing. The Company also performed a review of the conversion liability in conjunction with ASC 815, Derivatives and Hedging/Contracts in Entity's Own Equity, and determined that the liability requires bifurcation and re-measurement to fair market value at the end of each reporting period. The derivative was valued at $75,488 and was booked as a current liability as of September 30, 2015. The value of this embedded derivative was determined utilizing a with and without method by valuing the preferred stock with and without the down round protection.

F-22

NEMUS BIOSCIENCE, INC. and SUBSIDIARY

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2015, the Company engaged a third-party valuation specialist to re-measure the conversion liability to fair market value as of that date utilizing the same methodology previously performed. The derivative was valued at $84,090 and was recorded as a current liability and the change in fair market value was recorded as a non-operating expense totaling $17,945 for the year ended December 31, 2015.

As of December 31, 2016, the Company engaged a third-party valuation specialist to re-measure the conversion liability to fair market value as of that date utilizing the same methodology previously performed. The derivative which was classified as a current liability was adjusted to $118,821 as of December 31, 2016. The change in fair market value was recorded as non-operating expense of $48,564 for the year ended December 31, 2016.

6. Series B Warrants

In conjunction with the Series B Preferred Stock financing, the Company issued 6,437,500 common stock warrants that are exercisable at a price of $1.15 per share and expire five years from the issuance date. The warrants were initially valued at $2,935,800 utilizing the Black-Scholes pricing model. The warrants are exercisable in cash or through a cashless exercise provision. The Series B warrants also have a "down-round" protection feature provided to the investors if the Company subsequently issues or sells any shares of common stock, stock options, or convertible securities at a price less than the exercise price of $1.15 per each warrant. The exercise price is automatically adjusted down to the price of the instrument being issued. In October 2016, as a result of the Series C Preferred Stock financing, the exercise price was adjusted to $0.40 and in December, 2016, as a result of the Series D Preferred Stock financing, the exercise price was adjusted to $0.25. The Company reviewed the classification of the warrants as liabilities or equity under the guidance of ASC 480-10, Distinguishing Liabilities from Equity, and concluded that the Series B warrants should be classified as a liability. The Company then applied the fair value allocation methodology for allocating the proceeds of $5.0 million received from the Series B financing between the conversion liability and the warrants with the residual amount being allocated to the preferred stock. The Company also performed the same valuation as of December 31, 2016 utilizing the Black-Scholes pricing model and the following assumptions:

	Years Ended December 31,
	2016	2015
Dividend yield	0.00%	0.00%
Volatility factor	70.00%	70.00%
Risk-free interest rate	1.616%	1.75%
Expected term (years)	3.63	4.61
Weighted-average fair value of warrants	$0.17	$0.46

This resulted in a warrant value of $1,112,308 as of December 31, 2016. The change in fair market value at the re-measurement date was recorded as non-operating income totaling $1,342,651 for the year ended December 31, 2016. The Company performed the same valuation as of December 31, 2015 which resulted in the warrant value of $2,454,959. The change in fair market value at the re-measurement date was recorded as non-operating income totaling $481,610 for the year ended December 31, 2015.

7. Income Taxes

Under the FASB's accounting guidance related to income tax positions, among other things, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a fifty (50) % likelihood of being sustained. Additionally, the guidance provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

F-23

NEMUS BIOSCIENCE, INC. and SUBSIDIARY

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

The Company's policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on the Company's balance sheets as of December 31, 2016, and has not recognized interest and/or penalties in the consolidated statement of operations for the year ended December 31, 2016.

The Company has no uncertain tax positions as of December 31, 2016.

The Company is subject to taxation in the United States and California. The Company's tax years for 2013 (federal) and 2012 (California) and forward are subject to examination by the United States and California tax authorities.

At December 31, 2016, the Company had federal and California net operating loss carry forwards ('NOLs') aggregating $9,959,336 and $9,956,136, respectively, which, if not used, will begin to expire from 2035. The utilization of these NOLs may become subject to limitations based on past and future changes in ownership of the Company pursuant to Internal Revenue Code Section 382.

The tax effects of temporary differences and carryforwards that give rise to significant portions of the deferred income tax assets are as follows:

	As of December 31,
	2016	2015
Current deferred tax assets/(liabilities):
State taxes	$560	$(199,861)
Capitalized research and development costs	51,118	298,621
Accrual to cash adjustment	-	638,754
Other	250,284	34,588
Net operating loss	4,057,846	1,867,086
Gross deferred tax assets	4,359,808	2,639,188
Valuation allowance	(4,359,808)	(2,639,188)
Total deferred tax assets	$-	$-

The provision for income taxes on earnings subject to income taxes differs from the statutory Federal rate at December 31, 2016 and 2015, due to the following:

	As of December 31,
	2016	2015
Expected income tax benefit at federal statutory tax rate	$(1,111,773)	$(1,693,806)
State income taxes, net of federal benefit	(241,899)	(240,479)
Change in fair value of warrant	(452,930)	-
Change in valuation allowance	1,720,620	1,843,282
Stock compensation	83,332	-
Other permanent difference	1,580	222,207
Other	2,671	(129,489)
Provision (benefit) for income taxes	$1,600	$1,716

The Company records a valuation allowance against deferred tax assets to the extent that it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Due to the substantial doubt related to the Company's ability to utilize its deferred tax assets, a valuation allowance for the full amount of the deferred tax assets has been established at December 31, 2016. As a result of this valuation allowance there are no income tax benefits reflected in the accompanying consolidated statement of operations to offset pre-tax losses.

F-24

NEMUS BIOSCIENCE, INC. and SUBSIDIARY

NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS

8. Subsequent Events

UM 5070 license agreement

On January 10, 2017, the “Company entered into a license agreement with the University of Mississippi pursuant to which UM granted the Company an exclusive, perpetual license, including the right to sublicense, under intellectual property related to UM5070, a platform of cannabinoid-based molecules to research, develop and commercialize products for the treatment of infectious diseases. The license agreement culminates roughly one year of screening and target molecule identification studies especially focused on therapy-resistant infectious organisms like methicillin-resistant Staphylococcus aureus (MRSA). The license agreement contains certain milestone and royalty payments, as defined therein. There is a one-time upfront payment of $65,000 payable in four equal monthly installments that started on February 1, 2017. These licenses also require the Company to reimburse UM for patent costs incurred related to these products under license. These license agreements will terminate upon expiration of the patents, breach or default of the license agreements, or upon 60 days’ written notice by the Company to UM.

Convertible Preferred Stock Issuance

In January 2017, the Company sold 1,200 shares of convertible preferred stock with a purchase price of $1,000 per share for gross proceeds of $1,200,000 to a healthcare investment fund and private investors under the Series D Preferred Stock Agreement. Each share of preferred stock is convertible into 4,000 shares of common stock which results in an effective conversion price of $0.25 per common share. This results in the reduction of the conversion price of the Series B and Series C Preferred Stock to $0.25 and a reduction in the exercise price of the Series B warrants to $0.25. As part of the terms of the Series D Preferred Stock Agreement, the Company entered into a Registration Rights Agreement with the purchaser to file a registration statement to register for resale the shares of common stock underlying the preferred shares within 30 days following the closing of the agreement. In addition, the placement agent received a warrant to purchase up to 480,000 shares of common stock with an exercise price of $0.25 per share that expires in January, 2022.

F-25

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers, Directors and Key Employees

The following table sets forth certain information as of the date of this prospectus, with respect to our directors and executive officers.

Name	Age	Position
Dr. Brian S. Murphy	59	Chief Executive/Medical Officer, Director
Elizabeth M. Berecz	53	Chief Financial Officer, Secretary
Cosmas N. Lykos	48	Co-Founder and Executive Chairman of the Board, Director
Douglas S. Ingram	54	Vice Chairman, Director
Gerald W. McLaughlin	49	Director
Thomas A. George	61	Director

Dr. Brian S. Murphy. Dr. Murphy was appointed as our Chief Medical Officer in October 2014 and was appointed as Chief Executive Officer and as a director in August 2015. Dr. Murphy was the Chief Medical Officer of Nemus Sub from August 2014 to October 2014. From 2009 to August 2014, Dr. Murphy served as the Chief Medical Officer of Eiger Biopharmaceuticals. From 2003 to 2006, Dr. Murphy was Chief Medical Officer at Epiphany Biosciences. From 2003 to 2006, Dr. Murphy was Chief Medical Officer at Valeant Pharmaceuticals International (VRX) where his responsibilities also included oversight of Global Medical Affairs and Pharmacovigilance. Dr. Murphy also served as Medical Director, then Vice President of Marketing and Commercial Strategy of Hepatology for InterMune, Inc. (ITMN). From 2000 to 2002, Dr. Murphy was Medical Director of North America for Antivirals/Interferons/Transplant at Hoffmann-LaRoche. Prior to joining industry, Dr. Murphy was Assistant Professor of Medicine at New York Medical College and was Director of the Clinical Strategies Program at St. Vincent's Hospital in New York City, the lead hospital of the Catholic Healthcare Network of New York. Dr. Murphy is board-certified in internal medicine and completed his residency in internal medicine at Tufts-New England Medical Center and served as Chief Medical Resident in the Boston University program. Dr. Murphy completed parallel fellowship tracts at Harvard Medical School, one in internal medicine/clinical Epidemiology at the Massachusetts General Hospital and the other in Medical Ethics addressing issues of distributive justice and access to care at Brigham & Women's Hospital. Dr. Murphy earned his MD, MPH (general public health), and MS (pharmacology) degrees from New York Medical College and is a graduate of the Harvard School of Public Health (MPH in Health Policy and Management). He earned his MBA at the Columbia University Graduate School of Business. In making the decision to appoint Mr. Murphy to serve as a director, the Board of Directors considered, in addition to the criteria referred to above, his experience in the healthcare industry, current service as our Chief Executive Officer and Chief Medical Officer and his comprehensive knowledge of the Company, its business and operations.

Elizabeth M. Berecz. Ms. Berecz was appointed as our Chief Financial Officer in connection with the consummation of the Merger in October 2014. Ms. Berecz was the Chief Financial Officer of Nemus Sub from September 2014 to October 2014. Prior to joining the Company, Ms. Berecz formerly held the position of Chief Financial Officer and Board Member of Bentley Mills, Inc. since December 2012. From October 2011 to December 2012, she was the Chief Financial Officer of PowerBalance Technologies. From December 2009 to June 2011, she held the position of Executive Vice President and Chief Financial Officer of Star Trac. Prior to this, Ms. Berecz held several senior financial management positions with public companies in Silicon Valley. She began her career with Price Waterhouse and is a California CPA.She received her BA in Economics from Stanford University and a MA in Sports Management from the University of San Francisco.

Cosmas N. Lykos. Mr. Lykos was appointed as our Chairman of the Board and a member of our Board of Directors in connection with the consummation of the Merger in October 2014. Mr. Lykos co-founded Nemus Sub in 2012 and has served as its Chairman of the Board of Directors since August 2014 as well as a strategic advisor since inception. After graduating with Honors from Duke University School of Law in 1993, Mr. Lykos began his career at Gibson Dunn & Crutcher, LLP, an international full-service law firm, as a corporate associate until 1998. From 1998 to 2004, Mr. Lykos served as Vice President of Business Affairs, General Counsel, Secretary and Chief Compliance Officer of RemedyTemp, Inc., a NASDAQ publicly-traded temporary staffing firm with over 250 directly-owned and franchised offices nationwide. From 2004 until 2008, Mr. Lykos served as Vice President of Business Development, Chief Legal Officer, Secretary and Chief Compliance Officer of Oakley, Inc., a NYSE publicly-traded sports and technical eyewear, apparel, accessories and retail company. In January of 2008, he became Co-owner and President of the Optical Shop International, or OSI, a designer and distributor of licensed eyewear brands, including Chrome Hearts and Blinde, through two wholly-owned foreign subsidiaries with a direct and distributor sales network in over 60 countries. Primary responsibilities included developing and implementing OSI's vision and strategies and the management of its foreign subsidiaries, sales, legal, human resources, finance and administrative functions. In January 2011, Mr. Lykos negotiated and consummated the sale of OSI to its primary licensor, Chrome Hearts LLC. From January 2011 through present day, Mr. Lykos has been engaged to provide management and legal advisory services to Chrome Hearts Eyewear LLC and Chrome Hearts LLC. Mr. Lykos has extensive public and private company Board of Directors experience. As an angel investor, Mr. Lykos has made minority investments in various private companies and has served on their Board of Directors including Dragon Alliance, LLC, a youth lifestyle action sports brand selling eyewear, goggles and apparel in over 40 countries, and Lookmatic.com, an internet e-commerce eyewear company, selling prescription frames and sunglasses direct to consumers. In making the decision to appoint Mr. Lykos to serve as a director, the Board of Directors considered, in addition to the criteria referred to above, Mr. Lykos's knowledge of the Company and its business and management team; his demonstrated business acumen and leadership skills.

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Douglas S. Ingram. Mr. Ingram was appointed as our Vice Chairman of the Board and a member of our Board of Directors in June 2015. Douglas S. Ingram served as President of Allergan, Inc., a NYSE listed multi-specialty health care company focused on developing and commercializing pharmaceuticals, biologics, medical devices and over-the-counter products, from July 1, 2013 to March 17, 2015, when Allergan, Inc. was acquired by Actavis plc. With the acquisition, Mr. Ingram assumed the role of special advisor on the executive leadership team at Actavis. He is a board member of The Allergan Foundation. Prior to assuming his role as President, Mr. Ingram served as Allergan's Executive Vice President and President, Europe, Africa and Middle East from August 2010 to June 2013. Prior to that, he served as Executive Vice President, Chief Administrative Officer, and Secretary from October 2006 to July 2010 and led Allergan's Global Legal Affairs, Compliance, Internal Audit and Internal Controls, Human Resources, Regulatory Affairs and Safety, and Global Corporate Affairs and Public Relations departments. Mr. Ingram also served as General Counsel from January 2001 to June 2009 and as Secretary and Chief Ethics Officer from July 2001 to July 2010. During that time, he served as Executive Vice President from October 2003 to October 2006, as Corporate Vice President from July 2001 to October 2003 and as Senior Vice President from January 2001 to July 2001. Prior to that, Mr. Ingram was Associate General Counsel and Assistant Secretary from 1998 and joined Allergan in 1996 as Senior Attorney and Chief Litigation Counsel. Prior to joining Allergan, Mr. Ingram was an attorney at Gibson, Dunn & Crutcher LLP, an international full-service law firm, from 1988 to 1996. Mr. Ingram received his Juris Doctorate from the University of Arizona in 1988, graduating summa cum laude and Order of the Coif. In making the decision to appoint Mr. Ingram to serve as a director, the Board of Directors considered, in addition to the criteria referred to above, Mr. Ingram's experience in the healthcare industry, his demonstrated business acumen and leadership skills.

Gerald W. McLaughlin. Mr. McLaughlin was appointed as a member of our Board of Directors in connection with the consummation of the Merger in October 2014. Mr. McLaughlin currently serves as President and Chief Executive Officer of AgeneBio, Inc. a clinical-stage pharmaceutical company developing medicines to restore and preserve patients' cognitive function for a range of debilitating neurodegenerative diseases. From 2007 to 2014, Mr. McLaughlin acted as the lead commercial executive for NuPathe Inc., a specialty pharmaceutical company focused on the development and commercialization of branded therapeutics for diseases of the central nervous system including Zecuity®, the first and only FDA-approved transdermal system for migraine. In his most recent position with NuPathe, Mr. McLaughlin served as Senior Vice President and Chief Commercial Officer where he helped provide corporate strategic direction and led the commercial organization until its acquisition in Q1 2014 by Teva Pharmaceuticals Ltd. From 2001 to 2007, Mr. McLaughlin served in several commercial leadership roles for Endo Pharmaceuticals, a mid-size specialty pharmaceutical company focused the development and commercialization of medicines targeting pain management and diseases of the central nervous system. His roles included Senior Director of Strategic Marketing where he established a strategic roadmap for the organization and performed commercial assessments for new opportunities encompassing all aspects of pain management including neuropathic pain, post-operative and breakthrough pain. From 1990 to 2001, Mr. McLaughlin worked for Merck & Co. Inc. in a variety of commercial roles including marketing leadership roles where he developed and implemented brand strategies for three product launches both for the US and global markets. Mr. McLaughlin received his BA in Economics from Dickinson College and his MBA from Villanova University. In making the decision to appoint Mr. McLaughlin to serve as a director, the Board of Directors considered, in addition to the criteria referred to above, Mr. McLaughlin's experience in the healthcare industry and his experience with clinical-stage pharmaceutical companies.

Thomas A. George. Thomas A. George has served as a member of our Board of Directors since January 2015. Mr. George has over thirty years of experience in corporate finance and accounting, having served in a number of senior level positions with both public and private companies. Mr. George currently serves as the Chief Financial Officer of Deckers Brands (NYSE: DECK), which he joined in September 2009. Prior to Deckers Brands, Mr. George was with Ophthonix, Inc. where he served as Chief Financial Officer since February 2005. Prior to Ophthonix, Inc., Mr. George spent more than seven years as Chief Financial Officer for Oakley, Inc., a NYSE publicly-traded sports and technical eyewear, apparel, accessories and retail company, now a division of Luxottica Group S.p.A. (NYSE: LUX). Earlier in his career, Mr. George held positions at Loral Corporation, International Totalizator Systems and Remec Corporation. He began his career at Coopers & Lybrand where he became a Certified Public Accountant. Mr. George is a graduate of the University of Southern California. In making the decision to appoint Mr. George to serve as a director, the Board of Directors considered, in addition to the criteria referred to above, Mr. George's financial and accounting experience and expertise and his experience with public companies.

Family Relationships

There are no family relationships among our directors or executive officers.

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Term of Office of Directors

Our directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal.

Directors and Officers Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee and Financial Expert

On February 23, 2015, our board established an audit committee which operates under a written charter that has been approved by our board. The members of our audit committee are Thomas A. George and Gerald W. McLaughlin. Mr. George serves as chairman of the committee and our board has determined that he is an “audit committee financial expert” as defined by applicable SEC rules. The Board of Directors has determined that Thomas A. George and Gerald W. McLaughlin are independent members of our Board of Directors as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules, and we have determined that both Mssrs. George and Laughlin as audit committee members meet the more stringent requirements under Rule 5605(c)(2) of the Nasdaq Listing Rules.

Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and (5) approving fees for the independent auditor and any outside advisors engaged by the audit committee. The Audit Committee Charter is filed as Exhibit 99.1 to our Report on Form 8-K filed on February 27, 2015.

Compensation and Compliance Committee

On May 31, 2015, our board established a compensation and compliance committee which operates under a written charter that has been approved by our board. The members of our compensation and compliance committee are Douglas S. Ingram, Gerald W. McLaughlin and Thomas A. George. Mr. Ingram serves as chairman of the committee.

Our compensation and compliance committee is responsible for: (1) reviewing and setting or making recommendations to our board regarding the compensation of the Chief Executive Officer and the other executive officers; (2) reviewing and discussing with management the Company's compensation discussion and analysis and considering whether it will recommend to the Board that the Company's compensation discussion and analysis be included in the appropriate filing; (3) identifying individuals qualified to become members of our board and ensuring that our board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds; (4) making recommendations to our board regarding governance matters; (5) performing an evaluation of the performance of the compensation and compliance committee; and (6) reviewing and reassessing its Charter and submitting any recommended changes to our Board for its consideration. The Compensation and Compliance Committee Charter is filed as Exhibit 99.2 to our Report on Form 8-K filed on June 4, 2015.

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Nominations to the Board of Directors

We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

Stockholder Communications

We do not have a formal policy regarding stockholder communications with our Board of Directors. A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer, at the address appearing on the first page of this filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation earned for services rendered to the Company for the fiscal years ended December 31, 2016 and 2015 of our named executive officers as determined in accordance with SEC rules.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year Ended	Salary $	Bonus $	Stock Awards $ (1)	Option Awards $ (1)	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $		Total $

Dr. Brian S. Murphy,	2016	253,846	0	0	0	0	0	0		253,846
CEO/CMO	2015	330,000	0	281,250	0	0	0	0		611,250

Elizabeth M. Berecz,	2016	173,077	0	0	0	0	0	0		173,077
CFO	2015	225,000	0	262,500	0	0	0	0		487,500

Cosmas N. Lykos,	2016	0		0	0	0	0	90,000	(2)	0
Chairman	2015	0	0	243,750	0	0	0	120,000	(2)	363,750

_________

(1)

Amounts reflect the full grant date fair value of restricted stock awards and stock options, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of restricted stock awards granted to our executives in Note 1 and 4 to our consolidated financial statements included elsewhere in this prospectus.

(2)

In June 2014, our subsidiary entered into an independent contractor agreement with K2C, Inc. (“K2C”), which is wholly owned by Mr. Lykos, pursuant to which we pay K2C a monthly fee for services performed by Mr. Lykos for our company. The agreement expired on June 1, 2016 and was automatically renewed for one year pursuant to the terms of the agreement. The monthly fee under the agreement is $10,000. Under the agreement, Mr. Lykos is also eligible to participate in our health, death and disability insurance plans. In addition, beginning in 2015, Mr. Lykos is a participant in our change in control severance plan.

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Employment and Severance Arrangements

We do not have employment agreements with any of our executive officers.

In February 2015, we adopted a change in control severance plan, in which our named executive officers participate, that provides for the payment of severance benefits if the executive’s service is terminated within twelve months following a change in control, either due to a termination without cause or upon a resignation for good reason (as each term is defined in the plan).

In either such event, and provided the executive timely executes and does not revoke a general release of claims against the Company, he or she will be entitled to receive: (i) a lump sum cash payment equal to at least six months’ of the executive’s monthly compensation, plus an additional month for each full year of service over six years, (ii) Company-paid premiums for continued health insurance for a period equal to length of the cash severance period or, if earlier, when executive becomes covered under a subsequent employer’s healthcare plan, and (iii) full vesting of all then-outstanding unvested stock options and restricted stock awards.

In addition, the restricted stock awards granted to Dr. Murphy and Ms. Berecz in October 2015 will vest in full on a change in control (as defined in our 2014 Omnibus Incentive Plan).

Outstanding Equity Awards at Fiscal Year-end. As of December 31, 2016, the named executive officers held the following outstanding Company equity awards.

	Option Awards					Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock Not Vested (#) (2)	Market Value of Shares Not Vested ($) (3)

Dr. Brian S. Murphy,	10/31/2014	192,000	288,000	$0.42	10/31/2024
CEO/MO	11/21/2014	70,000	105,000	$0.42	11/21/2024
	10/20/2015					375,000	113,250

Elizabeth M. Berecz	10/31/2014	40,000	60,000	$0.42	10/31/2024
CFO	11/21/2014	60,000	90,000	$0.42	11/21/2024
	10/20/2015					350,000	105,700

Cosmas N. Lykos,	11/21/2014	50,000	75,000	$0.42	11/21/2024
Chairman	10/20/2015					325,000	98,150

(1)

All of the options specified above vest as follows: 20% of total vests on each anniversary of the grant date over five years, subject to the grantee’s continued service. The options granted expire 10 years after the date of grant.

(2)	Each award of restricted stock vests in full on the three year anniversary of the grant date, subject to the grantee’s continued service.

(3)	The market value of shares that have not vested is calculated based on the per share closing price of our common stock on December 31, 2016.

There were no exercises of stock options by our named executive officers during the year ended December 31, 2016.

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Director Compensation. Our directors received the following compensation for their service as directors of the Company during the fiscal year ended December 31, 2016. Our directors generally received an annual cash retainer equal to $20,000. In addition, we grant stock options and restricted stock awards.

DIRECTOR COMPENSATION(1)
Name	Fees Earned or Paid in Cash	Stock Awards $ (2) (3)	Option Awards $ (3)	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Douglas S. Ingram	20,000	0	0	0	0	0	20,000
Gerald W. McLaughlin	20,000	0	0	0	0	0	20,000
Thomas A. George	20,000	0	0	0	0	0	20,000

(1)	Does not include compensation received for services provided as executive officers.

(2)

Amounts reflect the full grant date fair value of restricted stock awards, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of restricted stock awards granted to our directors in Note 1 and 4 to our consolidated financial statements included elsewhere in this prospectus.

(3)

As of December 31, 2016, Messrs. Ingram, McLaughlin and George held 60,000, 30,000 and 60,000, respectively, shares of restricted stock. In addition, Messrs. Ingram, McLaughlin and George held stock options covering 40,000, 20,000 and 40,000 shares of common stock, respectively.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities Authorized for Issuance under Equity Compensation Plans. The table below includes the following information as of December 31, 2016 for Nemus Bioscience, Inc. 2014 Omnibus Incentive Plan. Shares available for issuance under the 2014 Omnibus Incentive Plan can be granted pursuant to stock options, stock appreciation rights, restricted stock, restricted stock unit awards, performance awards and other stock-based or cash-based awards, as selected by the plan administrator. For additional information about the 2014 Omnibus Incentive Plan, refer to Note 4 to our consolidated financial statements included elsewhere in this prospectus.

Equity Compensation Plan Information
Plan category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares of common stock reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,180,000	$0.63	820,000
Equity compensation plans not approved by security holders	0	0	0
Total	1,180,000	$0.63	820,000

Security Ownership of Certain Beneficial Owners and Management. The following table sets forth certain information with respect to beneficial ownership of our common stock, by:

•	Each person known to be the beneficial owner of 5% or more of our outstanding common stock;
•	Each executive officer;
•	Each director; and
•	All of the executive officers and directors as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

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The information set forth in the table below is based on 25,729,663 shares of our common stock issued and outstanding on March 7, 2017.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner listed below is 600 Anton Blvd., Suite 1100, Costa Mesa, California 92626.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Sabby Healthcare Master Fund, Ltd. (1)	7,219,000 shares	(2)	21.9%

Sabby Volatility Warrant Master Fund, Ltd. (1)	3,307,500 shares	(3)	11.4%

Reg Lapham 375 Redondo Ave., #137 Long Beach, CA 90814	5,017,200 shares	(4)	18.7%

Joshua Berkowitz (5)	3,937,500 shares	(6)	13.3%

Jeffrey D. Enslin (7)	3,025,000 shares	(8)	10.5%

Richard D. Squires 2101 Cedar Springs Road, Suite 1525 Dallas, TX 75201	1,875,000 shares	(9)	7.2%

Dr. Brian S. Murphy	637,000 shares	(10)	2.4%

Elizabeth M. Berecz	450,000 shares	(11)	1.7%

Gerald W. McLaughlin	71,250 shares	(12)	*

Thomas A. George	76,000 shares	(13)	*

Cosmas N. Lykos	4,859,400 shares	(14)	18.1%

Douglas S. Ingram	400,500 shares	(15)	1.5%

All executive officers and directors as a group	6,494,150 shares	(10)(11)(12)(13)(14)(15)	23.7%

________

*	Denotes less than 1% of class.

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(1)

The address of these entities is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458. Sabby Management, LLC serves as the investment manager of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over these securities except to the extent of its pecuniary interest therein.

(2)

Represents 2,064,000 shares issuable on conversion of Series D Preferred Stock, 3,405,000 shares issuable on conversion of Series B Preferred Stock and 1,750,000 shares issuable on exercise of Investor Warrants.

(3)

Represents 936,000 shares issuable on conversion of Series D Preferred Stock, 1,496,500 shares issuable on conversion of Series B Preferred Stock and 875,000 shares issuable on exercise of Investor Warrants.

(4)	Includes 1,110,000 shares of common stock underlying warrants granted to Reg Lapham, all of which may be exercised within 60 days of March 7, 2017.

(5)	The address of this person is 1 Sutton Place South #7/8B, New York, NY 10022.

(6)	Represents 3,000,000 shares issuable on conversion of Series B Preferred Stock and 937,500 shares issuable on exercise of Investor Warrants.

(7)	The address of this person is 60 Riverside Blvd, Ph 3901, New York, NY 10069.

(8)

Represents 400,000 shares issuable on conversion of Series D Preferred Stock, 2,000,000 shares issuable on conversion of Series B Preferred Stock and 625,000 shares issuable on exercise of Investor Warrants.

(9)

Based on a Form 3 filed with the SEC on April 3, 2015 and a Schedule 13G/A filed with the SEC on April 20, 2015, consists of (i) 1,485,000 shares of common stock and warrants to purchase 371,250 shares of common stock held by Richard D. Squires and (ii) 15,000 shares of common stock and warrants to purchase 3,750 shares of common stock held by RS Holdings, Inc. Mr. Squires is the President of RS Holdings. The warrants held by Mr. Squires and RS Holdings, Inc. may all be exercised within 60 days of March 7, 2017.

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(10)

Includes (i) 262,000 shares of common stock underlying options granted to Brian S. Murphy, all of which may be exercised within 60 days of March 7, 2017, and (ii) 375,000 shares of restricted stock subject to three year cliff vesting from October 20, 2015.

(11)

Includes (i) 100,000 shares of common stock underlying options granted to Elizabeth M. Berecz, all of which may be exercised within 60 days of March 7, 2017, and (ii) 350,000 shares of restricted stock subject to three year cliff vesting from October 20, 2015.

(12)

Includes (i) 8,000 shares of common stock underlying options granted to Gerald W. McLaughlin, all of which may be exercised within 60 days of March 7, 2017 and (ii) 2,000 shares of common stock underlying warrants issued to Gerald W. McLaughlin, all of which may be exercised within 60 days of March 7, 2017.

(13)	Includes 16,000 shares of common stock underlying options granted to Thomas A. George, all of which may be exercised within 60 days of March 7, 2017.

(14)

Includes (i) 50,000 shares of common stock underlying options granted to Cosmas N. Lykos, all of which may be exercised within 60 days of March 7, 2017, (ii) 1,110,000 shares of common stock underlying warrants issued to Cosmas N. Lykos, all of which may be exercised within 60 days of March 7, 2017, and (iii) 325,000 shares of restricted stock subject to three year cliff vesting from October 20, 2015.

(15)

Includes (i) 8,000 shares of common stock underlying options granted to Douglas S. Ingram, all of which may be exercised within 60 days of March 7, 2017 and (ii) 20,000 shares of common stock underlying warrants issued to Douglas S. Ingram, all of which may be exercised within 60 days of March 7, 2017.

Changes in Control. Our management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND CORPORATE GOVERNANCE

Transactions with Related Persons

Except as specified below, there have been no other transactions with related persons since the beginning of our last fiscal year or the preceding two fiscal years, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of Nemus’ total assets at year-end for fiscal years 2016, 2015 or 2014, and in which any related person had or will have a direct or indirect material interest.

We paid $20,000 in consulting fees in 2014 to K2C, which is wholly owned by Mr. Lykos, the Chairman of our Board of Directors, in respect of services performed by Mr. Lykos. In June 2014, our subsidiary entered into an independent contractor agreement with K2C, pursuant to which we pay K2C a monthly fee for services performed by Mr. Lykos for our company. The agreement expired on June 1, 2016 and was automatically renewed for one-year pursuant to the terms of the agreement. The monthly fee under the agreement is $10,000. In 2015 and 2016, we paid K2C $120,000 and $90,000, respectively. Under the agreement, Mr. Lykos is also eligible to participate in our health, death and disability insurance plans.

Our subsidiary, Nemus Sub, was a party to an independent contractor agreement with an entity owned by Reg Lapham, our former officer and director, which provided services to our subsidiary. The total compensation paid to that entity for the year ended December 31, 2015 was $0, for the year ended December 31, 2014 was $348,000, for the year ended December 31, 2013 was $120,000, and the period from inception (July 17, 2012) to December 31, 2012 was $60,000. This independent contractor’s agreement was terminated as of November 7, 2014.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders. However, all of the transactions described above were approved and ratified by our Board of Directors. In connection with the approval of the transactions described above, our Board of Directors, took into account several factors, including their fiduciary duties to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Board of Directors will continue to approve any related party transaction based on the criteria set forth above.

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Conflicts Related to Other Business Activities

The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other activities of those persons may occur from time to time.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Director Independence. We have determined that Douglas S. Ingram, Gerald W. McLaughlin and Thomas A. George are independent members of our Board of Directors as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules.

Code of Ethics

On October 31, 2014, we adopted a formal code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our code of ethics is available on our website at www.nemusbioscience.com. We intend to disclose any future amendments to provisions of our code of ethics, or waivers of provisions required to be disclosed under the rules of the SEC, on a current report on Form 8-K or at the same location on our website identified in the preceding sentence. Any amendment or waiver disclosed on our website will remain available on our website for at least 12 months after the initial disclosure.

Insider Trading Policy

On October 31, 2014, our Board of Directors adopted an Insider Trading Policy applicable to all directors and officers. Insider trading generally refers to the buying or selling of a security in breach of a fiduciary duty or other relationship of trust and confidence while in possession of material, non-public information about the security. Insider trading violations may also include 'tipping' such information, securities trading by the person 'tipped,' and securities trading by those who misappropriate such information. The scope of insider trading violations can be wide reaching. As such, our Board of Directors has adopted an Insider Trading Policy that outlines the definitions of insider trading, the penalties and sanctions determined, and what constitutes material, non-public information. Illegal insider trading is against our policy as such trading can cause significant harm to the reputation for integrity and ethical conduct of our company. Individuals who fail to comply with the requirements of the policy are subject to disciplinary action, at our sole discretion, including dismissal for cause. All members of our Board of Directors and all executive officers are required to ratify the terms of this policy on an annual basis. Our Insider Trading Policy is available on our website at www.nemusbioscience.com.

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EXPERTS

Mayer Hoffman McCann P.C., our independent registered public accounting firm, has audited our consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of operations and stockholders’ deficit and cash flows for the years ended December 31, 2016 and 2015, as set forth in their report, which report expresses an unqualified opinion and includes an explanatory paragraph relating to our ability to continue as a going concern. Such financial statements have been included in this prospectus and in this registration statement in reliance on the report of Mayer Hoffman McCann P.C. given on their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Janus Capital Law Group, PC, Irvine, California.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

79

NEMUS BIOSCIENCE, INC.

25,585,663 SHARES OF COMMON STOCK

PROSPECTUS

Nemus Bioscience, Inc.

600 Anton Blvd., Suite 1100,

Costa Mesa, California 92626

Tel: (949) 396-0330

_______________, 2017

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the common stock, other than underwriting discounts and commissions. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$-
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$50,000
Miscellaneous Expenses:	$10,000
Total	$70,000

None of the expenses of the offering will be paid by the selling shareholders.

Item 14. Indemnification of Directors and Officers.

Nevada Revised Statutes 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. However, Section 4 of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law; or

•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Section 5 of our Articles of Incorporation and Section 5 of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of the Nevada Revised Statutes.

II-1

We have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We also maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

In June 2014, we issued warrants to investors to purchase up to 450,000 shares of common stock with an exercise price of $1.00 per share that expire in June 2020. The warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act.

In August 2014, we issued warrants to investors to purchase up to 550,000 shares of common stock with an exercise price of $1.00 per share that expire in August 2020. The warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act.

On October 31, 2014 in connection with the closing of the Merger, we issued 12,880,000 shares of our common stock to forty three former stockholders of Nemus Sub in exchange for all of the outstanding shares of Nemus Sub’ capital stock. We also assumed warrants to purchase 4,000,000 shares of common stock in connection with the Merger.

The issuance and sale of such securities was not registered under the Securities Act, and such securities were issued in reliance upon an exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. In determining that the issuance of such securities qualified for an exemption under Section 4(2) of the Securities Act, we relied on the following facts: the securities were issued to recipients that each represented that it was an “accredited investor” as defined in Rule 501 promulgated under the Securities Act, it was acquiring the securities for investment purposes and without a view toward disposition thereof, and it had sufficient investment experience to evaluate the risks of the investment; we used no advertising or general solicitation in connection with the issuance and sale of the securities; and the securities were issued as restricted securities.

On January 7, 2015, we sold 241,663 shares of our common stock to seven investors in exchange for aggregate proceeds of $724,989, or $3.00 per share. The shares of common stock were issued in a transaction which the Company believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated pursuant to the Securities Act by the SEC. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

II-2

On April 1, 2015, we sold 110,000 shares of Series A Preferred Stock and warrants to purchase 22,000 shares of the Company’s common stock at an exercise price of $5.00 per share for a term of five years to three investors in exchange for aggregate proceeds of $275,000, or $2.50 per share. The shares of Series A Preferred Stock and warrants were issued in a transaction which the Company believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated pursuant to the Securities Act by the SEC. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On April 7, 2015, we sold 140,000 shares of Series A Preferred Stock and warrants to purchase 28,000 shares of the Company’s common stock to five investors at an exercise price of $5.00 per share for a term of five years to two investors in exchange for aggregate proceeds of $350,000, or $2.50 per share. The shares of Series A Preferred Stock and warrants were issued in a transaction which the Company believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated pursuant to the Securities Act by the SEC. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On April 24, 2015, we issued to one of our investors in exchange for advisory services warrants that vest immediately to purchase 100,000 shares of common stock with an exercise price of $5.00 per share with a term of ten years. We estimated the warrant value to be $326,000. The warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act.

On April 28, 2015, we issued to a former service provider in exchange for payment of our outstanding invoice warrants that vest immediately to purchase 6,000 shares of common stock with an exercise price of $2.50 per share. We estimated the warrant value to be $10,000 which represented the value of the trade debt extinguished. The warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act.

On April 28, 2015, we issued to a former service provider in exchange for financial advisory and public relations consulting services warrants to purchase 90,000 shares of common stock with an exercise price of $2.50 per share with a term of five years. We estimated the warrant value to be $67,950 utilizing the Black Scholes option pricing model. The warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act.

On May 29, 2015, we sold 150,000 shares of Series A Preferred Stock and warrants to purchase 30,000 shares of the Company’s common stock at an exercise price of $5.00 per share for a term of five years to five investors in exchange for aggregate proceeds of $375,000, or $2.50 per share. The shares of Series A Preferred Stock and warrants were issued in a transaction which the Company believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated pursuant to the Securities Act by the SEC. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

II-3

On June 8, 2015, we issued to a service provider in exchange for consulting services warrants that vest immediately to purchase 10,000 shares of common stock with an exercise price of $5.00 per share with a term of five years. We estimated the warrant value to be $14,700 utilizing the Black Scholes option pricing model. The warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is afforded by Regulation S.

On July 3, 2015, we sold 180,000 shares of Series A Preferred Stock and warrants to purchase 36,000 shares of the Company’s common stock at an exercise price of $5.00 per share for a term of five years to four investors in exchange for aggregate proceeds of $450,000, or $2.50 per share. The shares of Series A Preferred Stock and warrants were issued in a transaction which the Company believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated pursuant to the Securities Act by the SEC. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On August 20, 2015, we sold 5,000 shares of Series B Preferred Stock and warrants to purchase 6,250,000 shares of the Company’s common stock at an exercise price of $1.15 per share for a term of five years to certain accredited investors at an aggregate purchase price of $5,000,000), or $1,000 for each preferred share and related warrants. The shares of Series B Preferred Stock and warrants were issued in a transaction which the Company believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated pursuant to the Securities Act by the SEC. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Upon the closing of the private placement of the Series D Preferred Stock, the exercise price of the warrants was reset to $0.25 per share.

On August 25, 2015, we issued to the placement agent warrants to purchase up to 187,500 shares of common stock with an exercise price of $1.15 per share that expire in August 2020. The warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act. Upon the closing of the private placement of the Series D Preferred Stock, the exercise price of the warrants was reset to $0.25 per share.

On October 20, 2015, we issued an aggregate of 1,200,000 shares of common stock to our officers and directors in exchange for their respective services to the Company. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act.

On November 30, 2015, we issued to a service provider warrants to purchase 120,000 shares of common stock in exchange for financial advisory and public relations consulting services. Fifty percent (50%) of the warrants vest immediately and the remainder in six months. We estimated the warrant value of the vested portion to be $23,400 utilizing the Black Scholes option pricing model. The warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act.

On October 26, 2016, we sold 500 shares of Series C Preferred Stock to two investors at a purchase price of $500,000, or $1,000 for each preferred share. The shares of Series C Preferred Stock were issued in a transaction which the Company believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) the Securities Act and Rule 506 of Regulation D promulgated pursuant to the Securities Act by the SEC. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

II-4

On November 1, 2016, we issued to a service provider warrants to purchase 40,000 shares of common stock with an exercise price of $1.15 per share that expire in November 2021 in exchange for financial advisory services. The warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act.

On November 9, 2016, we issued to a placement agent warrants to purchase up to 125,000 shares of common stock with an exercise price of $0.40 per that expire in November 2021. The warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act.

On January 3 and January 9, 2017, we sold 500 and 700 shares of Series D Preferred Stock, respectively, to certain accredited investors for gross proceeds to us of $1,200,000, or $1,000 for each preferred share. The shares of Series D Preferred Stock were issued in a transaction which the Company believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated pursuant to the Securities Act by the SEC. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On January 10, 2017, we issued to a placement agent a warrant to purchase up to 480,000 shares of common stock with an exercise price of $0.25 per share that expires in January 9, 2022. The warrant was issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act.

On February 8, 2017, we issued to a service provider a warrant to purchase up to 125,000 shares of common stock with an exercise price of $0.41 per share that expires in February 2022 in exchange for financial advisory services. The warrant was issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Section 4(2) of the Securities Act.

II-5

Item 16. Exhibits

(a) The exhibits listed in the following Exhibit Index are filed as part of this registration statement.

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of Registrant (1)
3.2	Amendment to the Articles of Incorporation of the Registrant (1)
3.3	Bylaws of Registrant (1)
3.4	Certificate of Change of Registrant(2)
3.5	Articles of Merger of Registrant and Nemus Bioscience, Inc.(3)
3.6	Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock filed with the Secretary of State of Nevada on April 1, 2015(4)
3.7	Certificate of Correction filed with the Secretary of State of Nevada on April 7, 2015(4)
3.8	Certificate of Designation of the Relative Rights and Preferences of the Series B Preferred Stock filed with the Secretary of State of Nevada on August 19, 2015(5)
3.9	Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock filed with the Secretary of State of Nevada on October 26, 2016(15)
3.10	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock filed with the Secretary of State of Nevada on December 29, 2016(17)
4.1	Form of Warrants issued by Nemus to certain security holders to purchase an aggregate of 3,000,000 shares of commons stock(3)
4.2	Form of Warrants issued by Nemus to certain security holders to purchase an aggregate of 1,000,000 shares of commons stock(3)
4.3	Form of Common Stock Purchase Warrant to certain security holders to purchase shares of common stock (4)
4.4	Form of Warrant dated April 25, 2015 issued by Nemus Bioscience, Inc. to holder to purchase 100,000 shares of common stock (6)
4.5	Form of Warrant dated April 29, 2015 issued by Nemus Bioscience, Inc. to holder to purchase 90,000 shares of common stock (6)
4.6	Form of Warrant dated April 26, 2015 issued by Nemus Bioscience, Inc. to holder to purchase 6,000 shares of common stock (6)
4.7	Form of Warrant dated June 8, 2015 issued by Nemus Bioscience, Inc. to holder to purchase 10,000 shares of common stock (7)
4.8	Form of Warrant to certain security holders to purchase shares of common stock (5)
4.9	Registration Rights Agreement, dated January 7, 2015, by and between Nemus Bioscience, Inc. and certain investors (8)
5.1	Opinion re: Legality*
10.1	Nemus Bioscience, Inc. 2014 Omnibus Incentive Plan(3) †
10.2	Form of Stock Option Agreement under 2014 Omnibus Incentive Plan(3) †
10.3	Memorandum of Understanding, dated July 31, 2013, between Nemus and University of Mississippi, National Center for Natural Products Research(3)
10.9	License Agreement, dated September 29, 2014, between Nemus and the University of Mississippi, School of Pharmacy(3)***
10.10	License Agreement, dated September 29, 2014, between Nemus and the University of Mississippi, School of Pharmacy(3)***
10.11	License Agreement, dated September 29, 2014, between Nemus and the University of Mississippi, School of Pharmacy(3)***
10.12	Lease Agreement dated September 1, 2014 between University of Mississippi Research Foundation, Inc. and Nemus(3)

II-6

10.13	Center Tower Lease dated October 13, 2014, by and between Nemus and Center Tower Associates LLC. (3)
10.17	Common Stock Purchase Agreement, dated January 7, 2015, by and between Nemus Bioscience, Inc. and certain investors (8)
10.19	Form of Indemnification Agreement (9) †
10.20	Nemus Bioscience, Inc. Officer Change in Control Severance Plan(10) †
10.21	Form of Registration Rights Agreement between Nemus Bioscience, Inc. and certain investors(5)
10.22	Form of Restricted Stock Award Agreement under 2014 Omnibus Incentive Plan (11)
10.23	License Agreement, dated December 14, 2015, between Nemus and the University of Mississippi, School of Pharmacy (12)***
10.24	License Agreement, dated December 14, 2015, between Nemus and the University of Mississippi, School of Pharmacy (12)***
10.25	Letter Agreement with Albany Molecular Research Inc. dated February 5, 2016 (13)***
10.26	Form of Securities Purchase Agreement between Nemus Bioscience, Inc. and certain investors(14)
10.27	Form of Registration Rights Agreement between Nemus Bioscience, Inc. and certain investors(14)
10.28	Form of Lock-up Agreement between Nemus Bioscience, Inc. and certain shareholders (15)
10.29	Form of Securities Purchase Agreement between Nemus Bioscience, Inc. and certain investors(16)
10.30	Form of Registration Rights Agreement between Nemus Bioscience, Inc. and certain investors(16)
10.31	Form of Lock-up Agreement between Nemus Bioscience, Inc. and certain shareholders (17)
10.32	License Agreement, dated January 10, 2017, between Nemus and the University of Mississippi, School of Pharmacy (18) ***
21.1	Subsidiaries of the Registrant(3)
23.1	Consent of Mayer Hoffman McCann P.C.*
23.2	Consent of Janus Capital Law Group, PC**

____________

(1)	Included as exhibit to our Registration Statement on Form S-1 filed on January 30, 2013
(2)	Included as exhibit to our Current Report on Form 8-K filed on October 30, 2014.
(3)	Included as exhibit to our Current Report on Form 8-K filed on November 3, 2014.
(4)	Included as exhibit to our Current Report on Form 8-K filed April 7, 2015.
(5)	Included as exhibit to our Current Report on Form 8-K filed August 20, 2015.
(6)	Included as exhibit to our Quarterly Report on Form 10-Q filed May 13, 2015
(7)	Included as exhibit to our Quarterly Report on Form 10-Q filed August 14, 2015
(8)	Included as exhibit to our Current Report on Form 8-K filed on January 9, 2015.
(9)	Included as exhibit to our Current Report on Form 8-K filed on January 12, 2015.
(10)	Included as exhibit to our Current Report on Form 8-K filed on February 27, 2015.
(11)	Included as exhibit to our Current Report on Form 8-K filed on October 22, 2015.
(12)	Included as exhibit to our Current Report on Form 8-K filed on December 18, 2015.
(13)	Included as exhibit to our Annual Report on Form 10-K filed on March 21, 2016.
(14)	Included as exhibit to our Current Report on Form 8-K filed on October 26, 2016.
(15)	Included as exhibit to our Current Report on Form 8-K filed on October 27, 2016.
(16)	Included as exhibit to our Current Report on Form 8-K filed on December 29, 2016.
(17)	Included as exhibit to our Current Report on Form 8-K filed on January 10, 2017.
(18)	Included as exhibit to our Current Report on Form 8-K/A filed on January 20, 2017.

*	Filed Herewith
**	Included in Exhibit 5.1
***	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.
†	Management contract or compensatory plan or arrangement.

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Item 17. Undertakings

A.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by section 10(a)(3) of the Securities Act;

ii.

Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	Include any material or changed information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant;

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

(1)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

(2)

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Costa Mesa, State of California on March 13, 2017.

Nemus Bioscience, Inc. a Nevada corporation

March 13, 2017	By:	/s/ Dr. Brian S. Murphy
	Its:	Dr. Brian S. Murphy
Chief Executive Officer, Chief Medical Officer, Director
(Principal Executive Officer)

March 13, 2017	By:	/s/ Elizabeth M. Berecz
	Its:	Elizabeth M. Berecz
Chief Financial Officer, Secretary
(Principal Financial and Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Brian S. Murphy and Elizabeth M. Berecz, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Dr. Brian S. Murphy	March 13, 2017
Dr. Brian S. Murphy
Its:	Chief Executive Officer, Chief Medical Officer, Director
(Principal Executive Officer)

By:	/s/ Cosmos N. Lykos	March 13, 2017
Cosmas N. Lykos
Its:	Chairman of the Board, Director

By:	/s/ Gerald W. McLaughlin	March 13, 2017
Gerald W. McLaughlin
Its	Director

By:	/s/ Thomas A. George	March 13, 2017
Thomas A. George
Its:	Director

By:		March 13, 2017
Douglas S. Ingram
Its:	Vice Chairman, Director

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